 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-252964
PROSPECTUS
Up to 84,211,418 Shares of Common Stock
Up to 13,250,000 Shares of Common Stock Issuable Upon Exercise of Warrants
Up to 3,250,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 13,250,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 warrants (the “Private Placement Warrants”) originally issued in a private placement to the initial stockholders of Novus Capital Corporation (the “Novus Initial Stockholders”) and EarlyBirdCapital, Inc. and certain of its designees (together with the Novus Initial Stockholders, the “Sponsors”) in connection with the initial public offering of Novus Capital Corporation (“Novus”) and (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of Novus. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 84,211,418 shares of Common Stock consisting of (a) up to 37,500,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (“Subscription Agreements”) entered into on September 28, 2020, (b) up to 2,650,000 shares of Common Stock issued in a private placement to the Sponsors in connection with the initial public offering of Novus, (c) up to 3,250,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants, (d) up to 3,242,336 shares of Common Stock issued upon the conversion of certain convertible promissory notes issued by AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., “Legacy AppHarvest”) (the “Legacy AppHarvest Convertible Notes”) and (e) up to 37,569,082 shares of Common Stock pursuant to that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated January 29, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares, and (ii) up to 3,250,000 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders pursuant to this prospectus.
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”
The Common Stock and Public Warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “APPH” and “APPHW,” respectively. On June 8, 2021, the last reported sales price of Common Stock was $20.07 per share and the last reported sales price of our Warrants was $8.62 per Warrant.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware as a public benefit corporation. See “Prospectus Summary — Public Benefit Corporation.”

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 9, 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
To the extent there is a conflict between the information contained in this prospectus, onthe one hand, and the information contained in any document incorporated by referencefiled with the Securities and Exchange Commission before the date of this prospectus,on the other hand, you should rely on the information in this prospectus. If anystatement in a document incorporated by reference is inconsistent with a statement inanother document incorporated by reference having a later date, the statement in thedocument having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”
On January 29, 2021, AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., "Legacy AppHarvest"), a Delaware public benefit corporation, Novus and Merger Sub (as such terms are defined below) consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below), following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus. On the Closing Date (as defined below), Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “AppHarvest,” “we,” “us,” “our” and similar terms refer to AppHarvest, Inc. (f/k/a Novus Capital Corporation) and its consolidated subsidiaries (including Legacy AppHarvest). References to “Novus” refer to the predecessor company prior to the consummation of the Business Combination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:
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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

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costs related to the Business Combination;

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changes in applicable laws or regulations;

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our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

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changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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our ability to successfully construct controlled environment agriculture facilities, which may be subject to unexpected costs and delays;

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the implementation, market acceptance and success of our business model;

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our ability to scale in a cost-effective manner;

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developments and projections relating to our competitors and industry;

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the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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our ability to maintain our status as a Certified B Corporation;

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expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”);

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our future capital requirements and sources and uses of cash;

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our ability to obtain funding for our future operations;

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our business, expansion plans and opportunities;

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the outcome of any legal proceedings against us;

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the outcome of any known and unknown litigation and regulatory proceedings; and

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other risks and uncertainties set forth in this prospectus in the section titled “Risk Factors” beginning on page 6.

The foregoing list of risks is not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of September 28, 2020, by and among Novus, Legacy AppHarvest and Merger Sub.
“Closing Date” means January 29, 2021, the date on which the closing of the Business Combination occurred.
“EarlyBirdCapital” means EarlyBirdCapital, Inc., representative of the underwriters of the Novus IPO.
“EBC Shares” means the 150,000 shares of Novus common stock initially purchased by EarlyBirdCapital and certain of its designees in a private placement in connection with the Novus IPO.
“Initial Stockholder Shares” means the 2,500,000 shares of Novus common stock initially purchased by the Novus Initial Stockholders in a private placement in connection with the Novus IPO.
“Legacy AppHarvest Convertible Notes” means those certain convertible notes issued by Legacy AppHarvest after the date of the Business Combination Agreement with an aggregate principal balance of $30.0 million, which were assumed by Novus immediately prior to the Effective Time.
“Merger Sub” means ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus.
“Novus” means Novus Capital Corporation, a Delaware corporation.
“Novus Initial Stockholders” means the initial stockholders of Novus, including Novus’s officers and Novus’s directors, listed on Schedule C of the Business Combination Agreement.
“Novus IPO” means Novus’s initial public offering of units, consummated on May 19, 2020.
“PIPE” means that certain private placement in the aggregate amount of $375.0 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Novus, in which the subscribers purchased 37,500,000 shares of Common Stock at a purchase price of $10.00 per share.
“PIPE Shares” means an aggregate of 37,500,000 shares of Common Stock issued to the subscribers in the PIPE.
“Private Placement Warrants” means the 3,250,000 warrants to purchase shares of Common Stock purchased in a private placement in connection with the Novus IPO.
“Public Warrants” means the 10,000,000 warrants included as a component of the Novus units sold in the Novus IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.
“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated January 29, 2021, between and among Novus and certain securityholders who are parties thereto.
“Sponsors” means the Novus Initial Stockholders and EarlyBirdCapital.
“Sponsor Shares” means the Initial Stockholder Shares and the EBC Shares.
“Warrants” means the Private Placement Warrants and the Public Warrants.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Overview
AppHarvest is a sustainable food company creating a resilient and scalable ecosystem of applied technology greenhouses to serve the rapidly growing consumer demand for fresh, chemical-free, non-GMO fruits, vegetables and related products. Our operating greenhouse is, and we expect our in-development portfolio of greenhouses will be, among the largest and most advanced agricultural facilities in the world. We are combining conventional agricultural techniques with the latest in controlled environment agriculture (“CEA”) technology to grow high-quality fruits and vegetables throughout the year. We are also committed to advancing the interests of the communities where we operate by providing compelling long-term career opportunities to the local workforce, partnering with educational institutions, such as the University of Kentucky, local high schools, and technical schools, to create programs that mutually benefit students, researchers and our own operations and to lay the foundation for Appalachia to become the AgTech capital of North America.
We are a development stage company. We began recognizing revenue in connection with our first harvest during the three months ended March 31, 2021 and generated no revenue prior to such period. We have incurred net losses of $17.4 million and $2.7 million for the years ended December 31, 2020 and 2019, respectively, and an accumulated deficit of $49.6 million at March 31, 2021.
Public Benefit Corporation
Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives.
As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage our company, are empowering individuals in Appalachia, driving positive environmental change in the agriculture industry, and improving the lives of our employees and the community at large. Being a public benefit corporation underscores our commitment to our purpose and our stakeholders, including farmers and suppliers, consumers and customers, communities and the environment and stockholders.
Certified B Corporation
While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, in December 2019, we were designated as a Certified B Corporation.
Background
We were originally known as Novus Capital Corporation. On January 29, 2021, Novus consummated the Business Combination with Legacy AppHarvest pursuant to the Business Combination Agreement (the “Merger”). In connection with the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc. Legacy AppHarvest was deemed to be the accounting acquirer in the Merger. While Novus was the legal acquirer in the Merger, because

Legacy AppHarvest was deemed the accounting acquirer, the historical consolidated financial statements of Legacy AppHarvest became the historical consolidated financial statements of the combined company, upon the consummation of the Merger.
Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy AppHarvest preferred stock (“Legacy AppHarvest Preferred Stock”) that was then issued and outstanding was automatically converted into a share of common stock of Legacy AppHarvest, par value $0.0001 per share (“Legacy AppHarvest Common Stock”), such that each converted share of Legacy AppHarvest Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy AppHarvest Preferred Stock thereafter ceased to have any rights with respect to such shares of Legacy AppHarvest Preferred Stock.
Also immediately prior to the Effective Time, Novus assumed the Legacy AppHarvest Convertible Notes.
At the Effective Time, each share of Legacy AppHarvest Common Stock was converted into and exchanged for 2.1504 shares (the “Exchange Ratio”) of Common Stock. No fractional shares of Common Stock were issued upon the exchange of Legacy AppHarvest Common Stock. Any fractional shares were rounded down to the nearest whole share of Common Stock. No cash settlements were made with respect to fractional shares eliminated by such rounding.
At the Effective Time, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Notes were converted into an aggregate of 3,242,336 shares of Common Stock in accordance with the terms of such Legacy AppHarvest Convertible Notes, and such converted Legacy AppHarvest Convertible Note was no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy AppHarvest Convertible Notes were released.
At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock.
Each option to purchase Legacy AppHarvest Common Stock that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy AppHarvest Common Stock subject to such Legacy AppHarvest option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy AppHarvest option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy AppHarvest option immediately prior to the Effective Time.
Each restricted stock unit (“RSU”) awarded by Legacy AppHarvest that was outstanding immediately prior to the Effective Time was converted into an award of RSUs to acquire a number of shares of Common Stock (each, a “Converted RSU Award”) equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Legacy AppHarvest Common Stock subject to the Legacy AppHarvest RSU award immediately prior to the Effective Time and (2) the Exchange Ratio; provided, that, except as specifically provided above, following the Effective Time, each Converted RSU Award will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the corresponding former Legacy AppHarvest RSU award immediately prior to the Effective Time.
On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from AppHarvest, Inc. an aggregate of 37,500,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $375.0 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of September 28, 2020. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “APPH” and “APPHW,” respectively.
The rights of holders of the Common Stock and Warrants are governed by our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (“DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated May 19, 2020 (the “Warrant Agreement”), between Novus and the Continental Stock Transfer & Trust Company, as the warrant agent (the “Warrant Agent”). See the sections titled “Description of Our Securities” and “Certain Relationships and Related Party Transactions.”
Implications of Being an Emerging Growth Company
We are an emerging growth company, as defined in the JOBS Act, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Novus IPO, which occurred on May 19, 2020, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the end of our second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
Corporate Information
Our principal executive offices are located at 500 Appalachian Way, Morehead, Kentucky and our telephone number is (606) 653-6100. Our corporate website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“AppHarvest” and our other registered and common law trade names, trademarks and service marks are property of AppHarvest, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Offering
Issuance of Common Stock
Shares of Common Stock offered by
us
13,250,000 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Private Placement Warrants, consisting of (i) 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 Private Placement Warrants and (ii) 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 Public Warrants.
Shares of Common Stock outstanding prior to exercise of all Warrants
97,924,743 shares (as of January 29, 2021).
Shares of Common Stock outstanding assuming exercise of all Warrants
111,174,743 shares (based on total shares outstanding as of January 29, 2021).
Exercise price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of proceeds
We will receive up to an aggregate of approximately $152.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”
Resale of Common Stock and Warrants
Shares of Common Stock offered by the selling securityholders
We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of 84,211,418 shares of Common Stock, consisting of:
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up to 37,500,000 PIPE Shares;

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up to 2,650,000 Sponsor Shares;

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up to 3,250,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants;

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up to 3,242,336 shares of Common Stock issued upon the conversion of the Legacy AppHarvest Convertible Notes; and

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up to 37,569,082 shares of Common Stock pursuant to the Registration Rights Agreement.

Warrants offered by the selling securityholders
Up to 3,250,000 of Private Placement Warrants.
Redemption
The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Our Securities —  Warrants.”
Lock-Up Agreements
Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions — Lock-Up Agreements.”

Terms of the offering
The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.
Use of proceeds
We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 6.
Nasdaq ticker symbols
“APPH” and “APPHW”
For additional information concerning the offering, see “Plan of Distribution” beginning on page 118.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Summary of Risks:
Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. These risks include, among others, the following:
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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future. Our business could be adversely affected if we fail to effectively manage our future growth.

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We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our operations and future growth.

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We face risks inherent in the greenhouse agriculture business, including the risks of diseases and pests.

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We currently rely on a single facility for all of our operations.

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Any damage to or problems with our controlled environment agriculture (“CEA”) facilities, or delays in construction, could severely impact our operations and financial condition.

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Mastronardi Produce Limited (“Mastronardi”) is currently our sole, exclusive marketing and distribution partner. We are highly dependent on this relationship, and impairment to or termination of this relationship could adversely affect our results of operations and financial condition.

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We could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand our product offerings or gain market acceptance of our products could have a negative effect on our business.

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We have agreed not to compete with Mastronardi outside of Kentucky and West Virginia, which may limit our business opportunities.

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We build CEA facilities which may be subject to unexpected costs and delays due to reliance on third parties for construction, material delivery, supply-chains and fluctuating material prices.

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We may not be able to compete successfully in the highly competitive natural food market.

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We have not completed our first growing season at full operating capacity, which makes it difficult to forecast future results of operations.

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Demand for tomatoes and other vine produce is subject to seasonal fluctuations and may adversely impact our results of operations in certain quarters.

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Food safety and foodborne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls, or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

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As a public benefit corporation, our duty to balance a variety of interests may result in actions that do not maximize stockholder value.

Risks Related to Our Business and Industry
We are an early stage company with a history of losses, and expect to incur significant expenses and continuing losses for the foreseeable future. Our business could be adversely affected if we fail to effectively manage our future growth.
We incurred net losses of $28.5 million and $0.8 million for the three months ended March 31, 2021 and 2020, respectively. Our net losses were $17.4 million and $2.7 million for the years ended December 31, 2020 and 2019, respectively. We believe we will continue to incur net losses for the foreseeable future as we continue our first growing season and commercial sales of our products. Even once we complete our first growing season at full capacity, there is no guarantee when, if ever, we will become profitable. We expect to expend substantial resources as we:
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complete the buildout of facilities for which building has commenced and begin construction on additional facilities;

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continue harvesting existing crops and plants and harvest new crops in our existing and future facilities;

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fulfill our obligations under our marketing and distribution agreement with Mastronardi;

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identify and invest in future growth opportunities, including the purchase or lease of new or expanded facilities and the development of new product lines;

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invest in sales and marketing efforts to increase brand awareness, engage customers and drive sales of our products;

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invest in product innovation and development; and

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incur additional general administration expenses, including increased finance, legal and accounting expenses, associated with being a public company and growing operations.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan and vision, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition and results of operations.
We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our operations and future growth.
The high-tech greenhouse agriculture business is extremely capital-intensive and we expect to expend significant resources to complete the buildout of our facilities under construction, continue harvesting existing crops and plant and harvest new crops in our existing and future CEA facilities. These expenditures are expected to include working capital, costs of acquiring and building out new facilities, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, and the cost of attracting and retaining a skilled local labor force. In addition, other anticipated costs may arise due to the unique nature of these CEA facilities and the completion of our first growing season at full capacity. We currently import many of the supplies and materials for greenhouse operations from abroad, including the construction materials for our CEA facilities and seeds for plants. Accordingly, we are subject to risk of fluctuation in exchange rates, which could cause unexpected increases in our costs and harm our financial position.
We expect that our existing cash and credit available under our loan agreements will be sufficient to fund our planned operating expenses, capital expenditure requirements and any debt service payments through at least the next 12 months. However, our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than Common Stock, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans. There can be no assurance that financing will be available to us on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans.
We face risks inherent in the greenhouse agriculture business, including the risks of diseases and pests.
We are focused on building large-scale CEA facilities in Central Appalachia with the goal of providing quality domestic supply of fresh fruits and vegetables to nearly 70% of the U.S. population. We primarily grow two varieties of tomatoes at the Morehead facility — tomatoes on the vine and beefsteak tomatoes — and expect to expand to other tomato varieties and other fruits and vegetables such as berries, peppers, cucumbers and leafy greens in the future at other facilities. As such, we are subject to the risks inherent in an agricultural business, such as insects, plant and seed diseases and similar agricultural risks, which may include crop losses, for which we are not insured. Although our produce is grown in climate-controlled greenhouses, there can be no assurance that natural elements will not have an effect on the production of these products. In particular, plant diseases, such as root rot or tomato brown rugose fruit virus, or pest infestations, such as whiteflies, can destroy all or a significant portion of our produce and could eliminate or significantly reduce production at the greenhouse until we are able to disinfect the greenhouse and grow replacement tomatoes or other vegetables and fruits..
Although we have taken and continue to take precautions to guard against crop diseases and pests, these efforts may not be sufficient. In addition, diseases and pests can make their way into greenhouses from outside sources over which we have limited or no control. Diseases and pests can be inadvertently brought in by employees, from seeds and propagation vendors and from the trucks that transport supplies to the greenhouse. Once a disease or pest is introduced, we will need to quickly identify the problem and take remedial action in order to preserve the growing season. Failure to identify and remediate any diseases or pests in a timely manner could cause the loss of all or a portion of our crop and result in substantial time and resources to resume operations. Crop losses as a result of these agricultural risks could negatively impact our business, prospects, financial condition, results of operations and cash flows.
We currently rely on a single facility for all of our operations.
Our first CEA facility is approximately 2.8 million square foot CEA facility in Morehead, Kentucky, which partially opened in October 2020 and became fully operational in March 2021. For the immediate future, we will rely solely on the operations at the Morehead facility. Adverse changes or developments affecting the Morehead facility could impair our ability to produce our products and our business, prospects, financial condition and results of operations. Any shutdown or period of reduced production at the Morehead facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond our control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as COVID-19), equipment failure or delay in supply delivery, would significantly disrupt our ability to grow and deliver our produce in a timely manner, meet our contractual obligations and operate our business. Our greenhouse equipment is costly to replace or repair, and our equipment supply chains may be disrupted in connection with pandemics, such as COVID-19, trade wars or other factors. If any material amount of our machinery were damaged, we would be unable to predict when, if at all, we could replace or repair such machinery or find co-manufacturers with suitable alterative machinery, which could adversely affect our business, financial condition and operating results. Any insurance coverage we have may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.
Any damage to or problems with our CEA facilities, or delays in construction, could severely impact our operations and financial condition.
Any damage to or problems with the Morehead facility or any other CEA facilities we build or use in the future could have a severe adverse impact on our operations and business. We face risks including, but not limited to:
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Weather.   Our operations may be adversely affected by severe weather including tornados, lightning strikes, wind, snow, hail and rain. A tornado, lightning strike, severe hailstorm or unusually large amount of snow could cause damage or destruction to all or part of our greenhouse. We may be required to expend significant resources and time in mitigating damage to our crops, and such damage may not be covered by insurance. The impact of a severe weather event or natural disaster could result in significant losses and seriously disrupt our entire business.
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Water Supply.   We irrigate our plants with recycled rainwater, collected in a 10-acre on-site retention pond, eliminating the need for city water or well water. The pond is constantly aerated with nanobubble technology, which combats harmful algae blooms and cyanotoxins. Once rainwater is pumped into the facility from the pond, it enters a closed-loop irrigation system. The water is processed through a sand filter and then sanitized with UV light. This destroys any viruses, bacteria and protozoa without the use of chemicals and with no unwanted disinfection by-products. Despite these precautions, there remains risk of contamination to our water supply from outside sources. Any contamination of the water in the retention pond could require significant resources to correct and could result in damage or interruption to our growing season.

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Energy Costs or Interruption.   Although our plants primarily grow using natural sunlight, requiring less energy per plan than indoor warehouse farms, we do supplement the light our plants receive with LED lighting and high-pressure sodium lighting, which makes us vulnerable to rising energy costs. We have diesel generators to maintain energy supply in the case of an outage, but these generators would not be able to power the facility for any prolonged period of time and could result in reduced crop yield. Rising or volatile energy costs may adversely impact our business, and our operations could be significantly affected by a prolonged power outage.

In addition, we may experience unexpected delays in building our CEA facilities for a variety of reasons, including limited labor due to COVID-19 or other factors, unexpected construction problems or severe weather. If we experience significant unexpected delays in construction, we may have to limit or miss out on an entire growing season depending on the timing and extent of the delays, which could harm our business, financial condition and results of operations.
We depend on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact our business, results of operations and financial condition.
Agricultural operations are labor intensive, and the growing season for greenhouses is year-round. In general, each year, we plan to begin planting in September, grow and harvest the produce into June or July and then remove plants and clean the greenhouse in August. These year-round operations depend on the regular availability of labor in Appalachia.
Central Appalachia’s labor force long powered America through its coal mining operations. Over the past decade, the industry’s precipitous decline and replacement by natural gas has left tens of thousands of skilled workers unemployed throughout the region. We have rapidly hired in the region as we prepare to open our CEA facility and benefited from a strong network of employer assistance programs ready to help companies interested in locating in the region to provide jobs for its ready workforce. However, there is competition for skilled agricultural labor in the region, particularly from the cannabis industry, and even if we are able to identify, hire and train our labor force, there is no guarantee that we will be able to retain these employees. Any shortage of labor or lack of regular availability could restrict our ability to operate our greenhouses profitably, or at all.
In addition, efforts by labor unions to organize our employees could divert management attention away from regular day-to-day operations and increase our operating expenses. Labor unions may make attempts to organize our non-unionized employees. We are not aware of any activities relating to union organizations at any of our facilities, but we cannot predict which, if any, groups of employees may seek union representation in the future or the outcome of any collective bargaining. If we are unable to negotiate acceptable collective bargaining agreements, we may have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of our any work stoppage, our operating expenses could increase significantly, which could negatively impact our financial condition, results of operations and cash flows.

Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
Mastronardi is currently our sole, exclusive marketing and distribution partner. We are highly dependent on this relationship, and impairment to or termination of this relationship could adversely affect our results of operations and financial condition.
Mastronardi is our exclusive marketing and distribution partner for all tomatoes, peppers, cucumbers, berries and leafy greens (collectively, the “Products”) pursuant to the Purchase and Marketing Agreement between Legacy AppHarvest and Mastronardi dated as of March 28, 2019, as amended on December 18, 2020 (the “Mastronardi Morehead Agreement”). Under the terms of the Mastronardi Morehead Agreement, we are responsible for growing, producing, packing and delivering all Products to Mastronardi, and Mastronardi is responsible for marketing, branding and distributing the Products to its customers. Mastronardi will sell the Products at market prices that are consistent with the best and highest prices available during the duration of the applicable growing season for like kind United States Department of Agriculture (“USDA”) Grade No. 1 products. Mastronardi will set the market price for the Products and will pay over to us the gross sale price of the Products sold by Mastronardi, less a marketing fee and Mastronardi’s costs incurred in the sale and distribution of the Products, which can fluctuate.
Mastronardi is only obligated to purchase our products that are at or above USDA Grade No. 1 standards and export quality standards within North America and of a quality required by Mastronardi’s customers, in Mastronardi’s sole determination. The Mastronardi Morehead Agreement provides for an inspection period during which Mastronardi will inspect our products to determine whether it meets the required quality standards, and Mastronardi may reject and return any of our products that do not meet these standards. Any significant or unexpected rejection of our products could negatively impact our results of operations, and we may be unable to sell the rejected products to other third parties. Further, because Mastronardi acts as an intermediary between us and the retail grocers or foodservice providers, we do not have short-term or long-term commitments or minimum purchase volumes with them that ensure future sales of our products.
If we expand our growing acreage or operations in Kentucky or West Virginia, Mastronardi has a right of first refusal to be the exclusive distributor of any produce arising as a result of such expansion for the greater of ten years from the date of first commercial production of the additional products or the remainder of the term of the Mastronardi Morehead Agreement. In the event we or our affiliates engage in the business of growing fresh produce in a greenhouse in Kentucky and West Virginia (in each case, a “New Grower Facility”), Mastronardi has the right to deem such New Grower Facility to be under an agreement with Mastronardi on the same material terms and conditions of the Mastronardi Morehead Agreement for a period of ten years. In December 2020, Mastronardi elected to deem our new facilities in Richmond and Berea to be New Grower Facilities.
Due to the exclusive nature of this long-term distribution relationship, we could also be adversely affected if Mastronardi experiences impairment to its brand and reputation or to its financial condition. Mastronardi and we are each entitled to terminate the Mastronardi Morehead Agreement in the case of the other party’s uncured breach of the contract or bankruptcy or insolvency. If the Mastronardi Morehead

Agreement is terminated, we may experience difficulty or delay in finding a suitable replacement distributor in a timely manner or at all, and our business, financial condition and results of operations could be harmed.
We could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand our product offerings or gain market acceptance of our products could have a negative effect on our business.
The market in which we operate is subject to changes in consumer preference, perception and spending habits. Our performance will depend significantly on factors that may affect the level and pattern of consumer spending in the U.S. food industry market in which we operate. Such factors include consumer preference, consumer income, consumer confidence in and perception of the safety and quality of our products and shifts in the perceived value for our products relative to alternatives.
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Consumer Preferences.   We currently produce primarily tomatoes on the vine and beefsteak tomatoes. Although tomatoes are the second most popular fresh market vegetable per capita in the United States, with per capita consumption increasing significantly in the past 40 years, there is no guarantee that tomatoes will continue to garner this popularity, that consumers will prefer the varieties of tomatoes grown by us, or that we will be successful in capturing a sufficient market share. If we are able to expand our product offerings to include other vegetables and fruits, such as cucumbers, peppers, leafy greens, and berries, we will similarly be impacted by consumer preferences for such vegetables and fruits.

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Safety and Quality Concerns.   Media coverage regarding the safety or quality of, or diet or health issues relating to, our products or the processes involved in our manufacturing, may damage consumer confidence in our products. For example, manufacturers and regulatory authorities have issued recalls of tomatoes in the past due to issues such as salmonella contamination. Any widespread safety or quality issues involving tomatoes or other fresh fruits or vegetables — even if not involving us — could adversely affect consumer confidence in and demand for such tomatoes or other fresh produce.

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Consumer Income.   A general decline in the consumption of our products could occur at any time as a result of change in consumer spending habits, including an unwillingness to pay a premium or an inability to purchase our products due to financial hardship or increased price sensitivity, which may be exacerbated by the effects of the COVID-19 pandemic or other events.

The success of our products will depend on a number of factors including our ability to accurately anticipate changes in market demand and consumer preferences, our ability to differentiate the quality of Our products from those of our competitors, and the effectiveness of marketing and advertising campaigns for our products. We may not be successful in identifying trends in consumer preferences and growing or developing products that respond to such trends in a timely manner. We or our partners also may not be able to effectively promote our products by marketing and advertising campaigns and gain market acceptance. If our products fail to gain market acceptance, are restricted by regulatory requirements or have quality problems, we may not be able to fully recover costs and expenses incurred in our operations, and our business, financial condition or results of operations could be materially and adversely affected.
We may be unable to successfully execute on our growth strategy.
Our growth strategy includes the development of new controlled environment agriculture facilities and the expansion of our product line.
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New Controlled Agriculture Facilities.   Our first CEA facility, which spans more than 60 acres, opened its first 30 acres of growing space in Morehead, Kentucky in October 2020, with the remainder becoming operational in March 2021. We have begun construction on our next two facilities in Berea and Richmond, both within Madison County, Kentucky. In October 2020, we announced that we had broken ground at the facility in Richmond. The facilities will include 60 acres of growing space for cucumbers and tomatoes on the vine in Richmond and 15 acres of leafy greens in Berea. Both new facilities are expected to be operational by the end of 2022. We are also planning additional facilities across Kentucky and throughout Central Appalachia, including a 30 acre strawberry facility and a 10 acre leafy green facility that we expect to begin construction on in the second quarter of 2021. We periodically enter into other agreements to purchase, or have an option to purchase, additional properties for potential development. We expect to have 12 operational CEA facilities by the end of 2025.
Identifying, planning, developing, constructing and finishing new CEA facilities in Central Appalachia has required and will continue to require substantial time and resources. Greenhouses, such as the Morehead facility and other facilities, require a large amount of flat land with a maximum cut and fill area, the ability to obtain the appropriate permits and approvals, sufficient utilities and road access and adequate labor availability, among other things. We may be unsuccessful in identifying available sites in Central Appalachia that are conducive to our planned projects, and even if identified, we may ultimately be unable to lease, purchase, build or operate on the land for any number of reasons. Because of the capital-intensive nature of these projects, we will need to prioritize which sites we plan to develop, and there can be no guarantee that we will select or prioritize sites that will ultimately prove to be appropriate for construction. Further, we may spend time and resources developing sites at the expense of other appropriate sites, which may ultimately have been a better selection or more profitable location. On the other hand, if we overestimate market demand and expands into new locations too quickly, we may have significantly underutilized assets and may experience reduced profitability. If we do not accurately align capacity at our greenhouses with demand, our business, financial condition and results of operations could be adversely affected.
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New Product Lines.   We aspire to develop a leading fruit and vegetable brand widely known for its sustainable practices. We plan to leverage our strong mission to build an iconic brand recognized and revered by a loyal customer base that values a sustainable homegrown food supplier. We also consider the development of value-added products to be key to our long-term growth strategy with value-added defined as being beyond the traditional fresh vegetable offerings of tomatoes on the vine, beefsteak tomatoes, and other produce, and which could include items such as tomato paste, salsa, beverages, tomato sauces and ketchup. We also plan to evaluate opportunities to develop lines of co-branded fresh food and snacking products.

We may not be successful in our efforts to expand into value-added and co-branded products, or may invest in product opportunities that are not ultimately successful or profitable. We have no experience in developing or manufacturing value-added products and may not be able to develop or hire the expertise needed to expand into this field in an efficient and profitable manner. By developing co-branded products, we also face risks around aligning our brand with that of a third party over which we may have limited or no control.
We may not be able to implement our growth strategy successfully. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.
We have agreed not to compete with Mastronardi outside of Kentucky and West Virginia, which may limit our business opportunities.
We have agreed not to compete with Mastronardi outside of Kentucky and West Virginia, which includes the businesses of growing, harvesting, packaging, distributing or selling fresh produce, subject to certain exceptions for fresh produce that is grown in Kentucky or West Virginia. Although we are currently focused on building greenhouses in Central Appalachia, if we desired in the future to build or operate facilities outside of Kentucky or West Virginia that were competitive with Mastronardi, the Mastronardi Morehead Agreement requires us to obtain Mastronardi’s consent before doing so. If Mastronardi withholds such consent for any reason, this could have the effect of restricting certain business opportunities outside of Kentucky and West Virginia during the term of the non-compete provision. The non-compete provision runs for ten years from the date of a first commercial harvest from the Morehead facility and also runs for ten years measured from the date of a first commercial harvest from a facility deemed to be a New Grower Facility by Mastronardi under the terms of the Mastronardi Morehead Agreement.

We build CEA facilities, which may be subject to unexpected costs and delays due to reliance on third parties for construction, material delivery, supply-chains and fluctuating material prices.
We build CEA facilities that are dependent on a number of key inputs and their related costs including materials such as steel and glass and other supplies, as well as electricity and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our business, financial condition and operating results. We have entered into a direct contractual relationship with Dalsem Greenhouse Technology, B.V. (“Dalsem”) for the construction of our Richmond, Kentucky and Berea, Kentucky facilities and Dalsem also provides significant construction services for the Morehead facility. If Dalsem encounters unexpected costs, delays or other problems in building these CEA facilities, our financial position and ability to execute on our growth strategy could be negatively affected. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.
The price of production, sale and distribution of these goods may fluctuate widely based on the impact of numerous factors beyond our control including international, economic and political trends, transportation disruptions, expectations of inflation, global or regional consumptive patterns, speculative activities and increased production due to new production and distribution developments and improved production and distribution methods. In addition, we import substantially all of the construction materials used to build the CEA facilities. The use of third-party import services can cause logistical problems, unexpected costs and delays in facility construction, which we cannot directly control. Any prolonged disruption of third-party delivery and shipping services could negatively affect our facility building schedule. Rising costs associated with third-party transportation services used to ship materials may also adversely impact our building schedule and crop season planning, and more generally our business, financial condition, results of operations and prospects.
COVID-19 continues to impact worldwide economic activity, and the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, which are creating disruption in global supply chains such as closures or other restrictions on the conduct of business operations of manufacturers, suppliers and vendors. The increased global demand on shipping and transport services may cause us to experience delays in the future, which could impact our ability to obtain materials or build our greenhouses in a timely manner. These factors could otherwise disrupt our operations and could negatively impact our business, financial condition and results of operations.
If we experience significant unexpected delays in construction, we may have to limit or miss out on an entire growing season depending on the timing and extent of the delays, which could harm our business, financial condition and results of operations.
We may not be able to compete successfully in the highly competitive natural food market.
We operate in the highly competitive natural foods environment. With the importing of vine crops rapidly increasing, our competition includes large-scale operations in Mexico and to a lesser extent the southwestern United States. In this market, competition is based on, among other things, product quality and taste, brand recognition and loyalty, product variety, product packaging and package design, shelf space, reputation, price, advertising, promotion and nutritional claims.
We may not be able to compete successfully with imported goods, including from Mexico and Canada. A risk for high-tech producers in the United States is that lower-cost Mexican producers will be able to increasingly step up and meet emerging U.S. retail market preferences for higher quality, improved product safety, year-round availability, and product innovation. Mexican producers achieve this not by investing equivalent capital, but by leveraging climatic advantages at lower cost. Market leadership will accrue to the most efficient producers who are able to reliably meet the needs of large U.S. retailers and can demonstrate advantages in marketing strategy, geography, technology, and production learning curves sufficient to warrant the substantial long-term working capital required to fuel the expected sustained growth of this niche. Meanwhile, Canadian producers are beginning or expanding production in the United States. The major factors driving this expansion are brand value of U.S. production and lower transportation and energy costs at U.S. facilities. The Canadian greenhouse industry is located primarily in Ontario in the east and

British Columbia in the west. The Canadian greenhouse industry is supported by extensive government subsidies and financing that allows them to compete with the United States and Mexico on production cost.
We also face competition from traditional greenhouse operators both domestic and abroad, as well as from high-tech agricultural startups that are focused on development of farms either in or near major cities.
Each of these competitors may have substantially greater financial and other resources than us and some of whose products are well accepted in the marketplace today. We cannot be certain that we will successfully compete with larger competitors that have greater financial, sales and technical resources. They may also have lower operational costs, and as a result may be able to offer comparable or substitute products to customers at lower costs. This could put pressure on us to lower our prices, resulting in lower profitability or, in the alternative, cause us to lose market share if we fail to lower prices. Retailers may also market competitive products under their own private labels, which are generally sold at lower prices, and may change the merchandising of our products so we have less favorable placement.
The CEA agriculture business also has low barriers to entry, and we will not be able to prevent competitors from building and operating similar greenhouses. We rely heavily on the know-how of our employees and management team, our experience and our relationships with significant stakeholders in the agriculture industry and in Central Appalachia.
In addition, our ability to compete successfully in this market depends, in large part, on our ability to implement our growth strategy of building additional controlled environment facilities and expanding our product line. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.
We are currently harvesting our first growing season and have only just recently increased production in our single facility to full capacity, which makes it difficult to forecast future results of operations.
Our first CEA facility, in Morehead, Kentucky partially opened in October 2020, marking the beginning of our first growing season. The Morehead facility was completed in March 2021 and has only recently begun operating at full capacity as we continue harvesting under our first growing season. As a result, our ability to accurately forecast future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. In future periods, revenue growth could slow or revenue could decline for a number of reasons, including slowing demand for our products, increasing competition, a decrease in the growth of the overall market, or our failure, for any reason, to take advantage of growth opportunities. If our assumptions regarding these risks and uncertainties and future revenue growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.
If we fail to develop and maintain our brand, our business could suffer.
We plan to leverage our strong mission to build an iconic brand recognized and revered by a loyal customer base that values a sustainable homegrown food supplier. Our success depends on our ability to maintain and grow the value of our brand. Maintaining, promoting and positioning our brand and reputation will depend on, among other factors, the success of our product offerings, food safety, quality assurance, marketing and merchandising efforts, our continued focus on the environment and sustainability and ability to provide a consistent, high-quality consumer and customer experience. Any negative publicity, regardless of its accuracy, could impair our business.
With respect to our products that will be distributed by Mastronardi, Mastronardi controls the packaging, branding and marketing of these products. Although Mastronardi has agreed to use its best efforts to include the AppHarvest name and branding on our products, it is under no obligation to do so if such inclusion would conflict with instructions from a Mastronardi customer for the products or Mastronardi believes that we have suffered material impairment to our reputation or any of our brands. If Mastronardi does not include prominent AppHarvest branding on the packaging of our products we distribute, or if Mastronardi fails to effectively market our products, this could hamper our efforts to establish and grow our brand and reputation.

Further, the growing use of social and digital media by us, our consumers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about us, our partners or our products on social or digital media could seriously damage our brand and reputation. Brand value is based on perceptions of subjective qualities, and any incident that erodes the loyalty of our consumers, customers or distributors, including adverse publicity or a governmental investigation, litigation or regulatory enforcement action, could significantly reduce the value of our brand and significantly damage our business. If we do not achieve and maintain favorable perception of our brand, our business, financial condition and results of operations could be adversely affected.
Our brand and reputation may be diminished due to real or perceived quality, food safety, or environmental issues with our products, which could negatively impact our business, reputation, operating results and financial condition.
Real or perceived quality, food safety, or environmental concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving our (such as incidents involving Mastronardi or our competitors), could cause negative publicity and reduced confidence in our company, brand or products, which could in turn harm our reputation and sales, and could adversely affect our business, financial condition and operating results. Brand value is also based on perceptions of subjective qualities, such as appearance and taste, and any incident that erodes the loyalty of our consumers, including changes to product appearance, taste or packaging, could significantly reduce the value of our brand and significantly damage our business.
We also have no control over our products once Mastronardi or any other distributor takes possession of them. Distributors or consumers may store our products under conditions and for periods of time inconsistent with USDA, U.S. Food and Drug Administration (the “FDA”), and other governmental guidelines, which may adversely affect the quality and safety of our products.
If consumers do not perceive our products to be of high quality or safe, then the value of our brand would be diminished, and our business, results of operations and financial condition would be adversely affected. Any loss of confidence on the part of consumers in the quality and safety of our products would be difficult and costly to overcome. Any such negative effect could be exacerbated by our market positioning as a socially conscious grower of high quality produce and may significantly reduce our brand value. Issues regarding the safety of any of our products, regardless of the cause, may harm our brand, reputation and operating results.
Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Our market opportunity estimates and growth forecasts included in this prospectus, including those we have generated ourselves, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, particularly in light of the ongoing COVID-19 pandemic and the related economic impact. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by these market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. Any expansion in our market depends on a number of factors, including the cost and perceived value associated with our product and those of our competitors. Even if the market in which we compete meets our size estimates and growth forecast in this prospectus, our business could fail to grow at the rate we anticipate, if at all. Our growth is subject to many factors, including success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, any forecasts of market growth included in this prospectus should not be taken as indicative of our future revenue or growth prospects.
Demand for tomatoes, berries, peppers, cucumbers, other vine produce, and leafy greens is subject to seasonal fluctuations and may adversely impact our results of operations in certain quarters.
Demand for tomatoes, berries, peppers, cucumbers, other vine produce, and leafy greens fluctuates and tends to be greater during the summer months. As a result, comparisons of our sales and operating results between different quarters within a single fiscal year may not necessarily be meaningful comparisons. If we are not correct in predicting demand and planning our growing seasons accordingly, we may experience a supply and demand imbalance, which could adversely impact our results of operations.
If we cannot maintain our company culture or focus on our vision as we grow, our business and competitive position may be harmed.
Our vision is to create America’s AgTech capital from within Appalachia and provide better produce, better farming practices and better jobs. Any failure to preserve our culture or focus on our vision could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important values. If we fail to maintain our company culture or focus on our vision, our business and competitive position may be harmed.
Recent and future acquisitions could disrupt our business and adversely affect our business operations and financial results.
We have in the past acquired products, technologies and businesses from other parties, such as our recent acquisition of Root AI in April 2021, and we may choose to expand our current business by acquiring additional businesses or technologies in the future. Acquisitions, including the Root AI acquisition, involve many risks, including the following:
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an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

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we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

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an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

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an acquisition may result in uncertainty about continuity and effectiveness of service from either company;

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we may encounter difficulties in, or may be unable to, successfully integrate or sell any acquired solutions;

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an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

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our use of cash to pay for an acquisition would limit other potential uses for our cash; and

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if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants.

The occurrence of any of these risks could have an adverse effect on our business operations and financial results. In addition, we may only be able to conduct limited due diligence on an acquired company’s operations. Following an acquisition, we may be subject to unforeseen liabilities arising from an acquired company’s past or present operations and these liabilities may be greater than the warranty and indemnity limitations that we negotiate. Any unforeseen liability that is greater than these warranty and indemnity limitations could have a negative impact on our financial condition.
Food safety and foodborne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls, or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.
Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, foodborne illnesses or other food safety incidents caused by products, or involving our suppliers, could result in the discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions, or harm to our reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence, or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.
The occurrence of foodborne illnesses or other food safety incidents could also adversely affect the price and availability of affected raw materials, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, distributors or customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could be outside the scope of our existing or future insurance policy coverage or limits.
In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants, and pathological organisms into consumer products as well as product substitution. FDA regulations require companies like us to analyze, prepare, and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products, suspension of our facilities’ registrations, and/or the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition, and operating results.
Our operations are subject to FDA and USDA governmental regulation and state regulation, and there is no assurance that we will be in compliance with all regulations.
Our operations are subject to extensive regulation by the FDA, and other federal, state and local authorities. Specifically, we are subject to the requirements of the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, labeling and safety of food. Under this program, the FDA requires that facilities that grow, pack, and/or process food products comply with a range of requirements, including standards for the growing, harvesting, packing, and holding of produce, hazard analysis and preventative controls regulations, current good manufacturing practices, or cGMPs, and supplier verification requirements. Our processing facilities are subject to periodic inspection by federal, state and local authorities. If we cannot successfully manufacture products that conform to our specifications and the strict regulatory requirements of the FDA or others, we may be subject to adverse inspectional findings or enforcement actions, which could materially impact our ability to market our products, or could result in a recall of our product that have already been distributed. If the FDA or a comparable foreign regulatory authority determines that we have not complied with the applicable regulatory requirements, our business may be materially impacted.
We seek to comply with applicable regulations through a combination of employing internal experience and expert personnel to ensure quality-assurance compliance (i.e., assuring that products are not adulterated or misbranded) and contracting with third-party laboratories that conduct analyses of products to ensure compliance with nutrition labeling requirements and to identify any potential contaminants before distribution. Failure by us to comply with applicable laws and regulations or maintain permits, licenses or registrations relating to our operations could subject us to civil remedies or penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of products, or refusals to permit the import or export of products, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material effect on our operating results and business.

Changes in existing laws or regulations, or the adoption of new laws or regulations, may increase our costs and otherwise adversely affect our business, results of operations and financial condition.
The manufacture and marketing of food products is highly regulated. We and our suppliers are subject to a variety of laws and regulations. These laws and regulations apply to many aspects of our business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality, and safety of our products, as well as the health and safety of our employees and the protection of the environment.
In the United States, we are subject to regulation by various government agencies, including the FDA, Federal Trade Commission (the “FTC”), Occupational Safety and Health Administration (“OSHA”), Environmental Protection Agency (the “EPA”), and USDA, as well as various state and local agencies. We are also regulated outside the United States by various international regulatory bodies. In addition, depending on customer specification, we may be subject to certain voluntary, third-party standards, such as Global Food Safety Initiative, or GFSI, standards and review by voluntary organizations, such as the Council of Better Business Bureaus’ National Advertising Division. We could incur costs, including fines, penalties and third-party claims, because of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. The loss of third-party accreditation could result in lost sales and customers, and may adversely affect our business, results of operations, and financial condition. In connection with the marketing and advertisement of our products, we could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and the consumer protection statutes of some states.
The regulatory environment in which we operate could change significantly and adversely in the future. Any change in manufacturing, labeling or packaging requirements for our products may lead to an increase in costs or interruptions in production, either of which could adversely affect our operations and financial condition. New or revised government laws and regulations could result in additional compliance costs and, in the event of non-compliance, civil remedies, including fines, injunctions, withdrawals, recalls, or seizures and confiscations, as well as potential criminal sanctions, any of which may adversely affect our business, results of operations, and financial condition.
Failure by any partner farms, suppliers of raw materials or co-manufacturers to comply with food safety, environmental or other laws and regulations, or with the specifications and requirements of our products, may disrupt our supply of products and adversely affect our business.
If our suppliers, or any partner farms or co-manufacturers that we may engage in the future, fail to comply with food safety, environmental, or other laws and regulations, or face allegations of non-compliance, our operations may be disrupted. Additionally, such partner farms and co-manufacturers would be required to maintain the quality of our products and to comply with our standards and specifications. In the event of actual or alleged non-compliance, we might be forced to find alternative partner farms, suppliers or co-manufacturers and we may be subject to lawsuits related to such non-compliance by such partner farms, suppliers, and co-manufacturers. As a result, our supply of produce and finished inventory could be disrupted or our costs could increase, which would adversely affect our business, results of operations, and financial condition. The failure of any future co-manufacturer to produce products that conform to our standards could adversely affect our reputation in the marketplace and result in product recalls, product liability claims, and economic loss. Additionally, actions we may take to mitigate the impact of any disruption or potential disruption in our supply of produce, including increasing inventory in anticipation of a potential supply or production interruption, may adversely affect our business, results of operations, and financial condition.
We are subject to stringent environmental regulation and potentially subject to environmental litigation, proceedings, and investigations.
Our business operations and ownership and operation of real property are subject to stringent and complex federal, state, and local environmental laws and regulations pertaining to the discharge of materials into the environment, and the handling and disposition of hazardous materials (including pesticides, fungicides and rodenticides) and wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment and to occupational safety and health. In addition, we may be required to obtain and maintain environmental permits for our business operations under certain environmental laws and regulations. Compliance with these laws and regulations, and the ability to comply with any modifications to these laws and regulations, is material to our business. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of investigatory and remedial obligations and the issuance of injunctions delaying or prohibiting our business operations. New matters or sites may be identified in the future that will require additional investigation, assessment, or expenditures. Future discovery of contamination of property underlying or in the vicinity of our present properties or facilities and/or waste disposal sites could require us to incur additional expenses. The occurrence of any of these events, the implementation of new laws and regulations, regulations, or stricter interpretation of existing laws or regulations, could adversely affect our financial results.
Climate change and the regulation of greenhouse gases emissions have the potential to affect our business operations. For example, the Environmental Protection Agency has adopted regulations for the measurement and annual reporting of carbon dioxide, methane and other greenhouse gases emitted from certain large facilities. In addition, both houses of Congress have considered legislation to reduce emissions of greenhouse gases, and a number of states have taken, or are considering taking, legal measures to reduce emissions of greenhouse gases. In January 2021, President Biden issued the 2021 Climate Change Executive Order that, among other things, sets goals of a carbon pollution free power sector by 2035 and a net zero economy by 2050. This Executive Order also commenced the process for the U.S. reentering the Paris Climate Agreement. The Paris Climate Agreement provides for the cutting of carbon emissions every five years, beginning in 2023, and sets a goal of keeping global warming to a maximum limit of two degrees Celsius and a target limit of 1.5 degrees Celsius greater than pre-industrial levels. Federal and state regulatory agencies can impose administrative, civil and/or criminal penalties for non-compliance with greenhouse gas requirements. In addition, states and local governments are undertaking efforts to meet climate goals. Even if limits on greenhouse gas emissions are not directly applicable to us, they could result in increased electricity, fuel or other supply costs that may adversely affect our business. Moreover, some experts believe climate change poses potential physical risks, including an increase in sea level and changes in weather conditions, such as an increase in precipitation and extreme weather events. Our operations may be adversely affected by severe weather including tornados, lightning strikes, wind, snow, hail and rain.
We do not use chemical fungicides, or chemical rodenticides, and limit use of chemical pesticides in accordance with our Chemical Pesticide Policy. We use biopesticides and biofungicides as a part of an integrated crop management program whereby cultural controls are used to limit pesticide intervention. Biopesticides and biofungicides are only used where no other control step is practicable. We use ethephon-based products, considered organophosphate pesticides by the U.S. E.P.A., as plant growth regulators to facilitate even ripening of tomatoes on the vine. The federal environmental laws to which our operations are, or may be, subject include the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA) and regulations thereunder, which regulate pesticides; the Clean Air Act (CAA) and regulations thereunder, which regulate air emissions; the Clean Water Act (CWA) and regulations thereunder, which regulate the discharge of pollutants in industrial wastewater and storm water runoff; the Resource Conservation and Recovery Act (RCRA) and regulations thereunder, which regulate the management and disposal of hazardous and non-hazardous solid wastes; and the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and regulations thereunder, known more commonly as “Superfund,” which impose liability for the remediation of releases of hazardous substances in the environment. We are also subject to regulation under the Occupational Safety and Health Act (OSHA) and regulations thereunder, which regulate the protection of the safety and health of workers. Analogous state and local laws and regulations may also apply.
The unavailability, reduction or elimination of government and economic incentives could negatively impact our business, prospects, financial condition and operating results.
Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of our operations or other reasons may result in the diminished competitiveness of the CEA facility industry generally or our products in particular. This could materially and adversely affect the growth of the CEA facility markets and our business, prospects, financial condition and operating results.

We rely on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm our ability to effectively operate our business.
We are dependent on various information technology systems, including, but not limited to, networks, applications, operating systems, and outsourced services in connection with the current and planned operation of our business. A failure of these information technology systems to perform as anticipated could cause our business to suffer. For example, our growers are aided in their work by climate and greenhouse operations software designed by Priva B.V. If this software does not perform as anticipated, our growers may receive inadequate or erroneous information about the condition of the plants being grown, which may result in increased mitigation expenses, waste, additional labor expenses and partial or full loss of the crop.
In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could negatively impact our business.
A cybersecurity incident or other technology disruptions could negatively impact our business.
We use or plan to use computers, software and technology in substantially all aspects of our business operations. We build and operate robotics which rely on these technologies. Our employees also use or plan to use mobile devices, social networking and other online activities to connect with crew members, distributors, customers and consumers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Cybersecurity incidents are increasing in their frequency, sophistication and intensity, with third-party phishing and social engineering attacks in particular increasing in connection with the COVID-19 pandemic. Our business involves sensitive information and intellectual property, including know-how, private information about crew members and financial and strategic information about us and our business partners.
While we have implemented and plans to implement measures to prevent security breaches and cyber incidents, these preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation or release of sensitive information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers and distributors, potential liability and competitive disadvantage all of which could negatively impact our business, financial condition or results of operations.
The loss of any intellectual property could enable other companies to compete more effectively with us.
We own trademarks and other proprietary rights that are important to our business, including our principal trademark, AppHarvest. Our trademarks are valuable assets that reinforce the distinctiveness of our brand to consumers. We believe that the protection of our trademarks, copyrights and domain names is important to our success. We have also invested a significant amount of money in establishing and promoting our trademarked brand. In connection with our acquisition of Root AI, Inc. (now AppHarvest Technology, Inc.), we acquired nine United States patent applications, which, if issued, are expected to expire in 2039 to 2041, without taking into account any possible patent term adjustment. We also rely on unpatented proprietary expertise and copyright protection to develop and maintain our competitive position. Our continued success depends, to a significant degree, upon our ability to protect and preserve our intellectual property, including trademarks and copyrights.
We rely on confidentiality agreements and trademark and copyright law to protect our intellectual property rights. These confidentiality agreements with crew members and certain of our consultants, contract employees, suppliers and independent contractors generally require that all information made known to them be kept strictly confidential.
We cannot assure you that the steps we have taken to protect our intellectual property rights are adequate, that our intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. In addition, our trademark rights and related registrations may be challenged in the future and could be canceled or narrowed. Failure to protect our trademark rights could prevent us in the future from challenging third parties who use names and logos similar to our trademarks, which may in turn cause consumer confusion or negatively affect consumers’ perception of our brand and products. We also cannot offer any assurances about which of our patent applications will issue, the breadth of any resulting patent or whether any of the issued patents will be found invalid and unenforceable or will be threatened by third parties. We cannot offer any assurances that the breadth of our granted patents will be sufficient to stop a competitor from developing and commercializing robots, gripping tools and arms, and sensors that would be competitive with one or more of the technologies we are developing. Moreover, intellectual property disputes and proceedings and infringement claims may result in a significant distraction for management and significant expense, which may not be recoverable regardless of whether we are successful. Such proceedings may be protracted with no certainty of success, and an adverse outcome could subject us to liabilities, force us to cease use of certain trademarks or other intellectual property or force us to enter into licenses with others. Any one of these occurrences may negatively impact our business, financial condition and results of operations.
We may be unable to obtain or qualify for government grants and incentives in the future.
We have applied for and received various government grants and incentives in connection with building the Morehead facility, and we may in the future apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support sustainable agriculture. Our ability to obtain funds or qualify for incentives from government or other sources is subject to availability of funds under applicable programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining or qualifying for any of these additional grants, loans and other incentives, and failure to obtain or qualify for these grants, loans and other incentives could have a negative effect on our operating costs and ability to open additional greenhouses.
If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.
The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and related notes appearing elsewhere in this prospectus. We base our estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the useful lives of fixed assets, the valuation of instruments issued for financing and stock-based compensation, and income taxes, among others. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our securities.
Our employees and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could negatively impact our business, prospects, financial condition and operating results.
We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.
The COVID-19 pandemic could negatively impact on our business, results of operations and financial condition.
In connection with the COVID-19 pandemic, and variants thereof, governments have implemented significant measures, including closures, quarantines, travel restrictions and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. While such measures have been relaxed in certain jurisdictions, to the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain, treat, or prevent COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect our operations and demand for our products.
Although we have not experienced material financial impacts due to the pandemic, the fluid nature of the COVID-19 pandemic and uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows. Although our business is considered an “essential business,” the COVID-19 pandemic could result in labor shortages, which could result in our inability to plant and harvest crops at full capacity and could result in spoilage or loss of unharvested crops. The impact of COVID-19 on any of our suppliers, distributors, transportation or logistics providers may negatively affect our costs of operation and our supply chain. If the disruptions caused by COVID-19, including decreased availability of labor, continue despite the increasing availability of vaccines, our ability to meet the demands of distributors and customers may be materially impacted.
Further, COVID-19 may impact customer and consumer demand. There may be significant reductions or volatility in consumer demand for our products due to the temporary inability of consumers to purchase these products due to illness, quarantine or financial hardship, shifts in demand away from one or more of our products, decreased consumer confidence and spending or pantry-loading activity, any of which may negatively impact our results, including as a result of an increased difficulty in planning for operations and future growing seasons.
The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic and the effectiveness of vaccines against COVID-19 and variants thereof, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact our business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Adherence to our values and our focus on long-term sustainability may negatively influence our short- or medium-term financial performance.
Our values are integral to everything we do. We are committed to empowering individuals in Appalachia, driving positive environmental change in the agriculture industry and improving the lives of our employees and the community at large. We may take actions in furtherance of those goals and, therefore, our stockholders over a longer period of time, even if those actions do not maximize short- or medium-term financial results. However, these longer-term benefits may not materialize within the timeframe we expect or at all. For example, we are a public benefit corporation under Delaware law. As a public benefit corporation, we are required to balance the financial interests of our stockholders with the best interests of those stakeholders materially affected by our conduct, including particularly those affected by the specific benefit purpose set forth in our amended and restated certificate of incorporation. In addition, there is no assurance that the expected positive impact from being a public benefit corporation will be realized. Accordingly, being a public benefit corporation and complying with our related obligations could negatively impact our ability to provide the highest possible return to our stockholders.
As a public benefit corporation, we are required to publicly disclose a report at least biennially on our overall public benefit performance and on our assessment of our success in achieving our specific public benefit purpose. If we are not timely or are unable to provide this report, or if the report is not viewed favorably by parties doing business with us or regulators or others reviewing our credentials, our reputation and status as a public benefit corporation may be harmed.
While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, we have been designated as a “Certified B Corporation.” The term “Certified B Corporation” does not refer to a particular form of legal entity, but instead refers to companies that are certified by an independent non-profit organization as meeting rigorous standards of social and environmental performance, accountability and transparency. The standards for Certified B Corporation certification may change over time. These standards may not be appropriately tailored to the legal requirements of publicly traded companies or to the operational requirements of larger companies. Our reputation could be harmed if we lose our status as a Certified B Corporation, whether by our choice or by our failure to meet certification requirements, if that change in status were to create a perception that we are more focused on financial performance and are no longer as committed to the values shared by Certified B Corporations. Likewise, our reputation could be harmed if our publicly reported B Corporation score declines and that created a perception that we have slipped in our satisfaction of the Certified B Corporation standards. Similarly, our reputation could be harmed if we take actions that are perceived to be misaligned with our values.
As a public benefit corporation, our duty to balance a variety of interests may result in actions that do not maximize stockholder value.
As a public benefit corporation, our board of directors have a duty to balance (i) the pecuniary interest of our stockholders, (ii) the best interests of those materially affected by our conduct and (iii) specific public benefits identified in our charter documents. While we believe that our public benefit designation and obligation will benefit our stockholders, in balancing these interests the board of directors may take actions that do not maximize stockholder value. Any benefits to stockholders resulting from our public benefit purposes may not materialize within the timeframe we expect or at all and may have negative effects. For example:
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We may choose to revise our policies in ways that we believe will be beneficial to our stakeholders, including farmers, suppliers, employees and local communities, even though the changes may be costly;

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We may take actions, such as building state-of-the-art facilities with technology and quality control mechanisms that exceed the requirements of USDA and the FDA, even though these actions may be more costly than other alternatives;

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We may be influenced to pursue programs and services to demonstrate our commitment to the communities to which we serve and bringing ethically produced food to the table even though there is no immediate return to our stockholders; or

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In responding to a possible proposal to acquire the company, our board of directors may be influenced by the interests of our stakeholders, including farmers, employees, suppliers and local communities, whose interests may be different from the interests of our stockholders.

We may be unable or slow to realize the benefits we expect from actions taken to benefit our stakeholders, including farmers, employees, suppliers and local communities, which could adversely affect our business, financial condition and results of operations, which in turn could cause our stock price to decline.
As a public benefit corporation, we may be subject to increased derivative litigation concerning our duty to balance stockholder and public benefit interests, the occurrence of which may have an adverse impact on our financial condition and results of operations.
Stockholders of a Delaware public benefit corporation (if they, individually or collectively, own at least 2% of its outstanding capital stock shares of at least $2.0 million in market value) are entitled to file a derivative lawsuit claiming that its directors failed to balance stockholder and public benefit interests. This potential liability does not exist for traditional corporations. Therefore, we may be subject to the possibility of increased derivative litigation, which would require the attention of management and, as a result, may adversely impact management’s ability to effectively execute our strategy. Any such derivative litigation may be costly and have an adverse impact on our financial condition and results of operations.
Our unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of our future operating or financial performance.
Our unaudited pro forma financial information in this prospectus is presented for illustrative purposes only. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus.
Risks Related to Ownership of Our Securities
We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
In connection with the restatement described within Note 2 to the consolidated financial statements of Novus included elsewhere in this prospectus, management re-evaluated the effectiveness of Novus’s disclosure controls and procedures as of December 31, 2020. Management concluded that Novus’s disclosure controls and procedures were not effective as of December 31, 2020, due to a material weakness in the internal control over financial reporting related to the accounting for complex equity instruments, solely as a result of Novus’s classification of the warrants as a component of equity instead of derivative liabilities and classification of the common stock as a component of equity instead of common stock subject to possible redemption.
AppHarvest believes that the above identified material weakness was remediated following the Business Combination as the disclosure controls and procedures and internal controls over financial reporting of privately held AppHarvest (as the deemed accounting acquirer) became the disclosure controls and procedures and internal control over financial reporting of the combined company, and the financial reporting and accounting personnel of privately held AppHarvest assumed such roles and responsibilities of the combined company.
There can be no assurance that other material weaknesses will not arise in the future. Any material weaknesses in our internal control over financial reporting could cause us to fail to meet our future reporting obligations or could result in material misstatements in our financial statements, which in turn could have an adverse effect on our financial condition. Any material weakness could also adversely affect the results of the periodic management evaluations and, to the extent we are no longer an emerging growth company, the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that will be required under Section 404 of the Sarbanes-Oxley Act of 2002. Internal control deficiencies could also cause investors to lose confidence in our reported financial information which could have an adverse effect on the trading price of our securities.
The valuation of our Private Placement Warrants could increase the volatility in our net income (loss) in our consolidated statements of earnings (loss).
The change in fair value of our Private Placement Warrants is the result of changes in stock price and the number of warrants outstanding at each reporting period. The change in fair value of warrant liabilities represents the mark-to-market fair value adjustments to the outstanding Private Placement Warrants issued in connection with Novus’s IPO. Significant changes in our stock price or number of Private Placement Warrants outstanding may adversely affect our net income (loss) in our consolidated statements operations.
Concentration of ownership among our executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
At the closing of the Business Combination our affiliates, executive officers, directors and their respective affiliates as a group beneficially owned approximately 38.9% of our outstanding Common Stock. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of the amended and restated certificate of incorporation and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in our stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “APPH” and “APPHW,” respectively. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:
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limited availability of market quotations for our securities;

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a determination that the Common Stock is a “penny stock” which will require brokers trading in the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;

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a limited amount of analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Stock. We are unable to predict the effect that sales may have on the prevailing market price of Common Stock and Public Warrants.
To the extent our Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of Common Stock or adversely affect the market price of Common Stock.
In connection with the closing of the Business Combination, Novus’s prior registration rights agreement was amended and restated to, among other things, (i) provide our stockholders with three demand registration rights; (ii) provide our stockholders and the Novus Initial Stockholders customary underwritten takedown rights (subject to customary priorities, minimums, frequency, and quantity limits, cutbacks, deferrals and other terms); and (iii) afford each of our stockholders and the Novus Initial Stockholders, on a pari passu basis, “piggy back” registration rights with respect to any underwritten offerings by the other stockholders and by us. The sale or possibility of sale of these additional securities trading in the public market may negatively impact the market price of our securities.
In addition, we have filed a registration statement on Form S-8 under the Securities Act registering the issuance of approximately 17.4 million shares of common stock subject to options or other equity awards issued or reserved for future issuance under our equity incentive plans. Shares registered under this registration statement on Form S-8 will be available for sale in the public market subject to vesting arrangements, exercise of options, settlement of restricted stock units and the expiration of lock-up agreements.
Because we have no current plans to pay cash dividends on the Common Stock for the foreseeable future, you may not receive any return on investment unless you sell the Common Stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in the Common Stock unless you sell your shares of Common Stock for a price greater than that which you paid for it.
Our amended and restated certificate of incorporation designates specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers or other employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our amended and restated certificate of incorporation or our amended and restated bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit our stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors, officers and other employees. Furthermore, our stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, prospects, financial condition and operating results.
There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.
We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.
Our Warrants are issued in registered form under the Warrant Agreement between the Warrant Agent and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any other modifications or amendments. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.
We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to Warrant holders, thereby making such Warrants worthless.
We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (a) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
In addition, we may redeem the Public Warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of the Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Public Warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of the Common Stock had your Public Warrants remained outstanding.
You will be diluted by any exercise of outstanding Warrants and outstanding options as well as settlement of outstanding restricted stock units. In addition, we may issue additional shares of Common Stock or other equity securities convertible into Common Stock without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.
As of March 31, 2021, we had 13,250,000 Warrants, 2,866,339 options, and 2,561,126 restricted stock units outstanding. The exercise of such Warrants or options, and the settlement of such restricted stock units, will result in dilution of your investment and could negatively impact the market price of our Common Stock.
We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:
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existing stockholders’ proportionate ownership interest in us will decrease;

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the amount of cash available per share, including for payment of dividends in the future, may decrease;

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the relative voting strength of each previously outstanding share of Common Stock may be diminished; and

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the market price of our Common Stock may decline.

Anti-takeover provisions in our amended and restated certificate of incorporation and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our then current management.
Our amended and restated certificate of incorporation contains provisions that may delay or prevent an acquisition our company or a change in our management. These provisions may make it more difficult for stockholders to replace or remove members of our board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by our stockholders to replace or remove our current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock. Among other things, these provisions include:
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the limitation of the liability of, and the indemnification of, our directors and officers;

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a prohibition on actions by our stockholders except at an annual or special meeting of stockholders;

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a prohibition on actions by our stockholders by written consent; and

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the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with us, whether or not we are desired by, or beneficial to, our stockholders. This could also have the effect of discouraging others from making tender offers for the Common Stock, including transactions that may be in our stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of Our Securities — Anti-Takeover Provisions of Delaware Law.”
Our status as a public benefit corporation could make an acquisition of our company, which may be beneficial to our stockholders, more difficult.
While Delaware common law, as stated in Revlon, Inc. v. MacAndrews & Forbes Holdings, Inc., and related cases, may impose upon directors of a traditional corporation a duty to maximize short-term stockholder value in certain ‘sale of the company’ transactions, a public benefit corporation board’s decision-making would not be subject to those same constraints. As a public benefit corporation, our board of directors would need to take into account interests other than short-term stockholder value when evaluating a sale, and this balancing of interests may result in accepting a bid that may not maximize short-term stockholder value. This does not mean that, as a public benefit corporation, our board of directors balancing of interests would preclude us from accepting a bid that maximizes short-term stockholder value. Rather, our board of directors would weigh the merits of accepting the short-term value offered by a bid against other options that may generate greater long-term value or have other meaningful effects on those materially affected by our conduct or public benefit purpose and, if appropriate, could accept a bid that does not maximize short-term value. Our board of directors would also be able to reject a bid in favor of pursuing other stakeholder interests or the specified public benefit, to the detriment of stockholders.
In addition, Article VIII of our amended and restated certificate of incorporation provides that we shall not, either directly or indirectly, merge or consolidate with or into another entity if, as a result of such merger or consolidation, our capital stock would become, or be converted into or exchange for the right to receive, shares or other equity interests in a domestic or foreign corporation that is not a public benefit corporation or similar entity and the certificate of incorporation (or similar governing document) of which does not contain identical provisions to Article III of our amended and restated certificate of incorporation identifying the public benefit or public benefits, unless we have obtained, in addition to any affirmative vote required by law or by our amended and restated certificate of incorporation, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares our capital stock entitled to vote generally in the election of directors, voting as a single class. This provision of our amended and restated certificate of incorporation would require us to obtain a super-majority vote in order to merge or consolidate with an entity that is not a public benefit corporation, which could discourage acquisition offers that may otherwise be beneficial to stockholders.
General Risk Factors
If we fail to retain and motivate members of our management team or other key crew members, our business and future growth prospects would be harmed.
Our success and future growth depend largely upon the continued services of our executive officers as well as other key crew members. These executives and key crew members have been primarily responsible for determining the strategic direction of the business and executing our growth strategy and are integral to our brand, culture and reputation with distributors and others in the industry. From time to time, there may be changes in our executive management team or other key crew members resulting from the hiring or departure of these personnel. The loss of one or more of executive officers, or the failure by the executive team to effectively work with crew members and lead the company, could harm our business.
Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.
From time to time, we may be party to various claims and litigation proceedings. We evaluate these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates. We are not currently party to any material litigation.

Even when not merited, the defense of these lawsuits may divert management’s attention, and we may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could negatively impact our financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.
Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.
We incur significant costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers.
Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the U.S. Internal Revenue Service (the “IRS”) with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation.
Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.
We have incurred losses during our history and do not expect to become profitable in the near future, and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2020, we had U.S. federal net operating loss carryforwards of approximately $19.5 million.
Under the Tax Act, as modified by the CARES Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.
In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in our ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the business combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
If we fail to timely and effectively implement controls and procedures required by the Sarbanes-Oxley Act that are applicable to us, our business could be harmed.
We are required to provide management’s attestation on internal controls subject to Section 404 of the Sarbanes-Oxley Act in our annual report on Form 10-K for the year ending December 31, 2021. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of us as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.
We qualify as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Novus commons stock in the IPO. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor smaller reporting company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Even after we no longer qualify as an “emerging growth company,” we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
The market price of our securities may be highly volatile, and you may not be able to resell your securities at or above the purchase price. The trading price of our securities could be volatile, and you could lose all or part of your investment.
The following factors, in addition to other factors described in this “Risk Factors” section and included elsewhere in this prospectus, may have a significant impact on the market price of our securities:
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the occurrence of severe weather conditions and other catastrophes;

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our operating and financial performance, quarterly or annual earnings relative to similar companies;

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publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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announcements by us or our competitors of acquisitions, business plans or commercial relationships;

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any major change in our board of directors or senior management;

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additional sales of our securities by us, our directors, executive officers or principal shareholders;

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adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

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short sales, hedging and other derivative transactions in our securities;

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exposure to capital market risks related to changes in interest rates, realized investment losses, credit spreads, equity prices, foreign exchange rates and performance of insurance linked investments;

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our creditworthiness, financial condition, performance, and prospects;

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our dividend policy and whether dividends on our Common Stock have been, and are likely to be, declared and paid from time to time;

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perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

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regulatory or legal developments;

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changes in general market, economic, and political conditions;

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conditions or trends in our industry, geographies or customers;

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changes in accounting standards, policies, guidance, interpretations or principles; and

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threatened or actual litigation or government investigations.

In addition, broad market and industry factors may negatively affect the market price of our securities, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly. In addition, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations or prospects. Any adverse determination in litigation could also subject us to significant liabilities.

MARKET AND INDUSTRY DATA
Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
USE OF PROCEEDS
All of the shares of Common Stock and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $153.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “APPHW.”
We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “APPH” and “APPHW,” respectively. Prior to the consummation of the Business Combination, our Common Stock and our Public Warrants were listed on Nasdaq under the symbols “NOVS” and “NOVSW,” respectively. As of January 29, 2021, following the completion of the Business Combination, there were 141 holders of record of the Common Stock and 25 holders of record of our Warrants. We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, for future operations, expansion and debt repayment and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”
Overview
AppHarvest was founded on January 19, 2018 and, together with its subsidiaries, is a sustainable food company creating a resilient and scalable ecosystem of applied technology greenhouses to serve the rapidly growing consumer demand for fresh, chemical-free, non-GMO fruits, vegetables and related products. We are operating and building some of the largest and most advanced agricultural facilities in the world. We are combining conventional agricultural techniques with the latest in CEA technology to grow high-quality fruits and vegetables throughout the year. Our vision is to create America’s AgTech capital from within Appalachia and provide better produce, better farming practices, and better jobs.
Prior to October 2020, our operations were limited to organizing and staffing, business planning, raising capital, and acquiring and developing properties for CEA. In October 2020, we partially opened our first CEA facility in Morehead, Kentucky, which we estimate can cultivate more than 720,000 tomato plants with an approximate yield of more than 40 million pounds per year. We harvested our first crop of beefsteak tomatoes in January 2021, and we began harvesting our first crop of tomatoes on the vine in March 2021. Our Morehead CEA facility has been fully operational since March 2021, and production of the full 60 acres began as of the first week of May 2021.
We have six additional facilities in our current CEA facility development pipeline.We are currently constructing two CEA facilities in Berea, Kentucky and Richmond, Kentucky and have successfully reached all milestones for site preparation, permitting and construction. As of May 17, 2021, the Richmond facility is approximately 17% complete and the Berea facility is approximately 23% complete, based on the number of completed project weeks scheduled. We expect to begin construction of a 30 acre strawberry facility in Pulaski County, Kentucky in the second quarter of 2021 and anticipate the facility will be operational in the third quarter of 2022. We have signed an agreement to purchase the land for a 10 acre leafy green facility which we expect to close and begin construction on in the second quarter of 2021. We anticipate that the leafy green facility will be operational in the fourth quarter of 2022.
We expect to have five facilities operational by the end of 2022, with approximately 175 acres under production. We anticipate that we will have 12 operational CEA facilities in Appalachia with more than 500 acres of aggregate production capacity by the end of 2025.
In April 2021, we acquired Root AI, Inc. (now AppHarvest Technology, Inc.), an artificial intelligence and robotics company, including their team with experience in CEA. This group is focused on technological and operational improvements within AppHarvest, including the development of a complete technology solution integrating custom robotics, genetics, management software, and artificial intelligence. We plan to initially leverage this technology internally and may offer this as a services-based technology solution or as a turnkey CEA solution in certain markets. We currently anticipate that development of this technology solution will be completed by the end of 2025.
The Company is organized as a single operating segment. Substantially all of the assets and operations ofthe Company are located in the U.S.
Basis of Presentation
Prior to the three months ended March 31, 2021 we were a pre-revenue company with no commercial sales. We began generating sales during the three months ended March 31, 2021 and conduct our operations solely in the U.S.

For more information about our basis of presentation, refer to Note 1 of unaudited condensed consolidated financial statements for the three months ended March 31, 2021, and 2020, included elsewhere in this prospectus.
Morehead Facility
On March 1, 2021, we closed on the Membership Interest Purchase and Sale Agreement (the “MIPSA”) with Equilibrium Controlled Environment Foods Fund, LLC and its affiliates (“Equilibrium”) that we entered into in December 2020, pursuant to which we purchased from Equilibrium 100% of the membership interests in Morehead Farm LLC (the “Morehead Farm”). The purchase price for Morehead Farm was approximately $125 million, which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead facility. At closing, Morehead Farm, a subsidiary of Equilibrium that owns the Morehead facility, became our wholly owned subsidiary. Concurrent with the closing of the MIPSA, the Master Lease Agreement pursuant to which we leased the Morehead facility from Equilibrium and ancillary agreements related thereto, were terminated.
Factors Affecting Our Financial Condition and Results of Operations
We have expended, and expect to continue to expend substantial resources as we:
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complete the build-out of the Berea, Kentucky and Richmond, Kentucky CEA facilities, develop additional property already purchased, and purchase additional properties for and begin construction on additional CEA facilities;

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continue harvesting existing crops throughout our first growing season ending later this year and plant and harvest new crops in our future growing seasons;

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implement the Purchase and Marketing Agreement with Mastronardi and fulfill our obligations under that agreement;

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identify and invest in future growth opportunities, including new or expanded facilities and new product lines;

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invest in sales and marketing efforts to increase brand awareness, engage customers and drive sales of our products;

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invest in product innovation and development, including our recent acquisition of Root AI Inc.’s technologies; and

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incur additional general and administrative expenses, including increased finance, legal and accounting expenses, associated with being a public company and growing operations.

Business Combination and Public Company Costs
On January 29, 2021, Novus consummated the Business Combination Agreement, dated September 2020, and the Business Combination, by and among Merger Sub, and Legacy AppHarvest, pursuant to which Legacy AppHarvest was merged with and into Merger Sub, with Legacy AppHarvest surviving the merger as a whollyowned subsidiary of Novus. On the closing date, Novus changed its name to AppHarvest, Inc.
While the legal acquirer in the Business Combination Agreement was AppHarvest, Inc. (formerly Novus), for financial accounting and reporting purposes under GAAP, Legacy AppHarvest is the accounting acquirer as the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by AppHarvest, Inc. (formerly Novus) for the stock of Legacy AppHarvest) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy AppHarvest in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Legacy AppHarvest became the historical consolidated financial statements of the combined company, and Novus’s assets, liabilities and results of operations were consolidated with Legacy AppHarvest beginning on the acquisition date. Operations prior to the Business Combination reflect those of Legacy AppHarvest. The net assets of AppHarvest, Inc. have been recognized at historical cost

(which was consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.
Upon consummation of the Business Combination and the closing of the PIPE, the most significant change in our reported financial position and results of operations was an increase in cash and cash equivalents (as compared to Legacy AppHarvest’s consolidated balance sheet at December 31, 2020) of approximately $435.2 million, including $375.0 million in gross proceeds from the PIPE by the Subscribers. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
Our future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.
Convertible Debt
On September 28, 2020, we entered into a convertible promissory note with Inclusive Capital Partners Spring Master Fund, L.P., a related party, to finance capital investments and operating needs with a principal balance of $30.0 million. Upon completion of the Business Combination, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Notes were converted into an aggregate of 3.2 million shares of Common Stock in accordance with the terms of the Legacy AppHarvest Convertible Notes, and such converted Legacy AppHarvest Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy AppHarvest Convertible Notes were released.
Non-GAAP Financial Measure
To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate our core operating performance. We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, non-cash and non-core items. We believe this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the our financial condition and results of operations. Our management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.
We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in our GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP. The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

Reconciliation of Non-GAAP Financial Measures to GAAP
	Three Months Ended
(Dollars in thousands)	March 31, 2021	March 31, 2020
Net loss	$(28,515)	$(818)
Interest expense from related parties	658	2
Interest income	(23)	(29)
Income tax expense	2,013	—
Depreciation and amortization expense	1,802	21
EBITDA	(24,065)	(824)
Change in fair value of Private Warrants	(9,826)	—
Stock-based compensation expense	6,286	19
Transaction success bonus on completion of Business Combination	1,500	—
Business Combination transaction costs	13,261	—
Root AI acquisition costs	407	—
Adjusted EBITDA	$(12,437)	$(805)
Key Components of Statement of Operations
Net sales
Prior to the three months ended March 31, 2021, we had not yet generated sales. Substantially all of our net sales are generated from the sale of tomatoes under an agreement with one customer, Mastronardi.
Selling, General and Administrative Expenses
Selling, general and administrative expenses (“SG&A”) consist of payroll and payroll related expenses, stock-based compensation, professional services and legal fees, licenses and registration fees, insurance, depreciation, rent and various other personnel and office related costs. SG&A also includes start-up expenses related to pre-commencement commercial activities at the Morehead CEA facility.
Depreciation
Depreciation expense relates to the depreciation of property and equipment. Property and equipment subject to depreciation consist primarily of a building under a finance lease, machinery and equipment and leasehold improvements.
Development Fee Income from a Related Party
Development fee income represents the amortization of a one-time development fee received by us in May 2019. The fee was for limited oversight services we performed at Equilibrium’s greenhouse construction site in Morehead. The fee was amortized on a straight-line basis, consistent with the level of our services, from date of receipt through October 2020, the date when the Morehead facility reached substantial completion.
Interest Expense
Interest expense primarily relates to the finance lease and financing obligation for the Morehead facility.
Adjusted EBITDA
We define Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, noncash and non-core items. See “Non-GAAP Financial Measure” for more information and a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA.
Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
The following table sets forth our historical operating results for the periods indicated:
	Three Months Ended
(Dollars in thousands)	March 31, 2021	March 31, 2020	$ Change
Net sales	$2,299	$—	$2,299
Cost of goods sold	6,836	—	6,836
	(4,537)	—	(4,537)
Operating expenses:
Selling, general and administrative expenses	31,489	980	30,509
Total operating expenses	31,489	980	30,509
Operating loss	(36,026)	(980)	(35,046)
Development fee income from a related party	—	134	(134)
Interest expense from related parties	(658)	(2)	(656)
Change in fair value of Private Warrants	9,826	—	9,826
Other	356	30	326
Loss before income taxes	(26,502)	(818)	(25,684)
Income tax expense	(2,013)	—	(2,013)
Net loss	$(28,515)	$(818)	$(27,697)
Adjusted EBITDA(1)	$(12,437)	$(805)	$(11,632)

(1)
See “Non-GAAP Financial Measure” for more information and for a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA.

The following sections discuss and analyze the changes in the significant line items in our unaudited condensed consolidated statements of operations for the comparison periods identified.
Net Sales
Net sales for the three months ended March 31, 2021 were $2.3 million compared to $0 for the comparable prior year period, due to initial tomato sales produced at our Morehead CEA facility.
Cost of Goods Sold
Cost of goods sold for the three months ended March 31, 2021 was $6.8 million compared to $0 for the comparable prior year period. The phased launch of commercial production at our Morehead CEA facility, including our initial harvest of beefsteak tomatoes and the planting and initial harvest of tomatoes on the vine, was the main driver of this increase as we had no production in the prior year period. The increase included the hiring and training of our labor force and establishment of production processes and procedures as we ramped up to full production capabilities.
Selling, General, and Administrative Expenses
SG&A for the three months ended March 31, 2021 was $31.5 million compared to $1.0 million for the comparable prioryear period. The $30.5 million increase was primarily due to transaction costs related to the Business Combination, stock-based compensation expense, including a one-time charge due to the completion of the Business Combination, payroll and relatedcosts due to higher headcount and professional services and legal fees including accounting and other consulting fees related tobecoming a public company. These costs also include approximately $1.0 million of start-up costs related to the pre-commencement commercial activities for tomatoes on the vine at the Morehead CEA Facility.
Development Fee Income from a Related Party
We recognized development fee income of $0.1 million during the three months ended March 31, 2020 which represents the amortization of a one-time development fee we received for limited oversight services the Company performed at Equilibrium’s greenhouse construction site in Morehead, Kentucky. The fee was amortized on a straight-line basis, consistentwith the timing of our services, from date of receipt through the project completion date in October 2020. We recognized nosuch income during the three months ended March 31, 2021.
Interest Expense
Interest expense during the three months ended March 31, 2021 primarily relates to the finance lease and financing obligation for the Morehead facility which were settled upon the purchase of Morehead Farm on March 1, 2021 and the convertible note that was converted to common stock upon completion of the Business Combination on January 29, 2021.
Income Taxes
Our effective income tax rate was (7.6)% and 0% for the three months ended March 31, 2021 and 2020, respectively. The variance from the U.S. federal statutory rate of 21% for the three months ended March 31, 2021 was primarily attributable to achange in our valuation allowance. There was no income tax expense recognized in the three months ended March 31, 2020.
Comparison of the Years Ended December 31, 2020 and 2019
The following table sets forth our historical operating results for the periods indicated:
(Dollars in thousands)	2020	2019	$ Change	% Change
Total revenue	$—	$—	$—	$—
Operating expenses:
Selling, general and administrative expenses	16,295	2,717	13,579	499.8%
Depreciation	176	16	159	990.2%
Total operating expenses	16,471	2,733	13,738	502.7%
Operating loss	(16,471)	(2,733)	(13,738)	502.7%
Development fee income from a related party	406	350	56	16.1%
Loss on SAFE Note revaluation	—	(345)	345	-100.0%
Interest expense from a related party	(1,423)	(28)	(1,396)	5,072.5%
Other	51	9	40	419.6%
Loss before income taxes	17,439	(2,746)	(14,693)	535.0%
Income tax expense	9	—	9	—
Net and comprehensive loss	$(17,448)	$(2,746)	$(14,702)	535.4%
The following sections discuss and analyze the changes in the significant line items in our consolidated statements of operations for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Revenue
We have not generated any revenues through December 31, 2020.

Selling, General, and Administrative Expenses
SG&A for 2020 increased by $13.6 million or 499.8%, from 2019. The increase was primarily due to increased payroll and related expenses of approximately $5.0 million; an increase in professional services, including accounting and other consulting fees related to our preparation to go public, of $5.2 million; an increase in supplies and other start-up costs of $1.2 million; and an increase in software, networking, and office supplies of $0.8 million to support growing operations. These increased costs relate to the increased headcount to support the buildup of our operations, including commencement of commercial production upon substantial completion of the Morehead facility in October 2020 and preparations for becoming a public company. Headcount increased from 15 employees as of December 31, 2019, to 224 employees as of December 31, 2020.
Depreciation
Depreciation expense relates to the depreciation of property and equipment. The increase in depreciation for 2020 compared to 2019 is due to the Morehead facility, including building, machinery and equipment, being placed in service during the year ended December 31, 2020.
Development Fee Income from a Related Party
Development fee income represents the amortization of a one-time development fee received by us in May 2019. The fee was for limited oversight services we performed at Equilibrium’s greenhouse construction site in Morehead, Kentucky. The fee was amortized on a straight-line basis, consistent with the level of our services, from date of receipt through the project completion date in October 2020. The increase in development fee income of $0.1 million, or 16.1%, was primarily due to the year ended December 31, 2020 including ten months of development services versus seven months of development services in the year ended December 31, 2019.
Loss on SAFE Note Revaluation
The loss on SAFE Notes in 2019 represents the expense associated with the increase in value of these financing obligations prior to their conversion to Series A Preferred Stock in March 2019. The SAFE Notes were measured at fair value, determined using a binominal lattice model, with changes in fair value recognized in the consolidated statement of operations. There was no comparable expense in 2020.
Interest Expense
Interest expense during the year ended December 31, 2020 primarily relates to our finance lease and financing obligation for the Morehead facility which were $59.2 million and $54.6 million, respectively, at December 31, 2020, the $30.0 million Legacy AppHarvest Convertible Notes entered into in September 2020, and the $2.0 million loan entered into in May 2020 with Equilibrium to finance the purchase of equipment for the Morehead Facility. Interest expense in 2019 primarily relates to the mortgage loan between us and Equilibrium used to finance our land purchase in Morehead, Kentucky. The mortgage loan was outstanding for a 29-day period prior to the sale of the land to Equilibrium as part of the overall lease transaction.
Other Income
Other income in 2020 represents primarily interest income on the $4.0 million lease deposit required under the Master Lease Agreement with Equilibrium. This deposit was established in 2019.
Liquidity and Capital Resources
Cash and cash equivalents totaled $297.7 million as of March 31, 2021. Currently, our primary sources of liquidity are cash flows generated from the successful completion of the Business Combination and revenues from the sale of our tomatoes. We have incurred losses and generated negative cash flows from operations since our inception in 2018. At March 31, 2021, we had an accumulated deficit of $49.6 million.
The large-scale high-tech CEA business is capital-intensive, and we expect to continue to expend significant resources as we accelerate construction of our next two CEA facilities in Central Appalachia, which include a 15-acre facility in Berea, Kentucky, where we will grow leafy greens, and a 60-acre facility outside Richmond, Kentucky, where we expect to grow tomatoes. In addition the construction costs, these expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, and the cost of attracting and retaining a skilled local labor force. Other unanticipated costs may arise due to the unique nature of the Morehead facility, and the accelerated purchase and development of additional properties for high-tech CEA facilities. We believe we will continue to incur net losses for the foreseeable future as we continue growing and then selling our produce. In addition, we also expect to incur additional costs associated with operating as a public company.
We believe that our cash and cash equivalents on hand at March 31, 2021 are sufficient to meet our current payroll and working capital requirements for a period of at least 12 months, as well as our currently planned capital expenditure requirements as we continue to build out additional large-scale high-tech CEA facilities. The amount and timing of our future funding requirements, if any, will depend on many factors, including the timing and costs of completion of our large-scale high-tech CEA facilities.
We could potentially use our available financial resources sooner than we currently expect and may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of consolidated operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors”.
Summary of Cash Flows
A summary of our cash flows from operating, investing and financing activities is presented in the following table:
	Three Months Ended March 31,		Years Ended December 31,
(Dollars in thousands)	2021	2020	2020	2019
Net cash used in operating activities	$(36,157)	$(953)	$(13,147)	$(5,491)
Net cash used in investing activities	(134,538)	(83)	(35,682)	(3,615)
Net cash provided by financing activities	446,446	4,880	64,707	14,782
Cash and cash equivalents, beginning of year	21,909	6,031	6,031	355
Cash and cash equivalents, end of period	$297,660	$9,875	$21,909	$6,031
Net Cash from Operating Activities
Net cash used in operating activities was $36.2 million for the three months ended March 31, 2021 compared to $1.0 million for the three months ended March 31, 2020. The change of $35.2 million was primarily due to transaction costs related to the Business Combination, losses incurred related to the beginning of commercial production and sales at our Morehead CEA facility, as well as higher payroll and related costs due to increased headcount, and professional services and legal fees including accounting and other consulting fees related to becoming a public company.
Net cash used in operating activities was $13.1 million for the year ended December 31, 2020 primarily due to a net loss of $17.4 million adjusted by $1.4 million in interest accrual on financing with related parties, a $3.0 million increase in inventory, offset by the return of a $4.0 million lease deposit that had been held by Equilibrium for the purpose of securing our obligations under the Master Lease Agreement related to our Morehead facility and a $3.1 million increase in accounts payable and accrued expenses.
Net cash used in operating activities was $5.5 million for the year ended December 31, 2019 due to net loss of $2.7 million adjusted by $0.1 million in stock compensation expense, a $0.3 million revaluation of SAFE Notes to market value, a $0.3 million increase in accounts payable, and an increase of $0.4 million in deferred income, offset by a payment of a $4.0 million lease deposit to Equilibrium for the purpose of securing our obligations under the Master Lease Agreement related to our Morehead facility.

Net Cash from Investing Activities
Net cash used in investing activities was $134.5 million for the three months ended March 31, 2021, compared to $0.1 million for the three months ended March 31, 2020. The change of $134.5 million was primarily due to the $125 million purchase of Morehead Farm pursuant to the MIPSA with Equilibrium that we completed on March 1, 2021. The remainder primarily related to construction of our Richmond and Berea CEA facilities.
Cash used in investing activities was $35.7 million for the year ended December 31, 2020, representing purchases of property and equipment, principally the purchases of property and equipment to continue the build out of the Morehead facility, as well land purchased for development in Richmond and Berea.
Cash used in investing activities was $3.6 million for the year ended December 31, 2019, representing purchases of property and equipment, principally the purchase of land in Morehead.
Net Cash from Financing Activities
Net cash provided by financing activities was $446.4 million for the three months ended March 31, 2021, compared to $4.9 million for the three months ended March 31, 2020. The change of $441.6 million was substantially all related to the proceeds from the Business Combination.
Cash from financing activities was $64.7 million for the year ended December 31, 2020, reflecting $32.0 million in borrowings from the Legacy AppHarvest Convertible Notes and $32.9 million in net proceeds from the issuance of redeemable convertible preferred stock.
Cash from financing activities was $14.8 million for the year ended December 31, 2019, reflecting $3.8 million in borrowings from a land mortgage loan and related financing and $11.0 million in net proceeds from the issuance of redeemable convertible preferred stock.
Contractual Obligations
Our contractual obligations consist primarily of operating leases which impact our short-term and long-term liquidity and capital needs. The table below is presented as of December 31, 2020.
	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations
Other leases	$1,900,510	$258,225	$551,089	$541,708	$549,488
Total contractual obligations	$1,900,510	$258,225	$551,089	$541,708	$549,488
The table above does not include the contractual obligations related to our Morehead financing obligation or Morehead lease. On March 1, 2021, we closed on the MIPSA that we entered with Equilibrium in December 2020, pursuant to which we purchased 100% of the membership interests in Morehead Farm. The purchase price was approximately $125 million. At closing, Morehead Farm, a subsidiary of Equilibrium that owns the Morehead facility, became our wholly owned subsidiary. Concurrent with the closing of the MIPSA, the Master Lease Agreement and ancillary agreements related thereto were terminated. The table above also does not include amounts related to the construction of our Richmond and Berea CEA facilities, as the timing and amounts of future expenditures are currently unknown.
Off-Balance Sheet Arrangements
As of March 31, 2021, December 31, 2020 and December 31, 2019, we did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results could differ from those estimates and assumptions.
Stock-Based Compensation and Private Placement Warrants
We recognize in our Consolidated Statements of Operations and Comprehensive Loss the grant-date fair value of stock options and restricted stock awards issued to employees and directors. Our stock options and RSU’s are subject to service-based vesting conditions. Our RSUs are also subject to performance-based vesting conditions that were satisfied upon completion of the Business Combination. Stock-based compensation expense is recognized on a straight-line basis over the associated service period of the award, which is generally the vesting term. We recognize forfeitures of awards as they occur.
We account for our Private Placement Warrants in accordance with ASC 815-40, under which we have determined that the Private Placement Warrants are recognized as liabilities at fair value and subject to remeasurement at each balance sheet date until exercised. Changes in fair value of the Private Placement Warrants are recognized in our unaudited condensed consolidated statements of operations and comprehensive loss. The fair value of the Private Placement Warrants is estimated at each measurement date using a Black-Scholes option pricing model.
We estimate the fair value of our stock option awards and Private Placement Warrants using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the fair value of the Common Stock, expected term, expected volatility, risk-free interest rate and expected dividends.
Fair Value of Common Stock  —  Historically, as there had been no public market for our Common Stock, the fair value of the Common Stock for stock-based awards was determined by the board of directors based in part on valuations of the Common Stock prepared by a third-party valuation firm. Since the closing of the Business Combination our board of directors will determine the fair value of each share of Common Stock underlying stock-based awards based on the closing price of our Common Stock as reported by Nasdaq on the date of the grant. For the Private Placement Warrants, the fair value of the Common Stock is based upon historical values.
Expected Term  —  The expected term of the options represents the average period the stock options are expected to remain outstanding. As we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior, the expected term of options granted is derived from the average midpoint between the weighted average vesting and the contractual term, also known as the simplified method. For the Private Placement Warrants, the expected term is the time from transaction date, to expiration in years.
Expected Volatility  —  As we were not a public company before the closing of the Business Combination, and did not have any trading history for Common Stock, the expected volatility for stock-based awards was based on the historical volatility of the Common Stock of comparable publicly traded companies. Since the closing of the Business Combination our expected volatility is based on the trading history for our Common Stock. For the Private Placement Warrants, the volatility is based on the implied volatility of other comparable Special Purpose Acquisition Company (“SPAC”) warrants.
Risk-Free Interest Rate  —  The risk-free interest rate is based on the yield of zero-coupon U.S. Treasury notes as of the grant date with maturities commensurate with the expected term of the awards.
Expected Dividends  —  The expected dividends assumption is based on the expectation of not paying dividends in the foreseeable future; therefore, we used an expected dividend yield of zero.

The grant date fair value for our stock options granted in 2020 and 2019 were based on the following assumptions used within the Black-Scholes option pricing model:
	2020	2019
Expected term	5.80	5.72
Risk-free interest rate	0.41%	2.27%
Expected volatility	49.45%	40.98%
Expected dividend yield	—%	—%
Assumptions used in applying the Black-Scholes option-pricing model to determine the estimated fair value of stock options granted and Private Placement Warrants issued involve inherent uncertainties and the application of judgment. As a result, if factors or expected outcomes change and significantly different assumptions or estimates are used, our equity-based compensation and Private Placement Warrant liabilities could be materially different.
Fair Value of Common Stock
In connection with the preparation of the consolidated financial statements for the years ended December 31, 2020 and 2019, we reexamined the valuation of the Common Stock. In connection with that reexamination, we prepared retrospective appraisals of the fair value of the Common Stock for financial reporting purposes. Prior to this reexamination, the contemporaneous valuations were prepared to comply with Section 409A of the Code. As a result, the contemporaneous valuations were not performed under the fair value framework as set forth under Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”) and did not take into account the guidance provided in the American Institute of Certified Public Accountants’ (“AICPA”) Technical Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Accordingly, the contemporaneous valuations had limited value for purposes of financial reporting under U.S. GAAP. Therefore, in connection with the preparation of our consolidated financial statements, we re-assessed the fair value of the Common Stock for financial reporting purposes by having retrospective valuations performed in accordance with the fair value framework under ASC 820 and the AICPA Technical Practice Aid. We believe that the valuation methodologies used in the retrospective valuations are reasonable and consistent with the AICPA Practice Aid.
For the retrospective valuations, we used the option-pricing method (“OPM”). Under the OPM, shares are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class. The estimated fair values of the preferred and the Common Stock are inferred by analyzing these options. Specifically, we used the OPM backsolve method to estimate the fair value of the Common Stock, which derives the implied equity value for the Common Stock from a contemporaneous transaction involving the issuance of our preferred stock. We used the OPM back solve method because we were at an early stage of development and future liquidity events were difficult to forecast. We applied a discount for lack of marketability to account for a lack of access to an active public market.
In connection with the grants of stock-based awards in July 2020 through December 2020, we obtained contemporaneous valuations of the Common Stock. We used a hybrid probability-weighted expected return method (“hybrid PWERM”). Under the hybrid PWERM, the value of the Common Stock is estimated based upon an analysis of future values for us assuming various possible future liquidity events. Share value is based upon the probability-weighted present value of expected future net cash flows, considering each of the possible future events, as well as the rights and preferences of each share class. In our application of the hybrid PWERM, two scenarios are considered: a “favorable exit” or “merger” scenario and a “remain private” scenario. The option-pricing method (“OPM”) is used to allocate value in the “remain private” scenario. Under the OPM, shares are valued as a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class. In the July 2020 valuation of the Common Stock, we used the hybrid PWERM to back solve to the contemporaneous Series C preferred stock financing. We applied an incremental discount for lack of marketability to the Common Stock. The grants of stock-based awards in July 2020 through December 2020 contain a performance and service vesting condition. Vesting of these stock-based awards is dependent upon a liquidity event, which had not occurred at December 31, 2020. Accordingly, we have not recognized any stock-based compensation related to these stock-based awards as of December 31, 2020.

After the closing of the Business Combination, our board of directors will determine the fair value of each share of Common Stock underlying stock-based awards based on the closing price of our Common Stock as reported by Nasdaq on the date of grant.
Emerging Growth Company Status and Smaller Reporting Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2021 fiscal year and expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on AppHarvest’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, including a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (critical audit matters); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
Recent Accounting Guidance
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that we adopt as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or consolidated results of operations under adoption.
See the sections titled “Summary of Significant Accounting Policies” in Note 2 to our consolidated financial statements for the years ended December 31, 2020 and 2019 appearing elsewhere in this prospectus for a discussion of recent accounting pronouncements and their effect on us.

Quantitative and Qualitative Disclosures about Market Risks
Foreign Currency Risk
While substantially all of our business is conducted in the United States, we purchase inventory and equipment from suppliers in Europe. As a result, we are exposed to risk from fluctuations in exchange rate between the Euro and the U.S. dollar. As we expand our operations in conjunction with receipt of the proceeds of the Business Combination, including the proceeds from the PIPE, to include building our own large-scale high-tech CEA facilities, our exposure to risk from fluctuations in exchange rate between the Euro and the U.S. dollar will increase.

BUSINESS
Overview
AppHarvest is a sustainable food company creating a resilient and scalable ecosystem of applied technology greenhouses to serve the rapidly growing consumer demand for fresh, chemical-free, non-GMO fruits, vegetables and related products. Our operating greenhouse is, and we expect our in-development portfolio of greenhouses will be, among the largest and most advanced agricultural facilities in the world. We are combining conventional agricultural techniques with the latest in CEA technology to grow high-quality fruits and vegetables throughout the year. We are also committed to advancing the interests of the communities where we operate by providing compelling long-term career opportunities to the local workforce, partnering with educational institutions, such as the University of Kentucky, local high schools, and technical schools, to create programs that mutually benefit students, researchers and our own operations and to lay the foundation for Appalachia to become the AgTech capital of North America.
AppHarvest’s commitment to Appalachia is driven by the personal connection of AppHarvest’s leadership, including Jonathan Webb, Founder and Chief Executive Officer, to the area and by a refined geographic strategy that is designed to impart immediate as well as long-terms benefits. As a proud Kentucky native, Mr. Webb has developed deep relationships within the Appalachian community that include civic leaders, strategic vendors and suppliers, as well as local and state elected officials. Our deep connection to the local community has been instrumental in facilitating the growth and development of AppHarvest. Appalachia also presents multiple strategic advantages for AppHarvest, including access to an abundant labor base, beneficial climate patterns that allow all or substantially all our water requirements to be supplied organically by rainfall and geographic proximity to approximately 70% of U.S. households within a one-day drive.
AppHarvest is a mission-driven organization with an ethos that is rooted in sustainability and environmental, social and governance (“ESG”) principles. Our leadership team and employees share a deeply held belief that, as an organization, we are responsible to multiple stakeholders, including our workers, our community, our customers, our environment and our stockholders. We are a public benefit corporation, which underscores our commitment to our purpose and our stakeholders. In addition, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, AppHarvest was designated as a Certified B Corporation in December 2019. As of the date of this prospectus, we are one of only four publicly traded a Certified B Corporations in the United States.
In October 2020, we partially opened our first CEA facility in Morehead, Kentucky, which we estimate is capable of cultivating more than 720,000 tomato plants with an approximate yield of more than 40 million pounds per year. We harvested our first crop of beefsteak tomatoes in January 2021 and began harvesting our first crop of tomatoes on the vine in March 2021, and our first AppHarvest tomatoes were available in grocery stores shortly thereafter. Our facility in Morehead has been fully operational since March 2021, and production of the full 60 acres began as of the first week of May 2021. Our facility in Morehead is estimated to be one of the largest buildings on Earth and houses 60 acres of technologically advanced and environmentally sustainable crop production.
We are currently constructing two additional facilities in Berea and Richmond, both within Madison County, Kentucky, which are expected to comprise 75 acres in the aggregate and are projected to be operational by the end of 2022. These new facilities will allow us to expand into additional tomato varieties, cucumbers, as well as leafy greens. We are also planning additional facilities across Kentucky and throughout Central Appalachia, including a 30 acre strawberry facility and a 10 acre leafy green facility that we expect to begin construction on in the second quarter of 2021. We anticipate that we will have more than 12 operational CEA facilities in Appalachia with more than 500 acres of production capacity in the aggregate by the end of 2025. To optimize our production capabilities, innovate on sustainability measures and deliver on our goal of establishing AppHarvest as a leader within CEA, we are committed to developing and sourcing the most advanced technology available, especially in the fields of robotics, seed varieties and seed genetics, artificial intelligence and automation.

Agriculture’s Current Challenges and Our Opportunity
Agriculture’s challenges today are wide-reaching and accelerating. The United Nations forecasts that global food production will need to increase by 50% or more by 2050 to feed the growing global population. Inclusive of vine crops, the USDA predicts that the total annual value of domestic fruit, vegetable and nut production will exceed $66 billion by 2029, a $14 billion annual increase over the 2020 annual value. In 2020, vegetable production accounted for 41% of total farm value (or $21.5 billion) with fresh use vegetables comprising 32% of the market (or $6.9 billion). Tomatoes are the second most popular fresh market produce in the United States; per capita consumption of fresh tomatoes has grown to 21 pounds per year in 2020, 75% higher than it was nearly four decades ago. The USDA attributes this growth primarily to changing consumer preferences and a shift towards a healthier diet and overall lifestyle.
Domestically, the demand for fresh fruits and vegetables has necessitated significant imports of produce into the United States. In 2020, the cumulative value of these produce imports grew by 13%. The majority of America’s supply of fresh tomatoes and other vine crops, including cucumbers, bell peppers and eggplants, are imported. In 2019, 60% of fresh tomatoes for sale in the United States were imported, up from 41% in 2009. Eggplant imports accounted for 56% of supply in 2019, up from 43% in 2009. Meanwhile, 66% of bell peppers and 81% of cucumbers were imported in 2019, up from 46% and 56%, respectively, in 2009. Over approximately the last three decades, the United States’ reliance on imports has more than doubled, and the country’s single largest import partner is Mexico, which comprises 70% of the United States’ total fruit and vegetable imports.
Percentage of Crops Imported:
A continued reliance on imports places the U.S. food supply at risk from natural and politically destabilizing events. The ongoing COVID-19 pandemic has highlighted this risk. Over the course of the past 12 months, food imports from Mexico and other international exporters have been delayed or ultimately cancelled. A reduced or delayed supply of produce can have a pronounced impact on grocers, which generally operate on already thin financial margins. A consistent and reliable supply chain is vital to the grocery retail industry, which attempts to closely match the perishable supply of produce to near-term customer demand. We believe that CEA, which provides more reliable, more sustainable and higher quality produce with much higher food safety, is an optimal solution for the grocery industry, and that there will be a strong preference among distributors and grocers to shift toward local CEA verses international imports.
Demand for sustainable farming and new infrastructure has been amplified by the effects of climate change and other environmental factors. California and Mexico have historically provided a majority of the produce sold to consumers in the United States; imports from Mexico comprise just over half the U.S. tomato market. Poor farming practices, structural changes in water resources and an overreliance on chemicals which can be harmful if consumed, such as fertilizers and pesticides, have resulted in large swaths of arable land becoming degraded and less productive. Globally, approximately one-third of arable land is estimated to be at least partially degraded, and that could increase to more than 90% of arable land unless there is a significant shift in farming practices and infrastructure. In addition, shifting weather patterns that are believed to be the result of climate change are accelerating the threat to existing agricultural regions. Reduced rainfall and increasingly hot conditions in certain growing regions are increasing the demand for and consumption of irrigation water. Two-thirds of Mexico is located in arid or semi-arid areas that have annual rainfalls of less than 500 millimeters. California’s Public Policy Institute estimates that 500,000 to 780,000 acres would need to be fallowed for the state’s natural aquifers to re-balance. We take advantage of Kentucky’s relatively high precipitation levels by capturing and recycling rainfall in a 10-acre on-site retention pond to meet our ongoing irrigations needs.

We believe that CEA is the global solution to address the rising demand for fresh fruits and vegetables and to offset the declining availability of high-quality farmland and the results of climate change on agriculture. By utilizing leading-edge technology, we plan to grow up to 30 times more food on a single indoor acre compared to a single, traditionally farmed outdoor acre. This belief is based on third-party research and publications that state that produce grown in CEA facilities can yield anywhere from 20 to 100 times as much as traditional farming on the same amount of land. CEA allows systematic measurements and tailoring, on a per crop level, of important variables, such as nutrient levels, temperature, humidity and irrigation. CEA generally benefits from 365 days of optimal farming conditions per year, whereas open field farming and traditional greenhouses have more limited growing seasons.
We believe that AppHarvest is positioned to become a global leader in the CEA industry. We are the only publicly traded company focused on CEA-enabled food production in the United States. We are designing our Appalachian facilities to maximize sustainability and the efficiency of our operations. For example, we take advantage of Kentucky’s relatively high precipitation levels by capturing and recycling rainfall in a 10-acre on-site retention pond to meet our ongoing irrigations needs at our Morehead facility. Re-using rainwater not only decreases our impact on the environment, it also eliminates the cost of water, which many of our competitors, even in the CEA space, incur. Using a closed system also eliminates all agricultural runoff, a major polluter of U.S. waterways. In addition, our geographic proximity to the markets that we serve reduces the fuel needed to transport our fruits and vegetables to our customers, thereby reducing the environmental impact of the distribution of our products. Relative to growers in California and Mexico, we estimate that we can distribute our products with up to 80% less fuel and also deliver produce with an extended shelf life due to a shorter transportation window. Traditional agriculture produce has a pre-retail spoilage rate of approximately 34% compared to less than 10% for food grown in CEA.
Our Solution
We are building a global, sustainable food company with a strategically located nucleus of CEA facilities located in Central Appalachia. The key components to our strategy include:
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Sustainable CEA facilities:   By insulating our food production system from seasonal and weather constraints, our facilities are expected to produce up to 30 times more fruits and vegetables compared to traditional open-field agriculture while using up to 90% less water.

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Strategic location near major population centers:   Given our location within a single day’s drive of nearly 70% of the U.S. population, we are positioned to use significantly less fuel to transport our products compared to fruits and vegetables shipped from the southwestern United States and Mexico.

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AgTech ecosystem:   We led the signing of a non-binding collaboration agreement by a 17-organization coalition of universities, governments and leading AgTech companies in the United States and abroad to identify opportunities to leverage each other’s expertise and to find opportunities to work together to create an ecosystem in Central Appalachia to support large-scale development. AppHarvest believes that this coalition will partially reduce our research and development budget and enable us to source and identify new advancements, technologies and opportunities more quickly than we would on our own.

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Technology:   We believe that sourcing, developing and implementing applied technology will be a key differentiator for AppHarvest over the long term. We work with leading technology companies in the industry, such as Dalsem for greenhouse construction and development, Signify for energy efficient LED lighting, Ecoation for advanced, integrated pest management, Root Ai for automation and robotics and Priva for greenhouse software. We will continue to invest and innovate in technology as we strive to be at the forefront of sustainable food production.

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Strong and available local labor force:   We believe there is a large population of workers in the Central Appalachian region who are eager to find long-term career opportunities like those being offered by AppHarvest. There are thousands of committed and capable workers in our region who were laid off in recent years from jobs in declining industries such as coal production and manufacturing, and AppHarvest is committed to paying living wages that are, on average, approximately 40% higher than the average wage for comparable work in Kentucky. As a result, we believe we can staff and retain our workers with less churn, immigration challenges and unfilled positions that many of our competitors face.
Morehead Facility
Our CEA facility in Morehead, Kentucky, which partially opened in October 2020 and has been fully operational since March 2021, is among the world’s largest greenhouses at 60 acres (approximately 2.8 million square feet). Our first harvest from the Morehead facility took place in January 2021. Production of the full 60 acres began as of the first week of May 2021.
The Morehead facility incorporates a full suite of cutting-edge technology including the following:
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Hybrid lighting system that features a combination of natural sunlight, Signify GreenPower LEDs and high-pressure sodium lighting.

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Water independence through a recycled rainwater irrigation system that leverages a 10-acre, on-site retention pond, fully eliminating the need for city or well water. This system enables us to use up to 90% less water compared to open field agriculture.

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Advanced closed-loop water filtration system that incorporates nano-bubble technology to combat harmful algae blooms and cyanotoxins, as well as sand filters and high density ultraviolet lighting (lighting designed to eliminate and kill bacteria).

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Climate and greenhouse operations software designed by Priva B.V., which allows our growers to carefully monitor microclimates inside our CEA facility and calculate the precise levels of light, water and carbon dioxide that each plant needs to thrive. Priva also allows for exact dosing of nutrients as well as temperature and humidity control on a plant by plant level.

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Innovative pest control strategy, or integrated pest management, is an environmentally sensitive approach to pest management and relies in part on the use of beneficial insects which combat pests that are damaging to the crop. We use parasitic wasps to control one of the most detrimental greenhouse pests: the whitefly. We also use predatory mites that work similarly against harmful spider mites and fungus gnats.

Development Pipeline
Shortly after partially opening our first CEA facility in Morehead, Kentucky in October 2020, we purchased two additional properties in Richmond, Kentucky and Berea, Kentucky. We are currently in the process of developing a 60-acre facility in Richmond, and a 15-acre facility in Berea. We also purchased development land in Pulaski County, Kentucky, which we expect to begin construction of a 30 acre strawberry facility on in the second quarter of 2021 and anticipate the facility will be operational in the third quarter of 2022. We signed anagreement to purchase the land for a 10 acre leafy green facility which we expect to close and begin construction on in the second quarter of 2021. We anticipate that the leafy green facility will be operational in the fourth quarter of 2022. We plan to continue developing and opening additional facilities throughout Central Appalachia and anticipate that we will have more than 12 operational CEA facilities in Appalachia with more than 500 acres of production capacity in the aggregate by the end of 2025.
Our Strengths
Industry Leading Position with an Early Mover Advantage
Our Morehead facility combined with our in-development greenhouses in Richmond and Berea position us among the largest CEA growers in the United States. Our initial production acreage is focused on growing beefsteak tomatoes and tomatoes on the vine, which have attractive margins and benefit from significant consumer demand. We plan to expand into other vine and leafy green crop types that we will grow at our Richmond and Berea facilities that are currently in development. AppHarvest is also employing a go to market strategy through our partnership with Mastronardi, which we believe will enable us to build customer awareness and brand loyalty for future fruits, vegetables and other value-add products that it brings to market.

Well Capitalized Balance Sheet with Increasing Flexibility and Optionality
On January 29, 2021, we completed the Business Combination, providing AppHarvest with approximately $475.0 million of unrestricted cash, including $375.0 million in gross proceeds from a private placement of common stock of Novus. AppHarvest has successfully developed relationships with a broad range of public and private institutional investors that have committed capital to the company to fund our growth and core operations. We believe that our access to institutional capital is a significant advantage that will allow us to scale at a faster pace than our peers.
Strategic Appalachian Location
We believe that Kentucky, and Central Appalachia more broadly, is an ideal geographic location for our business as it enables us to serve approximately 70% of the U.S. population within a day’s drive. We expect our location will allow us to dramatically reduce transportation costs compared to foreign competitors. Companies in other industries have also recognized the strategic geographic advantages of Central Appalachia and have large distribution facilities based in the region, including Amazon, DHL and United Parcel Service. To our knowledge, we are the only large-scale sustainable food company based in the region.
Central Appalachia also provides a large population of dedicated and capable workers who have experienced career displacement in recent years due to declines in the coal and manufacturing industries. There are tens of thousands of skilled workers who are unemployed, but qualified and capable to pursue careers with companies like AppHarvest. As of the latest Eastern Kentucky Workforce analysis in 2016, the labor participation rate in Eastern Kentucky was 45%, far lower than the state average of 60% and the national average of 64%.
We believe the relatively low labor participation rate presents a major staffing opportunity for new industry in the region. We were able to efficiently hire many employees as we opened our first facility in Morehead and have identified talent to join our team at the facilities we are developing in Richmond and Berea. A recent study by Boyette Strategic Advisers found that 80% of Eastern Kentucky employers are highly satisfied or satisfied with their workforce. Despite stereotypes, federal studies have found 88.5% of Appalachian adults have earned high school diplomas, directly in line with the national average of 88.6%. In fact, a higher percentage of Appalachian adults at 9.7% hold associate’s degrees than the national average of 9%.
We chose to locate our headquarters and first three facilities in Kentucky, a state that has many business-friendly attributes including:
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Favorable taxation.   Kentucky ranks 19th in the Tax Foundation’s 2021 Business Tax Climate Index. The state has a 5% corporate income tax rate, 6% sales tax rate and 9.5% state and local tax burden per capita.

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Low utility costs.   Kentucky has long enjoyed a competitive advantage in utility rates benefiting from its location on the interstate natural gas pipeline corridor and abundant natural water supply.

For example, Kentucky has the lowest cost of electricity in the industrial sector among states east of the Mississippi River and one of the lowest in the United States, coming in at 21% lower than the national average.
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Labor costs and support programs.   Labor costs in Kentucky are significantly below the national average — almost 20 percent lower than the United States average. The state also offers the Kentucky Skills Network, designed to be a business’ first stop for all workforce needs. The Kentucky Skills Network brings together a wide variety of resources to design custom solutions for businesses of all sizes.

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Strong international presence.   Kentucky is a leader in foreign direct investment with more than 500 foreign-owned facilities employing more than 110,000 people.

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Pro-business development environment.   Kentucky has a well-established reputation for being a pro-business state with a focus on supporting the growth of medium to large businesses across sectors. There are many large companies with operations in Kentucky, including aerospace and defense (Boeing), logistics and distribution (UPS, DHL and Amazon) and automotive manufacturing (Ford, General Motors and Toyota).

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Financial incentives.   Kentucky offers a number of strong tax incentive programs to support business investment.

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Environmental factors.   Kentucky earned second place nationally for its air and water quality according to an assessment by U.S. News & World Report.

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Cost of living.   Kentucky’s cost of living is about 10% lower than the U.S. average with housing costs around 30% lower.

Skilled Integrator of Proven Technologies
Our development and technology teams are highly skilled integrators of best-of-breed applied agricultural technology. Our strategy is centered on the deeply held belief that, in many instances, the right technology to sustainably maximize crop yields already exists in the marketplace. The Netherlands has long relied on increasingly high-tech CEA facilities for domestic fruit and vegetable production, becoming the world’s second-largest agricultural exporter despite a land mass roughly one-third the size of Kentucky. We are working directly with companies that have been successful in the Netherlands, as well as construction firms that have built these types of structures.
Prior to opening our first facility, we entered into a non-binding collaboration agreement with 17 organizations, including leading government officials in the Netherlands and Kentucky, as well as top universities and leading Dutch AgTech companies, that we believe will redefine agriculture in America and create the country’s AgTech capital in Appalachia. This collaboration agreement contemplates that the parties will later enter into a formal development agreement expected to provide for the opening of a Dutch representative office in Kentucky, creating a series of research programs, developing a center of excellence, and looking for opportunities to build high-tech greenhouses, pack houses and office spaces similar to our flagship CEA facility in Morehead, Kentucky, as well as manufacturing facilities for products used in the construction of such CEA facilities. Any obligations of the parties to complete and fund these projects, and the timeline for such projects, will be set forth in a future development agreement. Signatories to the agreement include:
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AppHarvest;

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Commonwealth of Kentucky’s Office of the Governor;

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Dutch AgTech companies: Dalsem, Signify, Certhon, Light4Food, Priva and Rijk Zwaan;

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Universities: The Netherlands’ HAS University of Applied Science,The Netherlands’ Fontys University of Applied Sciences, The University of Kentucky, Morehead State University, University of Pikeville, Eastern Kentucky University and Berea College;

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Dutch Ministry of Agriculture, Nature & Food Quality (LNV), Directorate International Affairs; and

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Dutch public-private network organization NLWorks.

We believe that having these organizations invested in furthering AgTech in Kentucky could accelerate, and reduce costs associated with, our internal research and development related to new technologies, seed varieties and growing methods. In addition, moving more greenhouse manufacturing to Kentucky would reduce our import and supply chain risks and potentially lower our cost of production.
Strategic Partnerships with Important Industry Participants
We are focused on becoming a leading sustainable food Company on a global scale and to help AppHarvest accomplish its objectives we have strategically and systematically pursued partnerships with select third-parties to allow us to focus our capital and resources in areas that maximize value for our Company and for our shareholders.
Mastronardi
Mastronardi is our exclusive marketing and distribution partner for all fresh fruits and vegetables grown in Kentucky and West Virginia, including tomatoes, cucumbers, peppers, berries and/or all leafy greens that meet certain quality standards. Mastronardi is a fourth-generation family owned company and the leading marketer and distributor in North America of tomatoes, peppers, cucumbers, berries and leafy greens (collectively, the “Products”). Mastronardi has an extensive and long-tenured retail network and is nationally recognized under the primary SUNSET® brand and other brands, including Campari®, Angel Sweet®, Flavor Bombs®, Sugar Bombs® tomatoes and WOW™ berries. Through our partnership with Mastronardi, we receive immediate access to a large and highly coveted customer base. Our produce is currently in the grocery aisles.
Pursuant to the Mastronardi Morehead Agreement, Mastronardi will be the sole and exclusive marketer and distributor of all Products of the facility. Under the terms of the Mastronardi Morehead Agreement, AppHarvest is responsible for growing, producing, packing and delivering all Products to Mastronardi, and Mastronardi is responsible for marketing, branding and distributing the Products to its customers. Mastronardi will sell the Products at market prices that are consistent with the best and highest prices available during the duration of the applicable growing season for like kind USDA Grade No. 1 products. Mastronardi will set the market price for the Products and will pay over to AppHarvest the gross sale price of the Products sold by Mastronardi, less a marketing fee and Mastronardi’s costs incurred in the sale and distribution of the Products. If Mastronardi rejects, returns or otherwise refuses Products for failure to meet certain quality standards, AppHarvest has the right, at its cost and expense, to sell or otherwise dispose of the Products, subject to certain conditions. AppHarvest is currently exploring options for selling any such rejected, returned or refused Products to secondary distribution outlets.
If AppHarvest expands the growing acreage or operations of any of its existing facilities in Kentucky or West Virginia, Mastronardi has a right of first refusal to be the exclusive distributor of any produce arising as a result of such expansion for the greater of ten years from the date of first commercial production of the additional products or the remainder of the term of the Mastronardi Morehead Agreement. In the event AppHarvest or its affiliates operate a new facility in Kentucky or West Virginia, Mastronardi has the right to deem such New Grower Facility to be under an agreement with Mastronardi on the same material terms and conditions of the Mastronardi Morehead Agreement for a period of ten years. In December 2020, Mastronardi elected to deem AppHarvest’s new facilities in Richmond and Berea to be New Grower Facilities.
The initial term of the Mastronardi Morehead Agreement is ten years beginning on the date of the commercial harvest of AppHarvest’s first crop. After the initial term, the Mastronardi Morehead Agreement renews automatically for additional one year terms unless terminated by either party by written notice not later than 240 calendar days prior to the end of the then applicable term. Either AppHarvest or Mastronardi can terminate the Mastronardi Morehead Agreement if the other party is subject to certain bankruptcy or insolvency proceedings or if the other party is in breach of the Mastronardi Morehead Agreement and the breach remains uncured for a specified period. AppHarvest’s obligation to timely deliver Products to Mastronardi and to maintain exclusivity is not subject to cure. AppHarvest also has a limited, one-time conditional right to terminate the Mastronardi Morehead Agreement early by providing written notice 240 days prior to and effective as of the end of the growing season in which such notice is received, and such right to provide notice of early termination is conditioned upon all of the following: (i) AppHarvest has in good faith failed to make timely payments under the Master Lease Agreement (as defined below) (provided that Mastronardi has the right to make up such shortfall within 60 days of its receipt of the early termination notice), (ii) AppHarvest has not materially breached the Mastronardi Morehead Agreement, or any other agreement with Mastronardi, (iii) AppHarvest has met its quality specifications, volume, delivery and packaging forecasts and schedules during the term of the Mastronardi Morehead Agreement, (iv) Mastronardi returned to AppHarvest an average return that is less than agreed upon thresholds (subject to a cure period) and (v) Mastronardi has received payment for all costs and expenditures incurred by Mastronardi in furtherance of the operation of the Morehead facility as contemplated by the Mastronardi Morehead Agreement or related agreements.
Mastronardi has the exclusive right to sell and market all fresh fruits and vegetables, including tomatoes, peppers, cucumbers, berries and/or leafy greens, grown by AppHarvest in Kentucky and West Virginia for an initial term of 10 years from each facility’s first commercial harvest. If Mastronardi declines to exercise its right of first refusal with respect to AppHarvest Products grown in Kentucky and West Virginia,AppHarvest has the right to contract with unaffiliated third parties that are industry recognized bona fide marketers for distribution of such produce. Sale transactions are at market price less the marketing fee and costs incurred in the sale and distribution of Products. Outside of Kentucky and West Virginia, AppHarvest has agreed not to compete with Mastronardi, including growing fresh produce in a new facility outside of Kentucky and West Virginia in an area in which it would be competing with Mastronardi, for a period of ten years that commences on the date of the first commercial harvest from the Morehead Facility and also runs for ten years measured from the latest date of a first commercial harvest from a facility deemed to be a New Grower Facility by Mastronardi under the terms of the Mastronardi Morehead Agreement. AppHarvest has also agreed not to solicit any employee of Mastronardi or its affiliates without Mastronardi’s written consent during the term of each applicable Mastronardi purchase and marketing agreement and for a period thereafter.
Dalsem
Dalsem is a highly-regarded, family-owned manufacturer and developer of end-to-end, high-tech greenhouse projects. The company has more than 85 years of experience and is perceived as a pioneer and an innovator within the industry. We selected Dalsem as our construction partner for our first CEA facility in Morehead, Kentucky pursuant to an engineering, procurement and construction agreement. We have also entered into a direct contractual relationship with Dalsem for the construction of our new CEA facilities in Richmond, Kentucky and Berea, Kentucky.
Given our commitment to develop more than 12 CEA facilities in Appalachia with more than 500 acres of production capacity by the end of 2025, we believe that our relationship with Dalsem presents potential long-term advantages. We believe that this relationship could reduce risk associated with construction, including the availability of certain inputs and materials for the facilities, and can translate into favorable construction timelines.
Equilibrium
Equilibrium provided project financing for AppHarvest’s Morehead, Kentucky CEA facility. Equilibrium is a leading U.S. sustainable investment manager and creator of the world’s first controlled environment foods fund. Our arrangements with Equilibrium are described in the section titled “Certain Relationships and Related Party Transactions.”
Experienced and Passionate Team
AppHarvest is a mission driven company led by highly committed and passionate professionals. Our founder and Chief Executive Officer, Jonathan Webb, is a Kentucky native with more than a decade of experience focused on sustainable infrastructure. Prior to founding AppHarvest in 2018, Mr. Webb led a public-private partnership on behalf of the Department of Defense, developing what was then the largest solar project in the southeastern United States. At AppHarvest, Mr. Webb has leveraged his experience in renewable infrastructure to create a CEA platform in North America.

In January 2021, David Lee, who was an existing member of the board of directors of AppHarvest, joined the company to serve as our President. Prior to joining AppHarvest, Mr. Lee served as Chief Operating Officer and Chief Financial Officer of Impossible Foods, where he led strategy and operations as the company evolved from a startup into the disruptive, scaled food company that they are today. Prior to Impossible Foods, Mr. Lee held executive leadership positions at multiple companies, including Del Monte Foods where Mr. Lee helped restructure the business concurrent with KKR’s acquisition of the company. Additionally, AppHarvest has a talented roster of senior executives including Loren Eggleton, Chief Financial Officer, and Dave Nichols, Head of Strategy.
AppHarvest has attracted a highly experienced “grow team” to run and operate our greenhouses. Our senior growers have, on average, more than 25 years of experience managing growing operations. We also have a dedicated team of construction and project managers who have successfully completed infrastructure projects totaling more than $19 billion.
ESG Company
AppHarvest has an authentic and overarching commitment to sustainability, ESG and social impact. As of the date of this prospectus, we are one of four publicly traded Certified B Corporations in the United States. This certification recognizes our commitment to a broader set of stakeholders, including our employees, our community, our environment, our customers and our stockholders. We believe that we present a unique and a compelling opportunity for the growing number of investors who share our focus and dedication to sustainability and a broader set of ESG principles. As provided in our certificate of incorporation, the specific public benefits we promote are:
•
Empowering individuals in Appalachia;

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Driving positive environmental change in agriculture; and

•
Improving the lives of our employees and the communities in which we operate.

We have also been certified by an independent non-profit organization as meeting rigorous standards of social and environmental performance, accountability and transparency. As a result of this assessment, in December 2019, we were designated as a Certified B Corporation. It is our mission to positively impact stakeholders across our business and we are proud of our achievements to date, including:
•
Selecting Rowen County for our Morehead facility, in which approximately 25% of the community lives below the poverty line. Despite reduced wage expectations in this area, we have provided career opportunities with entry level wages that are over 40% higher than average hourly wages for comparable jobs in the state. On average, our employees will earn an income that is 74% higher than the median household income in Rowen County.

•
We have invested over $100 million in the local Rowen community which we believe will have an economic ripple effect as those expenditures percolate through our contractors, engineers and other tradespeople required to build our large-scale facilities.

•
In addition to compelling wages, we also provide paid time off and full family healthcare coverage.

•
We have partnered with local universities and high schools; we plan to educate more than 1,000 high school students with our educational programs around hydroponic farming.

We believe we also have an opportunity to impact how the regional power grid evolves. As we grow and need more power, we are committed to catalyzing new renewable energy sources in our local energy market. We believe that when corporations insist upon completely renewable energy, market forces will drive suppliers to provide electrical energy with a reduced carbon footprint. As a member of the Renewable Energy Buyers Alliance (“REBA”), a community of energy buyers seeking to accelerate a zero-carbon energy future, we also benefit from REBA resources as we strive to operate on renewable energy.
We aim not only to transform the Appalachia region in terms of social and economic impact, but also to build a platform to transform agriculture and bring new solutions for growing threats to the agriculture sector, including water shortages, land shortages, soil depletion, surface water pollution, pesticide use, food waste, and systemic risks from climate change. Our growing process reduces environmental impacts and manages the environmental risks increasingly threatening our food systems. Specifically, our CEA facility manages these risks and reduces environmental impacts by:
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Using up to 90% less water than conventional agriculture in a closed system that prevents pollution from excess fertilizers and chemical pesticides running into local streams or waterways.

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Producing up to 30 times more food per acre, creating a resource-efficient use of land that does not deplete soil and its nutrients.

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Using integrated pest management, skilled workers, and AI tools to keep the greenhouse free of pests and disease instead of using chemical pesticides.

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Using a horizontal greenhouse structure to maximize passive solar energy.

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Implementing new lighting systems that use 20% less energy than traditional lighting systems through integration of LEDs.

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Working towards exciting opportunities to link operations with renewable energy, particularly with policies being promoted by the new U.S. Presidential administration.

Our mission and operations are aligned with the United Nations Sustainable Development Goals (“SDGs”). It is fitting for our first harvest to have occurred in 2021, the United Nations International Year of Fruits and Vegetables. AppHarvest, our technology and our mission address the below SDGs:

1 NO POVERTY

SDG1: End poverty in all its forms everywhere.

100% of AppHarvest employees are paid a family living wage.

2 ZERO HUNGER

End hunger, achieve food security and improved nutrition and promote sustainable agriculture.

Only 1 in 10 Americans eat enough fruits and vegetables.

3 GOOD HEALTH AND WELL-BEING

Ensure healthy lives and promote well-being for all at all ages.

100% company paid insurance premiums for all employees.

4 QUALITY EDUCATION

Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all.

AgTech Education programs implemented in three Appalachian county high schools.

6 CLEAN WATER AND SANITATION

Ensure availability and sustainable management of water and sanitation for all.

90% less water than traditional open-field agriculture and zero agricultural runoff.

7 AFFORDABLE AND CLEAN ENERGY

Ensure access to affordable, reliable, sustainable and modern energy for all.

Combining horizontal growing to maximize sunlight and supplemental LED lights that 40%more efficient than traditional lighting.

8 DECENT WORK AND ECONOMIC GROWTH

Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all.

~ 300 new jobs in a county where 23% of residents live in poverty.

9 INDUSTRY, INNOVATION AND INFRASTRUCTURE

Build resilient infrastructure, promote inclusive and sustainable industrialization and foster innovation

30x higher yields on a single acre than open-field agriculture on a single acre.

10 REDUCED INEQUALITIES

Reduce inequality within and among countries.

Partnerships with local employment programs that service dislocated workers and disadvantaged in Appalachia.

12 RESPONSIBLE CONSUMPTION AND PRODUCTION

Ensure sustainable consumption and production patterns.

Reduce diesel use in transportation by 80% and reach 70% of Americans in a day's drive.

13 CLIMATE ACTION

Take urgent action to combat climate change and its impacts.

Observed climate change is already affecting food security, according to the 2019 IPCC special report on land.

Growth Strategy
Through investments in Central Appalachia, our brand, our stakeholders and our infrastructure, we believe that we are well-positioned to grow our brand and attract consumers through our distribution partner Mastronardi, which provides us with full distribution on day one of production, allowing customers to experience our products and us to grow customer recognition and loyalty.
New Project Pipeline
AppHarvest plans to develop and operate more than 12 CEA facilities in Appalachia with aggregate production capacity in excess of 500 acres by the end of 2025. We believe that allocating capital to organic growth, specifically the development of new facilities, presents a compelling return on invested capital.

Our initial project in Morehead, Kentucky partially opened in October 2020, and has been fully operational since March 2021. We have purchased our next two development sites in the cities of Richmond and Berea, both within Eastern Kentucky, which are currently under construction and expected to be operational by the end of 2022. We are also planning additional facilities across Kentucky and throughout Central Appalachia, including a 30 acre strawberry facility in Pulaski County, Kentucky, which we expect to begin construction on in the second quarter of 2021 and anticipate the facility will be operational in the third quarter of 2022. We have signed an agreement to purchase the land for a 10 acre leafy green facility that we expect to close and begin construction on in the second quarter of 2021, and anticipate the leafy green facility will be operational in the fourth quarter of 2022.
We expect to have five facilities operational by the end of 2022, with approximately 175 acres under production.
We have a disciplined site selection and construction management process and all major investment and capital decisions require sign off from our Chief Executive Officer and Chief Financial Officer, with additional oversight from the Board of Directors. Cost, development timelines, expansion opportunities, proximity to our existing facilities, crop economics and overall site-level returns on invested capital are among the many factors we consider before greenlighting a project.
Strategy to Develop Branded and Sustainable Value-Add Products
AppHarvest is a sustainable food company with global ambitions and a desire to become a trusted brand with broad brand awareness. We aim to leverage our ESG- and mission-driven ethos to grow and produce fruits, vegetables and other value-added products that customers will actively seek out at their local grocery stores. While our initial focus is on fresh produce, as we scale and expand to multiple crop types, we expect that we will have the ability to manufacture value-added products utilizing our in-house produce. We anticipate that this will include lines of co-branded fresh food and snacking products, as well as processed foods, such as salsa and sauces.
Components of this value-added product strategy may include:
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Partnering with Martha Stewart, a member of our board of directors, to curate and develop products;

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Partnerships with top retailers;

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Public relations exposure at time of launch with ongoing support;

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Continuing to leverage our ESG and mission-based story; and

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Large public thought leadership events and festivals.

Over the longer term, we anticipate evaluating opportunities to launch several classes of products in the categories of fresh snackables and licensed processed products. Fresh snackables include snackable foods found in retailers beyond traditional grocers, such as convenience stores and airports. We also expect to be able to pursue a licensed value-added product strategy, ranging from tomato paste and sauces to ketchup and other product varieties.
Technology Developments
In April 2021, we acquired Root AI, Inc. (now AppHarvest Technology, Inc.), an artificial intelligence and robotics company, including their team with experience in CEA. This group is focused on technological and operational improvements within AppHarvest, including the development of a complete technology solution integrating custom robotics, genetics, management software, and artificial intelligence. We plan to initially leverage this technology internally and may offer this as a services-based technology solution or as a turnkey CEA solution in certain markets. We currently anticipate that development of this technology solution will be completed by the end of 2025.
Competition
With the importing of vine crops rapidly increasing, our competition includes large-scale operations in Mexico and, to a lesser extent, the southwestern United States Studies have found an American meal travels

1,500 miles on average to the consumer’s plate. We believe we are unique in becoming a large-scale operator growing produce closer to the end consumer.
Overall Competition
The U.S. greenhouse industry has grown steadily over the past decade as producers use the industry’s advantages to grow more using fewer resources, seeking to solve issues caused by limited land, energy and resources including water and labor. The USDA attributes growth to greenhouse operators’ ability to realize greater market access both in the off-season and in northern retail produce markets, better product consistency and improved yields.
By 2017, the percentage of greenhouse-grown U.S. shipments of fresh tomatoes had grown to 5% of all shipments. Only four states (California, Minnesota, Nebraska and New York) produce more than 10 million pounds of greenhouse-grown tomatoes annually, according to the most recent USDA data. Kentucky’s production was estimated by the USDA to be between 500,000 pounds to 1 million pounds annually. The commencement of our operations in Morehead, Kentucky is expected to immediately vault Kentucky to the higher production category.
Competition from Imports
In 2004, growers in the United States, Canada and Mexico each provided around 300 million pounds of greenhouse-grown tomatoes to fresh supply in the United States. Since that time, though, Mexico’s market share has averaged 35 percent annual growth, growing even stronger than growth in the export of field-grown tomatoes to the United States. Greenhouse-grown tomato imports from Mexico accounted for 84% of total greenhouse-grown tomato imports in the United States in 2017. Imports from Canada of greenhouse-grown tomatoes have stayed steady at around 300 million pounds annually.
A challenge for high-tech producers in the United States is the possibility that lower-cost Mexican producers will be able to increasingly step up and meet emerging U.S. retail market preferences for higher quality, improved product safety, year-round availability, and product innovation. Mexican producers achieve this not by investing equivalent capital, but by leveraging climatic and labor advantages at a lower cost. We believe that market leadership will accrue to the most efficient producers who are able to reliably meet the needs of large U.S. retailers and can demonstrate advantages in marketing strategy, geography, ESG, food safety, technology, and production learning curves sufficient to warrant the substantial long-term working capital required to fuel the expected sustained growth of this market segment.
Meanwhile, Canadian producers are beginning or expanding production in the United States. The major factors driving this expansion are brand value of U.S. production and lower transportation and energy costs at U.S. facilities. The Canadian greenhouse industry is located primarily in Ontario in the east and British Columbia in the west. The Canadian greenhouse industry is supported by extensive government subsidies and financing that allows them to compete with the United States and Mexico on production cost.
Beyond greenhouse-grown tomatoes, importers are providing an increasing percentage of all fresh tomatoes. In 2000, imports accounted for only 30% of fresh tomatoes in the United States and increased to 60% in 2019. Imports accounted for a majority of fresh tomato supply starting in 2010 after a series of weather-related issues in Florida necessitated imports to replace expected open-field tomato production. Mexico now accounts for more than 90% of all fresh tomato imports, approaching nearly 4 billion pounds annually.
Traditional Greenhouse Operators
Large-scale greenhouse operators currently dominate the market in the indoor agriculture space, as they have large-scale distribution networks and own and operate hundreds to thousands of acres of greenhouse. Most of the companies have major portions of their operations in Mexico and Canada, but all are either looking to develop, are developing or have already developed U.S.-based high-tech greenhouses. These companies have broad product lines and are moving into the prepared food space to leverage their scale and distribution networks.

High-Tech Agricultural Startups
While traditional greenhouse companies dominate the marketplace and store shelves, a number of high-tech vertical farms have been built. These startups are focused on development of farms either in or near major cities. To date, they have been successful in raising capital, but they have not managed to take significant market share from entrenched market leaders in indoor agriculture. These companies have smaller product offerings and tend to focus on leafy green products due to limitations of their technologies and economics. By contrast, our facilities will have the ability to grow a variety of crops including leafy greens, tomatoes, cucumbers, strawberries, peppers, eggplants, and more. We are also differentiated in prioritizing use of the earth’s two natural inputs: sunlight and water. In fact, our Morehead farm is the only facility of its size in North America to exclusively use recycled rainwater. Although we do supplement the light our plants receive with LED lighting and high-pressure sodium lighting, our plants primarily grow using natural sunlight, requiring less energy per plant than indoor warehouse farms.
Government Regulation
We are subject to laws and regulations administered by various federal, state and local government agencies in the United States, such as FDA, the FTC, the EPA, the OSHA, and the USDA. These laws and regulations apply to the processing, packaging, distribution, sale, marketing, labeling, quality, safety, and transportation of our products, as well as our occupational safety and health practices.
Under various federal statutes and implementing regulations, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate our products and the manufacturing, labeling, marketing, promotion, and advertising thereof.
Among other things, the facilities in which our products are grown, packed or processed may be required to register with the FDA (depending on specific growing, packing, and processing operations), comply with regulatory schemes including Standards for the Growing, Harvesting, Packing, and Holding of Produce for Human Consumption, Current Good Manufacturing Practice, Hazard Analysis, and Risk-Based Preventive Controls for Human Food and FDA and USDA labeling and marketing requirements, as amended by the Food Safety Modernization Act of 2011 (“FSMA”), the Organic Food Production Act, among other laws and regulations implemented by the FDA, the USDA, and other regulators. FSMA regulations are still being developed and implemented, including product traceability requirements recently proposed, which would be directly applicable to our products. The FDA and the USDA have the authority to inspect these facilities depending on the type of product and operations involved. The FDA and the USDA also require that certain nutrition and product information appear on its product labels and more generally, that its labels and labeling be truthful and non-misleading. Similarly, the FTC requires that our marketing and advertising be truthful, non-misleading, not deceptive to consumers, and not otherwise an unfair means of competition. We are also restricted by FDA and USDA from making certain types of claims about our products, including nutrient content claims, health claims, organic claims, and claims regarding the effects of our products on any structure or function of the body, whether express or implied, unless we satisfy certain regulatory requirements.
We are also subject to parallel state and local food safety regulation, including registration and licensing requirements for our facilities, enforcement of standards for our products and facilities by state and local health agencies, and regulation of our trade practices in connection with selling our products.
We are also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations, and those of our distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters.
Certified B Corporation
While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, in December 2019, we were designated as a Certified B Corporation.

In order to be designated as a Certified B Corporation, companies are required to take a comprehensive and objective assessment of their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impact its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, the independent organization that certified us as a Certified B Corporation will verify our score to determine if we meet the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on the independent organization’s website.
Acceptance as a Certified B Corporation and continued certification is at the sole discretion of the independent organization that certified us as a Certified B Corporation. To maintain our certification, we are required to update our assessment and verify our updated score with the independent organization every three years. We will need to update our current certification no later than December 30, 2022. Additionally, we are required to commit to recertifying within 90 days following the closing of the Business Combination and to complete this recertification within one year following the closing of the Business Combination.
Public Benefit Corporation
In connection with our Certified B Corporation status and as a demonstration of our long-term commitment to our mission, we have been a public benefit corporation under Delaware law since inception.
Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.
Securityholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the public benefit corporation, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law — including those related to self-dealing, conflicts of interest, and the application of the business judgment rule — will continue to apply with respect to public benefit corporations.
Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives. We will evaluate how to meet the additional reporting obligations required as a public benefit corporation under Delaware law, and the frequency with which we intend to issue such reports. We expect to finalize our plans with respect to our reporting obligations within six months of the Closing Date and further expect that we will make such reports publicly available, including on our website. We expect to issue our first public benefit corporation report for the period ending December 31, 2021, in the first half of 2022.
As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage, are empowering individuals in Appalachia, driving positive environmental change in the agriculture industry, and improving the lives of our employees and the community at large. We will also consider the objectives and standards by which we will measure and report our public benefit performance in our public benefit corporation reports, including potential key performance metrics, and we have not made a final decision on such matters. We expect that we will conduct our own assessment of our benefit performance against the standards and metrics we develop, rather than having such performance conducted by a third party. We expect to finalize our plans within six months of the Closing Date.
Trademarks and Other Intellectual Property
We own trademarks and other proprietary rights that are important to our business, including our principal trademark, AppHarvest. All of our trademarks are registered with the U.S. Patent and Trademark Office. Our trademarks are valuable assets that reinforce the distinctiveness of our brand to our consumers. We believe the protection of our trademarks, copyrights and domain names are important to our success. We aggressively protect our intellectual property rights by relying on trademark and copyright.
Employees and Human Capital Resources
As of December 31, 2020, we had 224 full-time employees, all of whom are located in the United States. None of our employees are represented by a labor union. We have never experienced a labor-related work stoppage. We treat our employees with respect and dignity and consider our relations with our employees to be very good.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. The principal purposes of our equity incentive plans are to attract, retain and motivate personnel through the granting of equity-based compensation awards, in order to increase stockholder value and the success of the company by motivating such individuals to perform to the best of their abilities and achieve our objectives.
Facilities
We lease our corporate headquarters located at 500 Appalachian Way, Morehead, Kentucky 40351 where we occupy approximately 12,000 square feet of office space pursuant to a lease that expires in 2040. We own the Morehead CEA facility, which consists of nearly 2.8 million square feet of growing space. We believe that our current facilities are suitable and adequate to meet our current needs.
Legal Proceedings
We are subject to various legal proceedings and claims that arise in the ordinary course of our business. Although the outcome of these and other claims cannot be predicted with certainty, we do not believe the ultimate resolution of the current matters will have a material adverse effect on our business, financial condition, results of operations or cash flows.

MANAGEMENT
Directors and Executive Officers
As used in this section, “AppHarvest” refers to AppHarvest Operations, Inc. (formerly AppHarvest, Inc.) prior to the closing of the Business Combination and AppHarvest, Inc. after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of AppHarvest Operations, Inc. became executive officers of AppHarvest, Inc.
AppHarvest’s directors and executive officers and their ages as of May 15, 2021 are as follows:
Name	Age	Position
Executive Officers
Jonathan Webb	36	Chief Executive Officer and Chairman
David Lee	49	President and Director
Loren Eggleton	39	Chief Financial Officer
Non-Employee Directors
Kiran Bhatraju(2)	36	Director
Ciara A. Burnham(1)(3)	54	Director
Greg Couch(1)	48	Director
Robert J. Laikin(2)(3)	58	Director
Anna Mason(1)	36	Director
R. Geof Rochester	61	Director
Martha Stewart(2)	79	Director
Jeffrey Ubben(3)	59	Director

(1)
Member the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Executive Officers
Jonathan Webb is our founder and has served as AppHarvest’s President and Chief Executive Officer and as a member of AppHarvest’s board of directors since AppHarvest’s incorporation in January 2018. Mr. Webb ceased serving as AppHarvest’s President in January 2021. From 2014 to February 2017, Mr. Webb served as contract support with Archetype USA for the U.S. Army Office of Energy Initiatives through the U.S. Department of Defense. Mr. Webb received a B.B.A. in Marketing from the University of Kentucky. We believe that Mr. Webb is qualified to serve on the board of directors because of his deep knowledge of our company and his industry experience.
David Lee has served as AppHarvest’s President since January 2021 and a member of AppHarvest’s board of directors since August 2020. From December 2015 to January 2021, Mr. Lee served as the Chief Financial Officer of Impossible Foods Inc. From December 2015 to March 2019, Mr. Lee also served as the Chief Operating Officer of Impossible Foods Inc. From 2014 to December 2015, Mr. Lee served as the Chief Financial Officer of Zynga Inc. Mr. Lee received a B.A. in Government from Harvard College and an M.B.A. from the University of Chicago. We believe that Mr. Lee is qualified to serve on the board of directors because of his extensive executive, financial and operational expertise within the agriculture industry, including his experience as the chief financial officer of a public company.
Loren Eggleton has served as AppHarvest’s Chief Financial Officer since November 2020 and previously served as AppHarvest’s Senior Vice President, Finance and Treasurer from September 2020 to November 2020 and AppHarvest’s Chief Financial Officer from July 2019 to September 2020. From January 2014 to July, 2019, Mr. Eggleton served as Vice President of Finance for Famous Brands International. Mr. Eggleton

received a B.S. in Accounting from the University of Kentucky and an M.S. in Accountancy from the University of Notre Dame — Mendoza College of Business.
Non-Employee Directors
Kiran Bhatraju has served as a member of AppHarvest’s board of directors since January 2018. Mr. Bhatraju currently serves as the Chief Executive Officer of Arcadia Power, Inc., a company he founded in 2014. Mr. Bhatraju received a B.A. in Political Science and Literature from the University of Pennsylvania. We believe that Mr. Bhatraju is qualified to serve on our board of directors because of his extensive experience in the clean energy industry.
Ciara A. Burnham, has served as a member of AppHarvest’s board of directors since April 2021. Ms. Burnham currently serves as an advisor to Athena Technology Acquisition Corp., a position she has held since March 2021. From January 2019 to December 2020, Ms. Burnham served as a Partner and member of the Management Committee of QED Investors. From 1997 to January 2019, Ms. Burnham held a number of positions with Evercore, including Senior Managing Director and Chief Executive Officer of Evercore Trust Company N.A. Ms. Burnham received an A.B. from Princeton University and an M.B.A from the Columbia Business School. We believe that Ms. Burnham is qualified to serve on our board of directors because of her extensive financial and investment expertise.
Greg Couch has served as a member of AppHarvest’s board of directors since January 2018. Mr. Couch currently serves as the President of Meridian Wealth Management, LLC, which he founded in 2009. Mr. Couch received a bachelor’s degree from Eastern Kentucky University. We believe that Mr. Couch is qualified to serve on our board of directors because of his financial and investment background and his deep knowledge of and involvement in Kentucky and the Appalachian region.
Robert J. Laikin has served as a member of AppHarvest’s board of directors since January 2021. Mr. Laikin served as the Chairman of Novus’s board of directors since its inception in March 2020 until the closing of the Business Combination. Mr. Laikin currently serves as the non-executive chairman of the board of directors of Washington Prime Group Inc., where he has held a director role since 2014, and as the managing member of L7 Investments LLC, a position he has held since 2016. From 2012 to December 2019, Mr. Laikin served as Executive Advisor to the chief executive officer and government relations executive of Ingram Micro Inc. Mr. Laikin received a B.S. in Business from Indiana University. We believe that Mr. Laikin is qualified to serve on our board of directors because of his extensive executive and public company board experience.
Anna Mason has served as a member of AppHarvest’s board of directors since July 2020. Ms. Mason currently serves as a Partner of Rise of the Rest Seed Fund at Revolution, a position she has held since December 2017, and previously served as Director of Investments of Rise of the Rest Seed Fund from June 2016 to December 2017. Ms. Mason served as the Co-Founder of Burn This, Inc. from August 2012 to December 2015 and held the position of Vice President  —  Distressed and High Yield Trading at The Seaport Group from June 2009 to May 2013. Ms. Mason received a B.A. in Political Science and Government from Harvard College and a M.B.A from the New York University Stern School of Business. We believe that Ms. Mason is qualified to serve on our board of directors because of her financial and investment expertise, including her particular focus in the growth of startups.
R. Geof Rochester, has served as a member of AppHarvest’s board of directors since April 2021. Mr. Rochester currently serves as the Chief Marketing Officer of the Company, a position he has held since August 2020, and as the Founder of and Strategic Advisor for GRC Advising, which he founded in January 2018. Mr. Rochester previously served as a consultant of the Company from July 2019 to August 2020. He also served as the Managing Director of The Nature Conservancy from 2010 to 2017 and as its Chief Marketing Officer and from 2013 to 2017. Mr. Rochester received a B.S. in Business Administration from Georgetown University and a M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Rochester is qualified to serve on our board of directors because of his thought leadership in corporate sustainability and social responsibility, philanthropy and marketing.
Martha Stewart has served as a member of AppHarvest’s board of directors since May 2020. Ms. Stewart currently serves as the Chief Creative Officer of Marquee Brands, a position she has held since June 2019.

Ms. Stewart served as Chief Creative Officer of Sequential Brands Group Inc. from December 2015 to June 2019 and Founder and Chief Creative Officer of Martha Stewart Living Omnimedia, Inc. from 1996 until its sale to Sequential Brands Group Inc. in December 2015. Ms. Stewart has served on the board of directors of the Sequential Brands Group, Inc. since December 2015. Ms. Stewart received a B.A. in European History and Architectural History from Barnard College. We believe that Ms. Stewart is qualified to serve on our board of directors because of her deep executive experience leading global food and retail companies.
Jeffrey Ubben has served as a member of AppHarvest’s board of directors since March 2019. Mr. Ubben currently serves as the Founder and Chairman of Inclusive Capital Partners, L.P., a position he has held since July 2020. Mr. Ubben held a number of positions with ValueAct Capital, a company he helped co-found, including Chairman, Chief Executive Officer and Chief Investment Officer, from 2000 to June 2020. Mr. Ubben has served on the boards of directors of AES Corporation and Nikola Corporation since January 2018 and September 2019, respectively. Mr. Ubben previously served on the boards of directors of Twenty-First Century Fox Inc. from November 2015 to April 2018 and Willis Towers Watson plc from January 2016 to November 2017. Mr. Ubben received a B.A. from Duke University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Ubben is qualified to serve on our board of directors because of his investment industry background, experience serving on the boards of directors of public companies and leadership in socially responsible investing.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Composition
Our business and affairs are organized under the direction of our board of directors, which meets on a regular basis and additionally as required. In accordance with our amended and restated bylaws the board of directors may establish the authorized number of directors from time to time by resolution. The board of directors consists of nine members and each member serves a one-year term expiring at our next annual meeting of stockholders, subject to his or her office being vacated sooner pursuant to our amended and restated bylaws.
Board Leadership Structure
The board of directors is chaired by Mr. Webb, our Chief Executive Officer. The board of directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the board and management act with a common purpose. The board of directors future believes that such combination provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. The board of directors also believes that it is advantageous to have a chairperson with significant history with and extensive knowledge of our company, as is the case with Mr. Webb.
The board of directors has appointed Mr. Bhatraju as lead independent director in order to help reinforce the independence of the board as a whole. The position of lead independent director has been structured to serve as an effective balance to Mr. Webb’s leadership as the combined Chief Executive Officer and Chairman. The lead independent director is empowered to, among other duties and responsibilities, work with the Chief Executive Officer to develop and approve an appropriate board meeting schedule; work with the Chief Executive Officer to develop and approve meeting agendas; provide the Chief Executive Officer feedback on the quality, quantity, and timeliness of the information provided to the board; develop the agenda and moderate executive sessions of the independent members of the board of directors; preside over board meetings when the Chief Executive Officer is not present or when such person’s performance or compensation is discussed; act as principal liaison between the independent members of the board of directors and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform such other duties as may be established or delegated by the board of directors. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities. In addition, we believe that the lead independent director serves as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
Director Independence
The board of directors has reviewed of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the board of directors determined that none of the directors, other than Messrs. Webb, Lee and Rochester, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the board of directors deems relevant in determining their independence.
Role of the Board in Risk Oversight
One of the key functions of the board of directors is the informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, the board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Upon the consummation of the Business Combination, the board of directors reconstituted its audit committee, compensation committee, and nominating and corporate governance committee and adopted a new charter for each of these committees, which comply with the applicable requirements of current SEC and Nasdaq rules. Copies of the charters for each committee are available on the investor relations portion of our website at www.appharvest.com. The information contained on or accessible through this website is not a part of this prospectus and the inclusion of such website address in this prospectus is an inactive textual reference only.
Audit Committee
The audit committee consists of Mses. Mason and Burnham and Mr. Couch, each of whom the board of directors has determined satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Ms. Mason. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:
•
helping the board of directors oversee corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
The compensation committee consists of Messrs. Bhatraju and Laikin and Ms. Stewart. The chair of the compensation committee is Mr. Bhatraju. The board or directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•
reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•
administering the equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Messrs. Ubben and Laikin and Ms. Burnham. The chair of the nominating and corporate governance committee is Mr. Ubben. All members of the nominating and corporate governance committee are independent under the Nasdaq listing standards. Specific responsibilities of the nominating and corporate governance committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•
considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•
reviewing and recommending to the board the compensation paid to the directors;

•
instituting plans or programs for the continuing education of the board of directors and orientation of new directors;

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reviewing, evaluating and recommending to the board of directors succession plans for our executive officers;

•
developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•
overseeing periodic evaluations of the performance of the board of directors, including our individual directors and committees.

Compensation Committee Interlocks
None of the members of our compensation committee has ever been an executive officer or employee of AppHarvest. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the board of directors or compensation committee.
Non-Employee Director Compensation
Beginning in 2020, we provided equity-based compensation to new independent directors who are not employees or affiliated with our largest investors for service on the board of directors. Previously, we did not provide cash, equity or other non-equity compensation for service on our board of directors. We currently have no formal arrangements under which directors receive compensation for their service on the board of directors or its committees. Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
In March 2021, our board of directors approved the terms of a new non-employee director compensation policy. Pursuant to this policy, each non-employee director will receive the following compensation for service on the board:
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an annual cash retainer of $75,000;

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an additional cash retainer of $50,000 to the non-executive chair of the board, if applicable; and

•
an annual restricted stock unit award having a value of $100,000 which will be granted on the date of our annual stockholders’ meeting and which will vest in full on the date of the following year’s annual meeting, or the date immediately preceding the date of the following year’s annual meeting if the non-employee director’s service as a director ends at such meeting as a result of the director’s failure to be re-elected or the director not standing for reelection.

The annual cash compensation amounts will be payable in equal quarterly installments in arrears following the end of each fiscal quarter in which the service occurs, prorated for any partial months of service, with the first payment being retroactive to January 29, 2021.
Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.
2020 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2020 by non-employee directors. Mr. Webb did not receive any additional compensation for his service as a director.
Name	Option Awards(1)(2)	Stock Awards(2)(3)	Total
Kiran Bhatraju	—	—	—
David Chen(4)	—	—	—
Greg Couch	—	—	—
David Lee(5)	—	$3,449,792	$3,449,792
Anna Mason	—	—	—
Martha Stewart	$192,623	—	192,623
Jeff Ubben	—	—	—
J.D. Vance(6)	—	—	—

(1)
Amounts reported represent the aggregate grant date fair value of the stock options granted during 2020 under the 2018 Plan, computed in accordance with Accounting Standards Codification Topic 718.

The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2(i) to our audited consolidated financial statements included elsewhere in this prospectus. This amount does not reflect the economic value that may be realized by the director.
(2)
The table below shows the aggregate number of shares of Common Stock subject to equity awards outstanding for each of our directors who is not a named executive officer as of December 31, 2020:

Name	Option Awards (#)	Stock Awards (#)
Kiran Bhatraju	—	—
David Chen	—	—
Greg Couch	—	—
David Lee	—	100,000
Anna Mason	—	—
Martha Stewart	273,734	—
Jeff Ubben	—	—
J.D. Vance	—	—

(3)
Represents the market value of the AppHarvest RSU award as of December 31, 2020, assuming that the AppHarvest RSU award is exchanged for a RSU award to acquire 220,434 shares of Novus common stock and based on the closing price of Novus common stock of $15.65 per share on December 31, 2020.

(4)
Mr. Chen resigned from our board of directors in March 2021.

(5)
In January 2021, Mr. Lee was hired as President of AppHarvest.

(6)
Mr. Vance resigned from our board of directors in April 2021.

Limitation on Liability and Indemnification of Directors and Officers
Our certificate of incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.
We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at www.appharvest.com. Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are will be disclosed on our website to the extent required by applicable rules and exchange requirements.

EXECUTIVE COMPENSATION
Novus
Employment Agreements
Prior to the closing of the Business Combination, Novus did not enter into any employment agreements with its executive officers, and did not make any agreements to provide benefits upon termination of employment.
Executive Officers and Director Compensation
No Novus executive officer received any cash compensation for services rendered to Novus. No compensation of any kind, including finders, consulting or other similar fees, was paid to any of Novus’s stockholders, including Novus directors, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of a business combination. However, such individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on Novus’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There was no limit on the amount of these out-of-pocket expenses and there was no review of the reasonableness of the expenses by anyone other than the Novus board of directors and audit committee.
AppHarvest, Inc.
As used in this section, “AppHarvest” refers to AppHarvest Operations, Inc. (formerly AppHarvest, Inc.) prior to the closing of the Business Combination and AppHarvest, Inc. after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of AppHarvest Operations, Inc. became executive officers of AppHarvest, Inc.
Summary Compensation Table
For the year ended December 31, 2020, AppHarvest’s named executive officers consisted of Jonathan Webb, its Chief Executive Officer, Loren Eggleton, its Chief Financial Officer, and Marcella Butler, its
then Chief Operating Officer. The following table sets forth information concerning the compensation of AppHarvest’s named executive officers for the year ended December 31, 2020:
Name and Principal Position	Salary(1)	Stock Awards(2)	All Other Compensation	Total
Jonathan Webb Chief Executive Officer	$137,692	$—	$22,717(3)	$160,409
Loren Eggleton Chief Financial Officer	182,468	—	8,209(4)	190,677
Marcella Butler(5) Chief Operating Officer	99,615	1,726,788	25,605(6)	1,852,009

(1)
Salary amounts represent actual amounts paid during 2020. Ms. Butler joined us on July 13, 2020.

(2)
Amounts reported represent the aggregate grant date fair value of the RSUs granted to the named executive officer during 2020 under the 2018 Plan. The aggregate grant date fair value is based upon an estimate of the Common Stock at the grant date. In accordance with Accounting Standards Codification Topic 718, recognition of compensation cost is deferred until consummation of the Business Combination. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)
Consists of amounts paid for corporate housing, vehicle lease and Mr. Webb’s cell phone, as well as our 401(k) matching contributions for Mr. Webb during the year.

(4)
Consists of amounts paid for Mr. Eggleton’s cell phone, as well as our 401(k) matching contributions for Mr. Eggleton during the year.

(5)
Subsequent to December 31, 2020, the board of directors determined that the duties and responsibilities of Ms. Butler have evolved such that she is no longer an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. She remains employed by the Company and her title has been changed from Chief Operating Officer to Chief People Officer.

(6)
Consists of amounts paid for relocation expenses and Ms. Butler’s cell phone, as well as our 401(k) matching contributions for Ms. Butler during the year.

Outstanding Equity Awards as of December 31, 2020
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Jonathan Webb	—	—	—	—	—	—	—
Loren Eggleton	05/21/2019	40,104	166,146(2)	$0.46	05/20/2029	—	—
Marcella Butler(3)	08/28/2020	—	—	—	—	120,000(4)	$4,139,754

(1)
Represents the market value of the AppHarvest RSU award as of December 31, 2020. assuming that the AppHarvest RSU Award is exchanged for a RSU award to acquire 264,521 shares of Novus Common Stock and based on the closing price of Novus Common Stock of $15.65 per share on December 31, 2020.

(2)
25% of the shares underlying this option vested on May 21, 2020, and the remaining 75% of the shares underlying this option vest in 36 equal monthly installments thereafter, subject to Mr. Eggleton’s continued service at each vesting date.

(3)
Subsequent to December 31, 2020, the board of directors determined that the duties and responsibilities of Ms. Butler have evolved such that she is no longer an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. She remains employed by the Company and her title has been changed from Chief Operating Officer to Chief People Officer.

(4)
The shares underlying this RSUs vest upon the satisfaction of a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (described below). 25% of the total number of RSUs awarded will satisfy the Service-Based Requirement on July 13, 2021 and the remaining 75% of RSUs will satisfy the Service-Based Requirement in 12 equal quarterly installments thereafter, subject to Ms. Butler’s continued service at each vesting date. The Liquidity Event Requirement will be satisfied as on the first to occur of: a Change in Control (as defined in the 2018 Plan) and the date that is six months and one day following the effective date of a registration statement of AppHarvest filed under the Securities Act for the sale of the Common Stock.

Employment Arrangements with Executive Officers
Each of our named executive officers is an at-will employee with certain rights to advance notice prior to termination. Except as set forth below, we have not entered into any employment agreements or offer letters with our named executive officers.
Jonathan Webb
In December 2020, we entered into an employment agreement with Jonathan Webb, our Chief Executive Officer, which will become effective contingent upon and concurent with the closing of the

Business Combination. Pursuant to the agreement, Mr. Webb will receive an annual base salary of $250,000 and will be eligible (i) to participate in our benefit plans and (ii) for an annual discretionary cash bonus beginning on January 1, 2024 in accordance with any bonus plan adopted by our board. In connection with the closing of the Business Combination, Mr. Webb will receive a cash bonus of $1.5 million payable within 30 days of the closing of the Business Combination.
In addition, pursuant to the terms of his employment agreement, and subject to the approval of our board or its compensation committee, Mr. Webb will be granted (on a one-time basis), a performance stock unit (“PSU”) award with respect to a number of shares of Common Stock equal to 3.0% of our outstanding shares of Common Stock as of the date of grant, which will vest over a period of three years, contingent upon the achievement of performance goals that will be determined by our board or its compensation committee in connection with the grant. The PSU award will vest as to 25% in three equal annual installments based on the achievement of goals relating to operational, social and environmental metrics, and the remaining 75% will vest in three equal annual installments based on the achievement of stock price hurdles determined by our board or its compensation committee. Such stock price hurdles will be met only if the relevant stock price is achieved based on a trading average over the course of a 90 consecutive day period during the applicable performance year. Mr. Webb will also be eligible under the employment agreement to receive, subject to the approval of our board or its compensation committee, future awards of stock options or other equity awards pursuant to any plans or arrangements we may have in effect from time to time.
Pursuant to the terms of the employment agreement, if Mr. Webb’s employment is terminated by us without “Cause” or by Mr. Webb for “Good Reason” (such terms as defined in the employment agreement), then, provided Mr. Webb timely executes and does not revoke a release agreement in our favor (in the form attached to his employment agreement) and complies with his continuing obligations under the agreement and his confidential information agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) if the separation occurs after January 1, 2024, a prorated annual bonus using the target bonus amount, prorated based on the number of days elapsed in the bonus year through the date of termination; and (d) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had he remained employed for an additional six months following his termination.
David Lee
In January 2021, we entered into an offer letter agreement with David Lee which became effective concurrent with the closing of the Business Combination. Pursuant to the offer letter, Mr. Lee will receive an annual base salary of $650,000 and will be eligible: (i) to participate in our benefit plans; and (ii) subject to approval of our board, for participation in short-term and long-term incentive programs to be adopted by our board, with target payouts of 100% of base salary under the short-term program for 2021 and 200% of base salary for each year of the three-year long-term program (subject to continued employment for the entire three-year period), in each case contingent upon the achievement of performance goals that will be set by our board. The offer letter also provides for the grant of a RSU award to purchase 1,333,000 shares of Common Stock, which will be granted following the closing of the Business Combination subject to the approval of our board, which will vest 25% on the first anniversary of the date of grant, with the remainder vesting in equal quarterly installments over the subsequent three years. The offer letter further provides that we will reimburse Mr. Lee for reasonable travel expenses incurred to regularly travel to our headquarters and, at Mr. Lee’s request, for twenty-four months of housing expenses.
Pursuant to the terms of the offer letter, if Mr. Lee’s employment is terminated by us without “Cause” or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter), then, provided Mr. Lee timely executes and does not revoke a release of claims in our favor, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for twelve months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to twelve months; and (c) a pro rata portion of the target bonus under the short-term and long-term incentive programs.

If Mr. Lee’s employment is terminated by us for a reason other than for “Cause”, death or disability or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter), then 25% of the then-unvested portion of each of his outstanding equity awards will become fully vested. If Mr. Lee’s employment is terminated by us for a reason other than for “Cause”, death or disability or by Mr. Lee for “Good Reason” (such terms as defined in the offer letter) within three months prior to or 12 months after a Change in Control (as defined in the 2021 Plan), then 100% of the then-unvested portion of each of his outstanding equity awards will become fully vested.
Loren Eggleton
In December 2020, we entered into an employment agreement with Loren Eggleton, our Chief Financial Officer, which became effective concurrent with the closing of the Business Combination and will replace and supersede his prior offer letter. Pursuant to the agreement, Mr. Eggleton will receive an annual base salary of $345,000 and will be eligible: (i) to participate in our benefit plans; and (ii) for an annual discretionary cash bonus in accordance with any bonus plan adopted by our board. Mr. Eggleton will also be eligible under his employment agreement to receive future awards of stock options or other equity awards, subject to the approval of our board or its compensation committee, pursuant to any plans or arrangements we may have in effect from time to time.
Pursuant to the terms of the employment agreement, if Mr. Eggleton’s employment is terminated by us without “Cause” or by Mr. Eggleton for “Good Reason” (such terms as defined in the employment agreement), then, provided Mr. Eggleton timely executes and does not revoke a separation agreement including, among other terms, a release of claims in our favor, and complies with his continuing obligations under the agreement and his confidential information agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) an amount equal to 50% of his then-current annual target bonus; and (d) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had he remained employed for an additional six months following his termination.
Marcella Butler
In December 2020, we entered into an employment agreement with Marcella Butler, our Chief Operating Officer, which became effective concurrent with the closing of the Business Combination and will replace and supersede her prior offer letter. Pursuant to the agreement, Ms. Butler will receive an annual base salary of $350,000 and will be eligible: (i) to participate in our benefit plans; (ii) for reimbursement of up to $20,000 in relocation expenses incurred in 2020 in connection with her relocation to the Lexington, Kentucky area; and (iii) for an annual discretionary cash bonus in accordance with any bonus plan adopted by our board. Ms. Butler will also be eligible under her employment agreement to receive future awards of stock options or other equity awards, subject to the approval of our board or its compensation committee, pursuant to any plans or arrangements we may have in effect from time to time.
Pursuant to the terms of the employment agreement, if Ms. Butler’s employment is terminated by us without “Cause” or by Ms. Butler for “Good Reason” (such terms as defined in the employment agreement), then, provided Ms. Butler timely executes and does not revoke a separation agreement including, among other terms, a release of claims in our favor, and complies with her continuing obligations under the agreement and her confidential information agreement, she will receive the following severance benefits: (a) continuing payments of her then-current annual base salary for six months; (b) payment of the premiums necessary to continue health insurance coverage for herself and her eligible dependents under our group health plans pursuant to COBRA or similar state insurance laws, for up to six months; (c) an amount equal to 50% of her then-current annual target bonus; and (d) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of her outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had she remained employed for an additional six months following her termination.

Subsequent to December 31, 2020, the Board determined that the duties and responsibilities of Marcella Butler have evolved such that she is no longer an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. She remains employed by the Company and her title has been changed from Chief Operating Officer to Chief People Officer.
Executive Compensation
The compensation committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies we follow are intended to provide for compensation that is sufficient to attract, motivate and retain our executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
We intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, empowering individuals in Appalachia, driving positive environmental change in the agriculture industry and improving the lives of our employees and the community at large, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the compensation committee.
Employee Benefit Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2021 Plan will be an important element of our compensation arrangements for both executive officers and directors, and that the executive officers will also be eligible to participate in the ESPP.
The 2021 Equity Incentive Plan
In January 2021, our board of directors adopted and our stockholders approved the 2021 Plan. The 2021 Plan became effective immediately upon the closing of the Business Combination.
Awards.   The 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares.   Initially, the maximum number of shares of Common Stock that may be issued under the 2021 Plan after it becomes effective will not exceed 10,026,958 shares of Common Stock. In addition, the number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, starting on January 1, 2022 through January 1, 2031, in an amount equal to (1) 2.5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Common Stock determined by our board of directors prior to the date of the increase. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the 2021 Plan is 30,080,874 shares.
Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2021 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price, or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan.
Non-Employee Director Compensation Limit.   The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $650,000 in total value or (2) if such non-employee director is first appointed or elected to our board of directors during such calendar year, $900,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.
Plan Administration.   Our board of directors, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, our board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2021 Plan, our board of directors also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options.   ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs.   The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Common Stock, a combination of cash and shares of Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards.   Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights.   Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of ours affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Common Stock.

The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our board of directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.
Other Stock Awards.   The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure.   In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.   The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Plan Amendment or Termination.   Our board of directors has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date Novus’s board of directors adopts the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.
The 2018 Plan
Legacy AppHarvest’s board of directors adopted, and its stockholders approved, the 2018 Plan in January 2018. The 2018 plan was terminated in connection with the Business Combination.
The 2018 Plan permitted the grant of stock options (incentive share options and non-qualified share options), stock appreciation rights, restricted stock awards, RSUs and other stock awards. Incentive share options could be granted only to Legacy AppHarvest’s employees and to any of Legacy AppHarvest’s parent or subsidiary corporation’s employees. All other awards could be granted to employees, non-employee directors and consultants of Legacy AppHarvest and to employees and consultants of Legacy AppHarvest’s affiliates.
2021 Employee Stock Purchase Plan
Our board of directors and stockholders adopted the ESPP in January 2021. The ESPP became effective immediately upon the closing of the Business Combination. The purpose of the ESPP is to provide a means whereby we can align the long-term financial interests of its employees with the financial interests of our stockholders. In addition, our board of directors believes that the ability to allow our employees to purchase shares of Common Stock will help us to attract, retain, and motivate employees and encourages them to devote their best efforts to our business and financial success.
Authorized Shares.   The maximum number of shares of Common Stock that may be issued under the ESPP is 2,005,392 shares. Additionally, the number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1st of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (1) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (2) 3,008,087 shares of Common Stock, or (3) such lesser number of shares of Common Stock as determined by our board of directors. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration.   Our board of directors, or a duly authorized committee thereof, will administer the ESPP.
Payroll Deductions.   The ESPP permits participants to purchase shares of Common Stock through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of Common Stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related corporations.
Limitations.   Our employees and the employees of any of our designated affiliates, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, our board of directors may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of our stock on any purchase date during the offering period is less than or equal to the fair market value of a share of our stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Corporate Transactions.   In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination.   Our board of directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by our board of directors in accordance with the terms of the ESPP.
Rule 10b5-1 Sales Plans
Subject to any applicable lockup provisions to which they are subject, our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in “Executive Compensation”, below is a description of transactions since our inception on January 19, 2018 to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Registration Right Agreement
In connection with the closing of the Business Combination, we entered into the Registration Rights Agreement on January 29, 2021, with Novus and certain stockholders, pursuant to which such holders of Registrable Securities (as defined therein), subject to certain conditions, are entitled to certain registration rights. Pursuant to the Registration Rights Agreement, we agreed that, within 30 days following the closing of the Business Combination, we will file with the SEC (at our sole cost and expense) this registration statement registering the resale of such Registrable Securities, and we will use our commercially reasonable efforts to have this registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of such stockholders has been granted demand underwritten offering registration rights and all of such stockholders have been granted piggyback registration rights. The Registration Rights Agreement does not provide for any cash penalties by us if we fail to satisfy any of our obligations under the Registration Rights Agreement. The stockholders may not exercise their registration rights after the seven-year anniversary of the closing of the Business Combination.
Lock-Up Agreements
In connection with the closing of the Business Combination certain of our stockholders agreed, subject to certain exceptions, not to, without the prior written consent of our board of directors, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the closing of the Business Combination, or issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the closing of the Business Combination, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the closing of the Busines Combination (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) provided, however, that with respect to the Novus Initial Stockholders, the Lock-up Shares are limited to the 2,500,000 Initial Stockholder Shares held by them. With respect to 50% of the Lock-up Shares (the “Early Release Shares”), the Lock-Up Period (as defined in the Lock-Up Agreement) shall terminate upon the earlier of (i) 365 days after the Closing Date or (ii) the day after the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the closing of the Business Combination. With respect to the shares held by any signatory of the Lock-Up Agreement that are not Early Release Shares, the Lock-Up Period shall terminate upon the earlier of (i) 365 days after the closing of the Business Combination or (ii) the closing of a sale, merger, liquidation, or exchange offer transaction after the closing of the Business Combination.
Novus Related Agreements
In March 2020, the Novus Initial Stockholders purchased an aggregate of 2,500,000 shares of Novus common stock in a private placement for an aggregate purchase price of $25,000. In addition, in March 2020, Novus issued an aggregate of 150,000 shares of Novus common stock to the designees of EarlyBirdCapital.

Business Combination Private Placement
In connection with the execution of the Business Combination Agreement, Novus entered into Subscription Agreements with the Subscribers, pursuant to which the Subscribers agreed to purchase, and Novus agreed to sell the Subscribers, an aggregate of 37,500,000 shares of Novus Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $375.0 million, in the PIPE. Concurrent with the closing of the Business Combination:
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Inclusive Capital Partners Spring Master Fund, L.P., which is affiliated with Jeffrey Ubben and is an owner of greater than 5% of our capital stock, purchased 2,000,000 shares of Novus Common Stock in the PIPE for an aggregate purchase price of $20.0 million;

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Peter Halt, our former Chief Financial Officer, purchased 40,000 shares of Novus Common Stock in the PIPE for an aggregate purchase price of $400,000;

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Robert J. Laikin, Larry M. Paulson, Heather Goodman, and Bradley Bostic, each a director of Novus, or their affiliates purchased 125,000 shares, 100,000 shares, 50,000 shares and 75,000 shares, respectively, at an aggregate purchase price of $1.25 million, $1.0 million, $500,000 and $750,000, respectively.

Private Placement Warrants
Simultaneously with the Novus IPO, the Novus Initial Stockholders purchased an aggregate of 3,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($3.25 million in the aggregate) in a private placement. Each Private Placement Warrant entitles the holder to purchase one share of Novus common stock at a price of $11.50 per share, subject to adjustment. Proceeds from the Private Placement Warrants were added to the proceeds from the Novus IPO held in the trust account. If Novus did not complete an initial business combination within 18 months from the closing of Novus IPO, the proceeds from the sale of the Private Placement Warrants would have expired worthless. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Novus Initial Stockholders or their permitted transferees.
Promissory Note
From March through May 2020, Robert J. Laikin, Novus’s Chairman, loaned Novus an aggregate of $97,525 under a $150,000 promissory note to cover expenses related to the Novus IPO. These loans were non-interest bearing and were repaid with the proceeds from the Novus IPO.
Sponsor Support Agreement
On September 28, 2020, Novus, Legacy AppHarvest and the Novus Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Novus Initial Stockholders agreed to vote all of their shares of Novus Common Stock in favor of the approval and adoption of the Business Combination. Additionally, such Novus Initial Stockholders agreed, among other things, not to (a) transfer any of their shares of Novus Common Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, (b) enter into any voting arrangement that is inconsistent with the Sponsor Support Agreement or (c) exercise their redemption rights in connection with the Merger.
Private Placements of Securities
Series A Preferred Stock Financing and Issuance of Common Stock Upon Conversion of Simple Agreements for Future Equity
In March 2019, Legacy AppHarvest issued and sold an aggregate of 2,111,856 shares of our Series A Preferred Stock at a purchase price of $1.8988 per share, for an aggregate purchase price of $4.0 million, and, issued an aggregate of 658,309 shares of our Series A Preferred Stock and 576,677 shares of Common Stock upon conversion of an aggregate of $1.3 million of simple agreements for future equity. Each share of our Series A Preferred Stock converted into one share of Common Stock immediately prior to the closing of the Business Combination.

The table below sets forth the number of shares of Series A Preferred Stock purchased by our related parties:
Stockholder	Shares of Series A Preferred Stock	Shares of Common Stock	Total Cash Purchase Price	Conversion of Simple Agreement for Future Equity
Rise of the Rest Seed Fund, LP(1)	1,395,617	462,460	$1,499,999	$1,193,510
Inclusive Capital Partners Spring Master Fund, L.P.(2)	1,053,296	—	1,999,999	—

(1)
Anna Mason, a member of our board of directors, is a partner of Rise of the Rest Seed Fund, LP, a beneficial owner of greater than 5% of our capital stock.

(2)
Jeffrey Ubben, a member of our board of directors, is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P., an owner of greater than 5% of our capital stock.

Series B Preferred Stock Financing
Between December 2019 and February 2020, Legacy AppHarvest issued and sold an aggregate of 2,631,972 shares of our Series B Preferred Stock at a purchase price of $4.1681 per share, for an aggregate purchase price of $11.0 million. Each share of our Series B Preferred Stock converted into one share of Common Stock immediately prior to the closing of the Business Combination.
The table below sets forth the number of shares of Series B Preferred Stock purchased by our related parties:
Stockholder	Shares of Series B Preferred Stock	Total Purchase Price
CEFF AppHarvest Equity Holdings, LLC(1)	1,079,628	$4,499,997
Inclusive Capital Partners Spring Master Fund, L.P.(2)	719,752	2,999,998
Rise of the Rest Seed Fund, LP(3)	359,876	1,499,999

(1)
David Chen, a former member of our board of directors, is the chief executive officer and chairman of Equilibrium Capital Group, the manager of CEFF AppHarvest Equity Holdings, LLC, a beneficial owner of greater than 5% of our capital stock.

(2)
Jeffrey Ubben, a member of our board of directors, is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P., an owner of greater than 5% of our capital stock.

(3)
Anna Mason, a member of our board of directors, is a partner of Rise of the Rest Seed Fund, LP, a beneficial owner of greater than 5% of our capital stock.

Series C Preferred Stock Financing
In July 2020, Legacy AppHarvest issued and sold an aggregate of 5,130,658 shares of our Series C Preferred Stock at a purchase price of $5.4865 per share, for an aggregate purchase price of $28.1 million. Each share of our Series C Preferred Stock converted into one share of Common Stock immediately prior to the closing of the Business Combination.

The table below sets forth the number of shares of Series C Preferred Stock purchased by our related parties:
Stockholder	Shares of Series C Preferred Stock	Total Purchase Price
Narya Capital Fund I, L.P.(1)	1,366,991	$7,499,996
Inclusive Capital Partners Spring Master Fund, L.P.(2)	1,275,858	6,999,995
CEFF AppHarvest Equity Holdings, LLC(3)	452,173	2,480,847
Rise of the Rest Seed Fund, LP(4)	291,624	1,599,995
Couch Holdings II, LLC(5)	23,839	130,793

(1)
J.D. Vance, a former member of our board of directors, is the managing partner of Narya Capital Management LLC, the general partner of Narya Capital Fund I, L.P., a beneficial owner of greater than 5% of our capital stock.

(2)
Jeffrey Ubben, a member of our board of directors, is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P., an owner of greater than 5% of our capital stock.

(3)
David Chen, a former member of our board of directors, is the chief executive officer and chairman of Equilibrium Capital Group, the manager of CEFF AppHarvest Equity Holdings, LLC, a beneficial owner of greater than 5% of our capital stock.

(4)
Anna Mason, a member of our board of directors, is a partner of Rise of the Rest Seed Fund, LP, a beneficial owner of greater than 5% of our capital stock.

(5)
Gregory Couch, a member of our board of directors, is affiliated with Couch Holdings II, LLC.

Convertible Promissory Note
In connection with the execution of the Business Combination Agreement, Legacy AppHarvest entered into the Legacy AppHarvest Convertible Notes in the principal amount of $30.0 million with Inclusive Capital Partners Spring Master Fund, L.P., which is affiliated with Jeffrey Ubben and is an owner of greater than 5% of our capital stock. The notes accrued interest at 8.0% per year. Immediately prior to the Effective Time, Novus assumed the Legacy AppHarvest Convertible Notes. At the Effective Time, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Notes were converted into an aggregate of 3,242,336 shares of Common Stock in accordance with the terms of such Legacy AppHarvest Convertible Notes, and such converted Legacy AppHarvest Convertible Notes ceased to exist, and any liens securing obligations under the Legacy AppHarvest Convertible Notes were released.
Agreements with Equilibrium Controlled Environment Foods Fund, LLC and its affiliates
Master Lease Agreement
In April 2019, Legacy AppHarvest entered into a mortgage loan (the “Mortgage Loan”) with Equilibrium to finance the purchase of land from a third party in Morehead, Kentucky (the “Morehead Land”). In May 2019, Legacy AppHarvest entered into an asset purchase agreement with Equilibrium resulting in the sale to Equilibrium of 100% of the membership interests in Morehead Farm, the Morehead Land and related permits and the Mortgage Loan. AppHarvest Morehead, our wholly-owned subsidiary, then entered into a the Master Lease Agreement with Morehead Farm pursuant to which AppHarvest Morehead leased the Morehead facility being constructed on the Morehead Land. Under the terms of the 20 year Master Lease Agreement, the lease payments consisted of a base rent calculated as a percentage of defined construction costs, certain non-lease costs and rent based on gross revenues generated from the Morehead facility. The Master Lease Agreement terminated concurrently with the closing of the MIPSA described below. We paid Equilibrium an aggregate of approximately $1.9 million pursuant to the terms of the Master Lease Agreement prior to its termination. Such amount is separate from the purchase price paid in connection with the MIPSA.
Development Services Agreement
In connection with the asset sale described above, Legacy AppHarvest entered into a development services agreement (the “Development Services Agreement”) with Morehead Farm, which was then a wholly-owned indirect subsidiary of Equilibrium. Under the terms of the Development Service Agreement, we provided limited oversight of contractors engaged by Equilibrium for the construction of the Morehead facility and other related management services. As compensation for our services, Equilibrium paid us a development fee of $0.75 million upon the signing of the Development Services Agreement.
Equipment Loan Agreement
In May 2020, Legacy AppHarvest and AppHarvest Morehead entered into a commercial note (the “Note”) and loan agreement (the “Equipment Loan”) with Morehead Farm pursuant to which Morehead Farm loaned us the principal amount of $2.0 million at an annual interest rate equal to 9.5% in order to finance the purchase of certain equipment associated with the Morehead facility (the “Financed Equipment”). In accordance with the terms of the Note, Legacy AppHarvest granted Morehead Farm a first priority security interest in the Financed Equipment.
The Equipment Loan was terminated in accordance with its terms when Legacy AppHarvest began partially occupying the Morehead facility in October 2020 and the principal and interest Legacy AppHarvest owed under the Equipment Loan Agreement was included in the purchase price under the MIPSA.
Right of First Refusal Agreement
In May 2019, Legacy AppHarvest entered into a right of first refusal agreement (the “ROFR Agreement”) with Equilibrium pursuant to which Legacy AppHarvest granted Equilibrium a right of first refusal to finance the construction of any greenhouse built by us within a certain distance of the Morehead facility for a period of five years. If we receive a bona fide offer from a third party for the financing of such a project, we must notify Equilibrium of the material terms of the proposed financing, and Equilibrium has the right, but not the obligation, to participate in the financing on the same terms and conditions. Either party may terminate the ROFR Agreement in the event of an uncured breach by the other party of any representation or warranty, if the other party fails to perform any material obligation under the ROFR Agreement (subject to cure periods), if the other party admits in writing its inability to pay its debts as they become due, or commences or is subject to bankruptcy, insolvency, receivership or similar proceedings.
Concurrent with the closing of the MIPSA described below, we and Equilibrium entered into an amendment to the ROFR Agreement (the “ROFR Amendment”). Under the ROFR Agreement as amended by the ROFR Amendment, Equilibrium has a right of first refusal to act as the financier for the construction by us or our affiliates of any greenhouse within a specified geographic area in the United States that is structured as a sale-leaseback or build-to-suit lease financing. Equilibrium’s right of first refusal applies to projects that exceed a certain dollar threshold and does not apply to projects which we finance ourselves or in combination with any traditional mortgage, equipment or other commercial lender financing of a project. The other material provisions of the ROFR Agreement remain the same.
Membership Interest Purchase and Sale Agreement
On March 1, 2021, we closed on the MIPSA with Equilibrium that we entered into in December 2020, pursuant to which we purchased from Equilibrium 100% of the membership interests in Morehead Farm. The purchase price for Morehead Farm was approximately $125 million, which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead facility. At closing, Morehead Farm, a subsidiary of Equilibrium that owns the Morehead facility, became our wholly owned subsidiary.
Concurrent with the closing of the MIPSA, the Master Lease Agreement and ancillary agreements related thereto terminated. In addition, the ROFR Amendment described above was executed.

Arrangements with R. Geoff Rochester
Mr. Rochester, a member of our board of directors, was our Chief Marketing Officer from August 2020 until April 2021 when he resigned in connection with his appointment to the board. In that capacity, he received $59,911 in salary ($185,000 base salary prorated for his period of employment) and a $863,394 long-term incentive award of restricted stock units in the year ended December 31, 2020. Mr. Rochester also provided consulting services to the Company from July 2019 to August 2020, for which he received cash compensation totaling $56,767 from January 2020 through August 2020. In April 2021, the Company and Mr. Rochester entered into a consulting agreement pursuant to which he will receive cash compensation equal to approximately $15,500 per month for six months.
Stockholder Support Agreement
In September 2020, Novus, Legacy AppHarvest’s and certain Legacy AppHarvest’s stockholders, including holders affiliated with members of our board of directors and beneficial owners of greater than 5% of our capital stock, entered into the Stockholder Support Agreement, whereby such stockholders agreed to vote all of their shares of our capital stock in favor of the approval and adoption of the Business Combination. Additionally, such stockholders agreed, among other things, not to transfer any of their shares of common stock and our preferred stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our executive officers and directors to the fullest extent permitted by Delaware law.
Related Person Transactions Policy
Our board has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•
the risks, costs, and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 29, 2021 by:
•
each person known by us to be the beneficial owner of more than 5% of the shares of our Common Stock;

•
each of our then executive officers and directors; and

•
all of our then executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
This table is based upon information supplied by officers, directors and principal securityholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Applicable percentages are based on 97,924,743 shares of Common Stock outstanding on the Closing Date, adjusted as required by rules promulgated by the SEC.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Shares
5% and Greater Stockholders
Jonathan Webb	18,341,499	18.7%
Entities Affiliated with FMR, LLC(2)	12,500,000	12.8
Inclusive Capital Partners Spring Master Fund, L.P.(3)	11,798,704	12.0
Alyeska Master Fund, L.P.(4)	6,000,000	6.1
Rise of the Rest Seed Fund, LP(5)	5,396,594	5.5
Directors and Executive Officers
Jonathan Webb	18,341,499	18.7
Loren Eggleton(6)	271,040	*
Marcella Butler**	—	—
David Lee(7)	35,838	*
Kiran Bhatraju	550,663	*
David Chen(8)	3,293,985	3.4
Greg Couch(9)	256,316	*
Robert J. Laikin	439,135	*
Anna Mason	—	—
Martha Stewart(10)	147,158	*
Jeffrey Ubben(3)	11,798,704	12.0
J.D. Vance(11)	2,939,577	3.0
All directors and executive officers (12 individuals) as a group(12)	38,073,915	38.9%

*
Less than 1%.

**
Subsequent to December 31, 2020, the board of directors determined that the duties and responsibilities of Ms. Butler have evolved such that she is no longer an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. She remains employed by the Company and her title has been changed from Chief Operating Officer to Chief People Officer.

(1)
Unless otherwise indicated, the business address of each of the directors and executive officers of the Company is C/O AppHarvest, Inc., 500 Appalachian Way, Morehead, KY 40351.

(2)
Consists of (i) 485,276 shares of Common Stock purchased in the PIPE by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (ii) 2,170,878 shares of Common Stock purchased in the PIPE by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (iii) 2,041,529 shares of Common Stock purchased in the PIPE by Fidelity Growth Company Commingled Pool, (iv) 302,318 shares of Common Stock purchased in the PIPE by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, (v) 1,824,864 shares of Common Stock purchased in the PIPE by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (vi) 56,448 shares of Common Stock purchased in the PIPE by Fidelity Blue Chip Growth Commingled Pool, (vii) 3,042 shares of Common Stock purchased in the PIPE by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (viii) 195,665 shares of Common Stock purchased in the PIPE by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (ix) 5,509 shares of Common Stock purchased in the PIPE by Fidelity Blue Chip Growth Institutional Trust, (x) 251,069 shares of Common Stock purchased in the PIPE by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (xi) 163,402 shares of Common Stock purchased in the PIPE by FIAM Target Date Blue Chip Growth Commingled Pool, (xii) 608,885 shares of Common Stock purchased in the PIPE by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (xiii) 3,990,851 shares of Common Stock purchased in the PIPE by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (xiv) 117,259 shares of Common Stock purchased in the PIPE by Fidelity Advisory Series I: Fidelity Advisor Series Growth Opportunities Fund, (xv) 104,394 shares of Common Stock purchased in the PIPE by Fidelity U.S. Growth Opportunities Investment Trust and (xvi) 178,611 shares of Common Stock purchased in the PIPE by Fidelity NorthStar Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a director, the chairman, the chief executive officer and the president of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address for each person and entity named in this footnote is 245 Summer Street, Boston, MA 02110.

(3)
These shares are held by Inclusive Capital Partners Spring Master Fund, L.P. Jeffrey Ubben is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P. The principal business address of In-Cap Spring Master Fund is 572 Ruger Street, Suite B, San Francisco, CA 94129.

(4)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of these shares. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims beneficial ownership of shares held by Alyeska Master Fund, L.P. The principal business address of Alyeska Master Fund, L.P. is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(5)
Stephen M. Case holds sole voting and dispositive power over the shares held by Rise of the Rest Seed Fund, LP (“ROTR”). The principal business address of ROTR is 1717 Rhode Island Avenue NW, Suite 1000, Washington, DC 20036.

(6)
Consists of (i) 234,080 shares of Common Stock and (ii) 36,960 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of January 29, 2021.

(7)
Consists of shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of January 29, 2021.

(8)
These shares are held by CEFF AppHarvest Equity Holdings, LLC (“CEFF AppHarvest”). David Chen was a member of our board of directors as of January 29, 2021 and the CEO and Chairman of Equilibrium Controlled Environment Foods Fund, LLC. CEFF AppHarvest is a subsidiary of Controlled Environment Foods Fund (AIV II), LLC, both of which are managed by EqCEF I, LLC (“Eq Manager”). Eq Manager appoints an investment committee which holds voting and dispositive power over the shares held by CEFF AppHarvest and is currently comprised of R. Thomas Amis, David Chen, John J. Pierrepont and Marco de Bruin. The principal business address of CEFF AppHarvest is 411 NW Park Ave., Suite 401, Portland, OR 97209.

(9)
These shares are held by Couch Holdings II, LLC (“Couch Holdings”). Greg Couch is the Managing Member of Couch Holdings. The principal business address of Couch Holdings is 250 West Main Street, Suite 3150, Lexington, KY 40507.

(10)
Consists of shares of Common Stock issuable upon the exercise of options exercisable within 60 days of January 29, 2021.

(11)
These shares are held by Narya Capital Fund I, L.P. (“Narya”). J.D. Vance was a member of our board of directors as of January 29, 2021 and is a Partner of Narya. The principal business address of Narya is 1435 Vine Street, Cincinnati, OH 45202.

(12)
Consists of (i) 37,853,959 shares of Common Stock (including 3,293,985 shares of Common Stock beneficially owned by David Chen who resigned from our board of directors subsequent January 29, 2021), (ii) 184,118 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of January 29, 2021 and (iii) 35,838 shares of Common Stock issuable upon the settlement of restricted stock units that will vest within 60 days of January 29, 2021.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the selling securityholders from time to time of up to 84,211,418 shares of Common Stock (including 3,250,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and up to 3,250,000 Private Placement Warrants. The selling securityholders may from time to time offer and sell any or all of the Common Stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Common Stock or Private Placement Warrants other than through a public sale.
Certain of the selling securityholders listed below entered into a Lock-up Agreement with us with respect to certain of the shares of Common Stock that may be sold by it from time to time pursuant to the registration statement of which this prospectus forms part. 50% of such shares may be released from the Lock-up Agreement upon the earlier of (i) 365 days after the Closing Date or (ii) on the day after the date on which the closing price of our Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 180 days after the Closing Date. The remaining 50% of such shares may be released from the Lock-up Agreement upon the earlier of (i) 365 days after the Closing Date or (ii) the closing of certain transactions pursuant to the terms of the Lock-up Agreements. See the section titled “Certain Relationships and Related Party Transactions — Lock-Up Agreements.”
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of January 29, 2021 regarding the beneficial ownership of our Common Stock and Warrants by the selling securityholders and the shares of Common Stock and Warrants being offered by Private Placement the selling securityholders. The applicable percentage ownership of Common Stock is based on approximately 97,924,743 shares of Common Stock outstanding as of January 29, 2021. Information with respect to shares of Common Stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock or Private Placement Warrants. The selling securityholders may offer and sell some, all or none of their shares of Common Stock or Private Placement Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.
Up to 10,000,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.
Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.
	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
ABP Co-Investment LLC(1)	1,179,858	200,000	979,858	1.00%	—	—	—	—
Alex Paskoff(2)	169,302	169,302	—	—	90,176	90,176	—	—
Alexander Laikin(3)	126,976	126,976	—	—	67,632	67,632	—	—
Alyeska Master Fund, L.P.(4)	7,179,134	6,000,000	1,179,134	1.20%	—	—	—	—
Amy Kaufmann(5)	1,500	1,500	—	—	—	—	—	—
Anne T. Dillon(6)	84,651	84,651	—	—	45,088	45,088	—	—
BEMAP Master Fund Ltd(7)	504,000	504,000	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
Bespoke Alpha MAC MIM LP(7)	60,000	60,000	—	—	—	—	—	—
BNP Paribas Funds Earth(8)	618,627	350,000	268,627	*	—	—	—	—
BNP Paribas Funds Energy Transition(8)	2,316,992	950,000	1,366,992	*	—	—	—	—
Bradley A. Bostic(9)	328,954	328,954	—	—	135,264	135,264	—	—
Brian C. Pahud(10)	134,651	134,651	—	—	45,088	45,088	—	—
CEFF AppHarvest Equity Holdings, LLC(11)	3,293,985	3,293,985	—	—	—	—	—	—
Cliff Holdings, LLC(12)	194,302	194,302	—	—	90,176	90,176	—	—
Coleen McGlynn(5)	1,000	1,000	—	—	—	—	—	—
Couch Holdings II, LLC(13)	256,316	256,316	—	—	—	—	—	—
CVI Investments, Inc.(14)	925,000	925,000	—	—	—	—	—	—
Entities affiliated with the D. E. Shaw group(15)	760,000	760,000	—	—	—	—	—	—
David Nussbaum(5)	25,000	25,000	—	—	—	—	—	—
DNE SPAC AH LLC(16)	130,000	130,000	—	—	—	—	—	—
EarlyBirdCapital, Inc.(17)	600,000	600,000	—	—	500,000	500,000	—	—
Edward Kovary(5)	20,000	20,000	—	—	—	—	—	—
ESK Partners LLC(18)	200,000	200,000	—	—	—	—	—	—
Ethan Meyers Irrevocable Investment Trust(19)	42,324	42,324	—	—	22,544	22,544	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(20)	163,402	163,402	—	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(20)	3,990,851	3,990,851	—	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(20)	117,259	117,259	—	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(20)	56,448	56,448	—	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(20)	5,509	5,509	—	—	—	—	—	—
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee(20)	2,041,529	2,041,529	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(20)	2,170,878	2,170,878	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(20)	302,318	302,318	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(20)	485,276	485,276	—	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC(20)	178,611	178,611	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(20)	1,824,864	1,824,864	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(20)	195,665	195,665	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(20)	3,042	3,042	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(20)	251,069	251,069	—	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(20)	104,394	104,394	—	—	—	—	—	—
Finovus LLC(21)	253,954	253,954	—	—	135,264	135,264	—	—
Gleeson Cox(5)	1,500	1,500	—	—	—	—	—	—
Gregory Stoupnitzky(5)	2,000	2,000	—	—	—	—	—	—
Heather Goodman(22)	136,956	136,956	—	—	—	—	—	—
Hersch M. Klaff(23)	116,500	116,500	—	—	—	—	—	—
Hirsch Family Living Trust(24)	169,302	169,302	—	—	90,176	90,176	—	—
Inclusive Capital Partners Spring Master Fund, L.P.(25)	11,798,704	11,798,704	—	—	—	—	—	—
Integrated Core Strategies (US) LLC(26)	1,000,000	1,000,000	—	—	—	—	—	—
Jacqueline Chang(5)	500	500	—	—	—	—	—	—
Jay D. Stein(27)	70,000	70,000	—	—	—	—	—	—
Jeffrey Foster Living Trust(28)	670,408	670,408	—	—	270,528	270,528	—	—
Jillian Carter(5)	1,500	1,500	—	—	—	—	—	—
Joseph Mongiello(5)	1,000	1,000	—	—	—	—	—	—
Joel A. Hoffman(29)	84,651	84,651	—	—	45,088	45,088	—	—
Jonathan Taggart Birge(30)	25,000	25,000	—	—	—	—	—	—
Jonathan Webb(31)	18,341,499	18,341,499	—	—	—	—	—	—
Karin Michelle Held Revocable Trust(32)	219,302	219,302	—	—	90,176	90,176	—	—
Ken N. Beyer(33)	169,302	169,302	—	—	90,176	90,176	—	—
Kiran Bhatraju(34)	550,663	550,663	—	—	—	—	—	—
Landon Headley Butler(35)	40,000	40,000	—	—	—	—	—	—
Landon V. Butler Jr. Management Trust(36)	60,000	60,000	—	—	—	—	—	—
Larry M. Paulson and Gretchen V Paulson Family Trust dated September 4, 2019, and any amendments thereto(37)	607,909	607,909	—	—	270,529	270,529	—	—
Loren Eggleton(38)	271,040	234,080	36,960	*	—	—	—	—
Louis Conforti(39)	338,605	338,605	—	—	180,352	180,352	—	—
Magnetar Capital Master Fund, Ltd(40)	150,000	150,000	—	—	—	—	—	—
Marc Van Tricht(5)	5,000	5,000	—	—	—	—	—	—
The Maria Marta Rainero Birge Revocable Trust Dec(41)	278,954	278,954	—	—	135,264	135,264	—	—
Mark Cangemi(5)	500	500	—	—	—	—	—	—
Mauro Conijeski(5)	2,500	2,500	—	—	—	—	—	—
Richard Michael Powell(5)	10,000	10,000	—	—	—	—	—	—
Millais Limited(42)	500,000	500,000	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
MMF LT, LLC(43)	1,000,000	1,000,000	—	—	—	—	—	—
Monashee Pure Alpha SPV I LP(7)	264,000	264,000	—	—	—	—	—	—
Monashee Solitario Fund LP(7)	300,000	300,000	—	—	—	—	—	—
Mons Investments, LLC(44)	337,454	337,454	—	—	135,264	135,264	—	—
Narya Capital Fund I, L.P.(45)	2,939,577	2,939,577	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(46)	461,500	461,500	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund(46)	77,000	77,000	—	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(46)	461,500	461,500	—	—	—	—	—	—
Norges Bank (The Central Bank of Norway)	3,000,000	3,000,000	—	—	—	—	—	—
Peter C. Halt(47)	83,180	40,000	43,180	*	—	—	—	—
PilotRock Ventures LLC(48)	250,000	250,000	—	—	—	—	—	—
Rise of the Rest Seed Fund, LP(49)	5,396,594	5,396,594	—	—	—	—	—	—
Robert Gladstone(5)	2,000	2,000	—	—	—	—	—	—
Robert J. Laikin(50)	754,382	754,382	—	—	315,247	315,247	—	—
Ronald J. Sznaider and Michele A. Sznaider Living Trust dated August 14, 2020(51)	25,000	25,000	—	—	—	—	—	—
Samantha Meyers Irrevocable Investment Trust(52)	42,324	42,324	—	—	22,544	22,544	—	—
Sandia Capital, LLC(53)	800,000	800,000	—	—	—	—	—	—
Sean Vijay Madnani(54)	269,302	269,302	—	—	90,176	90,176	—	—
SEDD Bond Holdings LLC(55)	253,954	253,954	—	—	135,264	135,264	—	—
SFL SPV I LP(7)	72,000	72,000	—	—	—	—	—	—
Steven Levine(5)	25,000	25,000	—	—	—	—	—	—
Tech Opportunities LLC(56)	3,250,000	3,250,000	—	—	—	—	—	—
Tracy Fezza(5)	1,000	1,000	—	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio(20)	608,885	608,885	—	—	—	—	—	—
Vincent Donargo(57)	363,605	363,605	—	—	180,352	180,352	—	—
Zak H Laikin(58)	126,976	126,976	—	—	67,632	67,632	—	—
Total	87,106,311	84,211,418			3,250,000	3,250,000

*
Less than one percent.

(1)
Consists of (i) 979,858 shares of Common Stock held by AB Co-Investment LLC, which is an affiliate of ABP Co-Investment LLC and (ii) 200,000 shares of Common Stock held by ABP Co-Investment LLC. As the sole member of ABP Co-Investment LLC, Cowen Investments II LLC may be deemed to beneficially own the securities owned directly by ABP Co-Investment LLC. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Jeffrey M. Solomon may be deemed to beneficially own the securities owned directly by ABP Co-Investment LLC. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(2)
Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

(3)
Consists of 59,344 shares of Common Stock and 67,632 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

(4)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares of Common Stock held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the Common Stock held by Alyeska.

(5)
Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(6)
Consists of 39,563 shares of Common Stock and 45,088 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

(7)
Monashee Investment Management LLC is the investment advisor for BEMAP Master Fund Ltd (“BEMAP”), Bespoke Alpha MAC MIM LP (“Bespoke Alpha”), Monashee Pure Alpha SPV I LP (“Monashee Pure Alpha”), Monashee Solitario Fund LP (“Monashee Solitario”) and SFL SPV I LP (“SFL”). Jeff Muller is an officer of Monashee Investment Management LLC, and may be deemed to have voting and investment power of the shares of Common Stock held by BEMAP, Bespoke Alpha, Monashee Pure Alpha, Monashee Solitario and SFL.

(8)
BNP Paribas Asset Management UK Limited, the authorized agent of BNP Paribas Funds Earth (“BNP Earth”) and BNP Paribas Funds Energy Transition (“BNP Energy”), has discretionary authority to vote and dispose of the shares of Common Stock held by BNP Earth and BNP Energy and may be deemed to be the beneficial owner of such shares. Edward Lees may be deemed to have voting and investment power of the shares of Common Stock held by BNP Earth and BNP Energy.

(9)
Consists of (i) 118,690 shares of Common Stock held by BEA Holdings II, LLC; (ii) 135,264 shares of Common Stock issuable upon exercise of the Private Placement Warrants held by BEA Holdings II, LLC; and (iii) 75,000 shares of Common Stock held by BEA Holdings III, LLC. Bradley A. Bostic is the manager of BEA Holdings II, LLC and BEA Holdings III, LLC, and may be deemed to have the power to vote or dispose of the securities held by such entities. Mr. Bostic served as a director of Novus prior to the closing of the Business Combination.

(10)
Consists of (i) 50,000 shares of Common Stock held by Landmark Fund I, LLC; (ii) 39,563 shares of Common Stock held by Brian C. Pahud; and (iii) 45,088 shares of Common Stock issuable upon exercise of the Private Placement Warrants held by Mr. Pahud. Mr. Pahud is the managing member of Landmark Fund I, LLC (“Landmark”) and may be deemed to have the power to vote or dispose of the securities held by Landmark.

(11)
CEFF AppHarvest Equity Holdings, LLC (“CEFF AppHarvest”) is a subsidiary of Controlled Environment Foods Fund (AIV II), LLC, which is managed by EqCEF I, LLC (“Eq Manager”). Eq Manager appoints an investment committee which holds voting and dispositive power over the shares held by CEFF AppHarvest and is currently comprised of R. Thomas Amis, David Chen, John J. Pierrepoint and Marco de Bruin. David Chen resigned from our board of directors in March 2021.

(12)
Consists of 104,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Ryan Levy is the manager of Cliff Holdings, LLC (“Cliff Holdings”) and may be deemed to have the power to vote or dispose of the securities held by Cliff Holdings.

(13)
Greg Couch is the Managing Member of Couch Holdings II, LLC (“Couch Holdings”) and may be deemed to have the power to vote or dispose of Common Stock held by Couch Holdings. Mr. Couch is a member of our board of directors.

(14)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this registration statement of shares of Common Stock purchased by the selling securityholder. Based on information provided to us by the selling securityholder, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.
(15)
Consists of (i) 190,000 shares of Common Stock held by D.E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and (ii) 570,000 shares of Common Stock held by D.E. Shaw Valence Portfolios, L.L.C. (“Valence”). Each of Oculus and Valence has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the shares of Common Stock held by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares of Common Stock on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of Common Stock directly, and each such entity disclaims beneficial ownership of the shares of Common Stock. David E. Shaw does not own any shares of Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares of Common Stock. David E. Shaw disclaims beneficial ownership of the shares of Common Stock. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(16)
David N. Eskenazi is the Chief Operating Manager of DNE SPAC AH LLC (“DNE SPAC”), an IN limited liability company and may be deemed to have the power to vote or dispose of the shares of Common Stock held by DNE SPAC. Mr. Eskenazi also holds additional securities of AppHarvest through his role as a member of SEDD Bond Holdings LLC, another selling securityholder.

(17)
Consists of 100,000 shares of Common Stock and 500,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants. David Nussbaum and Steven Levine, as chairman and CEO, respectively, of EarlyBirdCapital, Inc. (“EarlyBirdCapital”), may be deemed to have the power to vote or dispose of the securities held by EarlyBirdCapital. EarlyBirdCapital is a broker-dealer and obtained the securities as compensation for investment banking services.

(18)
Sidney D. Eskenazi is the Chief Operating Officer of ESK Partners LLC (“ESK Partners”), an Indiana limited liability company and may be deemed to have the power to vote or dispose of the shares of Common Stock held by ESK Partners. Certain members of ESK Partners also hold additional securities of AppHarvest through their interests in other selling securityholders.

(19)
Consists of 19,780 shares of Common Stock and 22,544 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Sidney Eskenazi is the trustee of the Ethan Meyers Irrevocable Investment Trust (the “Ethan Meyers Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Ethan Meyers Trust. The Ethan Meyers Trust is a 12.5% member of ESK Partners, another selling securityholder.
(20)
The account is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of broker-dealers. Based on such information, the selling securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(21)
Consists of 118,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Steven Fifel is the Managing Member of Finovus LLC (“Finovus”) and may be deemed to have the power to vote or dispose of the securities held by Finovus.

(22)
Consists of (i) 86,956 shares of Common Stock held by Heather Goodman and (ii) 50,000 shares of Common Stock held by TCRE, LLC (“TCRE”). Ms. Goodman is the managing member of TCRE and may be deemed to have the power to vote or dispose of the shares of Common Stock held by TCRE. Ms. Goodman served as a director of Novus prior to the closing of the Business Combination.

(23)
Consists of (i) 74,000 shares of Common Stock held by Millenium Trust Company LLC FBO Hersch M. Klaff IRA; (ii) 17,500 shares of Common Stock held by Millenium Trust Company LLC FBO Hersch M. Klaff Roth Conversion IRA; and (iii) 25,000 shares of Common Stock held by the Klaff Family Foundation (the “Klaff Foundation”). Hersch M. Klaff, Avril R. Klaff, Daniel B. Klaff, Marissa Klaff and Zara Klaff may each be deemed to have power to vote or dispose of the shares of Common Stock held by the Klaff Foundation.

(24)
Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Daniel J. Hirsch is the trustee of the Hirsch Family Living Trust (the “Hirsch Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Hirsch Trust.

(25)
Jeffrey Ubben is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P. (“Inclusive”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Inclusive. Mr. Ubben is a member of our board of directors.

(26)
Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies.
(27)
Consists of (i) 20,000 shares of Common Stock held by Jay D. Stein Holdings LLC (“Stein Holdings”) and (ii) 50,000 shares of Common Stock held by the Jay D. Stein Irrevocable Trust Dated 15 November 2000 (the “Stein Trust”). Jay D. Stein is the member of Stein Holdings and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Stein Holdings. David N. Eskenazi is the trustee of the Stein Trust and may be deemed to have the power to vote or dispose of the securities held by the Stein Trust.

(28)
Consists of (i) 162,500 shares of Common Stock held by Jeffrey Foster Living Trust (the “Foster Trust”); (ii) 237,380 shares of Common Stock held by New Frontier LLC (“New Frontier”); and (iii) 270,528 shares of Common Stock issuable upon exercise of the Private Placement Warrants held by New Frontier. Mr. Foster is the manager of the Foster Trust and the manager of New Frontier and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Foster Trust and New Frontier.

(29)
Consists of 39,563 shares of Common Stock and 45,088 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

(30)
Held by Millenium Trust Company FBO Jonathan Taggart Birge Roth IRA.

(31)
Jonathan Webb is our Chief Executive Officer and Chairman of our board of directors.

(32)
Consists of 129,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Karin Held is the trustee of Karin Michelle Held Revocable Trust (the “Held Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Held Trust.

(33)
Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

(34)
Kiran Bhatraju is a member of our board of directors.

(35)
Landon Headley Butler serves as our Head of Corporate Development.

(36)
Landon V. Butler Jr. is the trustee of Landon V. Butler Jr. Management Trust (the “Butler Trust”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Butler Trust.

(37)
Consists of 337,380 shares of Common Stock and 270,529 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Larry M. Paulson and Gretchen V. Paulson are the trustees of Larry M Paulson and Gretchen V Paulson Family Trust dated September 4, 2019 and any amendments thereto (the “Paulson Family Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Paulson Family Trust. Mr. Paulson was the CEO and director of Novus prior to the closing of the Business Combination.

(38)
Consists of (i) 234,080 shares of Common Stock and (ii) 36,960 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Closing Date. Loren Eggleton is our Chief Financial Officer.

(39)
Consists of 158,253 shares of Common Stock and 180,352 shares of Common Stock issuable upon exercise of the Private Placement Warrants

(40)
The registered holder of the shares of Common Stock to be registered is Magnetar Capital Master Fund, Ltd (“MCMF”), which is managed by Magnetar Financial LLC (“MFL”). In such capacity, MFL exercises voting and investment power over the securities listed above held for MCMF. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of MCMF, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares of Common Stock shown include only the securities being registered for resale by MCMF and may not incorporate all interests deemed to be beneficially held by the registered holder or by other investment funds managed or advised by MFL.

(41)
Consists of 143,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Maria Marta Rainero Birge is the trustee of the Maria Marta Rainero Birge Revocable Trust Dec (the “Marta Birge Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Marta Birge Trust.

(42)
BlueCrest Capital Management Limited, the investment manager of Millais Limited, has voting and investment control of the shares of Common Stock held by Millais Limited. Michael Platt is the Chief Executive Officer of BlueCrest Capital Management Limited and may be deemed to be the beneficial owner of such shares. The address of these entities and Mr. Platt is c/o Millais USA LLC, 767 5th Ave., 9th Fl., New York, NY 10153.

(43)
Moore Capital Management, LP, the investment manager of MMF LT, LLC (“MMF LT”), has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of Common Stock held by MMF LT. Mr. Bacon also is the indirect majority owner of MMF LT. The address of MMF LT, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(44)
Consists of 202,190 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Placement Warrants. HMK Advisor, LLC (“HMK”) is the investment advisor for Mons Investments, LLC (“Mons”). Hersch Klaff is the manager and sole member of HMK and may be deemed to have the power to vote or dispose of the securities held by Mons.

(45)
J.D. Vance is a partner and managing director of Narya Capital Fund I, L.P. (“Narya Capital”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Narya Capital. Mr. Vance is a former member of our board of directors.

(46)
UBS O’Connor LLC is the investment manager of Nineteen77 Global Merger Arbitrage Master Limited, Nineteen77 Global Merger Arbitrage Opportunity Fund and Nineteen77 Global Multi-Strategy Alpha Master Limited and Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC may be deemed to have the power to vote or dispose of the shares of Common Stock held by the entities.

(47)
Peter C. Halt is our former Chief Financial Officer.

(48)
Thomas O’Malley, Jr. is the managing member of PilotRock Ventures LLC (“PilotRock”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by PilotRock.

(49)
Stephen M. Case holds sole voting and dispositive power over the shares of Common Stock held by Rise of the Rest Seed Fund, LP.

(50)
Consists of 439,135 shares of Common Stock and 315,247 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Robert J. Laikin was a member of the board of directors of Novus prior to the closing of the Business Combination and he is currently a member of our board of directors.

(51)
Ronald J. Sznaider and Michele A. Sznaider are the trustees of the Robert Sznaider and Michele A. Sznaider Living Trust dated August 14, 2020 (the “Sznaider Trust”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Sznaider Trust.

(52)
Consists of 19,780 shares of Common Stock and 22,544 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Sidney Eskenazi is the trustee of Samantha Meyers Irrevocable Investment Trust (the “Samantha Meyers Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Samantha Meyers Trust. The Samantha Meyers Trust is a 12.5% member of ESK Partners, another selling securityholder.

(53)
Elena Cimador is the Chief Financial Officer of Sandia Capital, LLC (“Sandia”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Sandia.

(54)
Consists of 179,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Placement Warrants held through Madnani Living Trust dated April 20, 2018 .

(55)
Consists of 118,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Placement Warrants. David N. Eskenazi is Co-Chief Operating Officer of SEDD Bond Holdings LLC (“SEDD”), a Florida limited liability company, and may be deemed to have the power to vote or dispose of the securities held by SEDD.

(56)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the shares of Common Stock. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these shares.

(57)
Consists of 183,253 shares of Common Stock and 180,352 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Mr. Donargo served as the Chief Financial Officer of Novus prior to the closing of the Business Combination.

(58)
Consists of 59,344 shares of Common Stock and 67,632 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

DESCRIPTION OF our securities
The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 750,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Upon the closing of the Business Combination, there were 97,956,253 shares of Common Stock issued and outstanding.
Common Stock
Voting Rights
Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividend Rights
Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Preemptive or Similar Rights
Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding as of the closing of the Business Combination. We have no present plans to issue any shares of preferred stock.

Stock Awards
Upon the closing of the Business Combination, we assumed stock awards to purchase an aggregate of 5,436,049 shares of Common Stock that were outstanding under the 2018 Plan. As of the closing of the Business Combination, 10,026,598 shares of Common Stock were reserved for future issuance under the 2021 Plan and 2,005,392 shares of Common Stock were reserved for future issuance under the ESPP, and no stock awards had been granted issued pursuant to such plans. For additional information regarding the terms of these plans, see “Executive Compensation — Employee Benefit Plans.” We intend to file one or more registration statements on Form S-8 with respect to these plans after 60 days from the closing of the Business Combination.
Warrants
As of the closing of the Business Combination, there were 13,250,000 Warrants to purchase Common Stock outstanding, consisting of 10,000,000 Public Warrants and 3,250,000 Private Placement Warrants held by the Sponsors. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share at any time commencing 30 days after the closing of the Business Combination. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the five trading days ending on the trading day prior to the date of exercise.
The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Novus Initial Stockholders or their permitted transferees.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant,
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at any time after the Public Warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

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if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public

Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.
The redemption criteria for our Public Warrants was established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.
If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.
The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then-outstanding Public Warrants and Private Placement Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the Warrant Agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.
Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

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provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and our policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Status as a Delaware Public Benefit Corporation
Our amended and restated certificate of incorporation reflects our designation as a public benefit corporation under Delaware law and identifies our public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of the our employees and the community at large.
Delaware public benefit corporations are governed by the DGCL, including subchapter XV of the DGCL. Section 361 of the DGCL states that if a corporation elects to become a public benefit corporation, it shall be subject in all respects to the provisions of the DGCL, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply. Perhaps the most notable distinction of subchapter XV is its requirement that public benefit corporation directors balance the financial interests of stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefits identified in the public benefit corporation’s certificate of incorporation when making decisions. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.
Stockholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the DGCL, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law — including those related to self-dealing, conflicts of interest, and the application of the business judgment rule — will continue to apply with respect to public benefit corporations.
The following is a summary of the material differences between traditional Delaware corporations not subject to subchapter XV of the DGCL and Delaware public benefit corporations to the extent subchapter XV of the DGCL imposes additional or different requirements than the DGCL generally. This summary is subject to the complete text of subchapter XV of the DGCL, which stockholders are encouraged to read carefully.
Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences
General	Subject in all respects to the provisions of the DGCL.	Same as a traditional Delaware corporation, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply.	Not applicable.
Purpose	Usually incorporated as a for-profit corporation that may engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.	Same as a traditional Delaware corporation; in addition, a Delaware public benefit corporation is intended to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. Accordingly, a Delaware public benefit	A public benefit corporation may be managed both to consider the financial interests of its shareholders as well as to promote its public benefits and operate in a responsible and sustainable manner.

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

corporation shall:
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Identify within its statement of business or purpose one or more specific “public benefits,” i.e., a positive effect (or reduction of negative effects) on one or more categories of persons, entities, communities or interests (other than shareholders in their capacities as shareholders), to be promoted by the corporation; and

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State within its heading that it is a public benefit corporation.

Duties of Directors	Manage in the best interests of the corporation and its stockholders.	Manage in a manner that balances the pecuniary interests of the shareholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in its certificate of incorporation.	Directors of a traditional Delaware corporation may ordinarily take actions that they believe are not in the best interests of the stockholders in the short-term, at least if they believe that the action is in the long-term best interests of the corporation. The balancing requirement for directors of a public benefit corporation might more readily permit them, but does not require them, to take actions that stockholders consider not to be in their financial best interest.
Director Liability for Public Benefit Purpose	Not applicable.	A director of a public benefit corporation shall not, by virtue of the public benefit provisions of the DGCL, have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in	No practical difference; directors of traditional Delaware corporations and public benefit corporations must both act with a duty of care and duty of loyalty.

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences
the certificate of incorporation or on account of any interest materially affected by the corporation’s conduct and, with respect to a decision implicating the balance requirement described in “Duties of Directors” above, will be deemed to satisfy such director’s fiduciary duties to stockholders and the corporation if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.
Conflicts of Interest for Public Benefit Duties of Directors	Not applicable.	A director’s ownership of or other interest in the stock of the public benefit corporation shall not alone create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement described in “Duties of Directors” above, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. In the absence of a conflict of interest, no failure to satisfy that balancing requirement shall, for the purposes of §102(b)(7) or §145 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty, unless the certificate of incorporation so provides.	No practical difference; the same DGCL requirements regarding officer and director conflicts of interest of a traditional Delaware corporation are applicable to a public benefit corporation.
Suits to Enforce Public Benefit Duties of Directors	Not applicable.	Any action to enforce the balancing requirement described in “Duties of Directors” above, including	The enforcement suit structure available to shareholders of a Delaware public benefit

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences
		any individual, derivative or any other type of action, may not be brought unless the plaintiffs in such action own individually or collectively, as of the date of instituting such action, at least 2% of the corporation’s outstanding shares or, in the case of a corporation with shares listed on a national securities exchange, the lesser of such percentage or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted. The provisions of subchapter XV do not relieve the plaintiffs from complying with any other conditions applicable to filing a derivative action including §327 of the DGCL and any rules of the court in which the action is filed.	corporation that have met the threshold requirements may provide for additional circumstances in which a Delaware public benefit corporation is the subject of litigation related to a particular balancing decision made by the Board.
Public Benefit Notices	Not applicable.	A public benefit corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation formed pursuant to subchapter XV.	A public benefit corporation’s notice of meeting of stockholders must include a statement that it is a public benefit corporation.
Biennial Public Benefit Corporation Reporting	Not applicable.	A public benefit corporation shall no less than biennially provide its stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include items specified in subchapter XV.	The stockholders of a public benefit corporation will have access to regular reports highlighting certain aspects of the public benefit corporation’s conduct that might not be provided to stockholders of a traditional Delaware corporation.

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences
Common Law Fiduciary Duties in Transactions for Corporate Control	In the context of certain transactions implicating a sale of control of a company, Delaware common law may impose on directors of a traditional corporation a duty to maximize short-term stockholder value.	In response to all sale transactions, the directors of a public benefit corporation are required to adhere to the balancing requirement described in “Duties of Directors” above.	In a potential sale of control transaction of a public benefit corporation, the board of directors would consider and balance factors in addition to maximizing short-term stockholder value. In the context of a hostile bid for a public benefit corporation, the board of directors could choose to reject such a bid in circumstances where the directors of a traditional corporation might be compelled by their fiduciary duties to accept such an offer. Consequently, the stockholders of a public benefit corporation may not as easily realize their investment through a sale of control transaction.
Limitations of Liability and Indemnification
See “Management — Limitation on Liability and Indemnification of Directors and Officers.”
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.
We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities — Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.
Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 13,250,000 shares of Common Stock, consisting of (i) 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 Private Placement Warrants and (ii) 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 84,211,418 shares of Common Stock (including up to 3,250,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) up to 3,250,000 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by such selling securityholders.
The shares of Common Stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of the selling securityholders;

•
through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
by pledge to secured debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Common Stock offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Cooley LLP. As of the date of this prospectus, GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and associates of Cooley LLP, beneficially holds an aggregate of 95,817 shares of our Common Stock.
EXPERTS
The consolidated financial statements of AppHarvest, Inc. and Subsidiaries (subsequently renamed AppHarvest Operations, Inc.) at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus and registration statement, have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements as of December 31, 2020 and for the period from March 5, 2020 (inception) to December 31, 2020 of Novus appearing in this prospectus and registration statement have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) appearing elsewhere herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to AppHarvest and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.appharvest.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Restated)
Introduction
On January 29, 2021, Legacy AppHarvest, Novus and Merger Sub, consummated the Business Combination. In connection with the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and the registrant changed its name from Novus Capital Corporation to AppHarvest, Inc.
The Unaudited Pro Forma Condensed Combined Financial Information (Restated) has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 (restated) and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 (restated) present the combination of the financial information of Novus and Legacy AppHarvest after giving effect to the following transactions:
•
Business Combination;

•
Legacy AppHarvest Convertible Notes conversion; and

•
PIPE and related adjustments.

Collectively these transactions are referred to as the “Transaction Adjustment”, described in the accompanying notes. Novus and Legacy AppHarvest are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company”.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 (restated) gives effect to the Transaction Adjustment as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information (restated) is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Novus and Legacy AppHarvest and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The unaudited pro forma condensed combined financial statements (restated) have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination, Legacy AppHarvest Convertible Notes conversion, and PIPE occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information (restated) also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The transaction adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements (restated) and are subject to change as additional information becomes available and analyses are performed.
On September 28, 2020, Novus, Merger Sub, and Legacy AppHarvest, entered into the Business Combination Agreement, pursuant to which Legacy AppHarvest was merged with and into Merger Sub, with Legacy AppHarvest surviving the Merger. After giving effect to the Business Combination, Novus owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy AppHarvest and its subsidiaries and became the Combined Company. Legacy AppHarvest equity holders hold a portion of the Common Stock of the Combined Company.
Legacy AppHarvest is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information (restated).

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2020
(Restated)

	Novus (Historical)	AppHarvest, Inc. (Historical)	Transaction Adjustments	Note	Pro Forma
Current Assets
Cash and cash equivalents	$311,954	$21,908,907	100,048,410	(a)	$458,395,598
			375,000,000	(b)
			(38,558,573)	(c)
			(315,100)	(i)
Inventory	—	3,387,113	—		3,387,113
Prepaid expenses and other current assets	77,701	481,003	—		558,704
Total current assets	389,655	25,777,023	436,174,737		462,341,415
Operating lease right of use assets, net	—	1,307,173	—		1,307,173
Property and equipment, net	—	152,645,335	—		152,645,335
Other assets	—	1,187,967	(1,126,619)	(c)	61,348
Marketable securities held in trust account	100,048,410	—	(100,048,410)	(a)	—
	100,048,410	155,140,475	(101,175,029)		154,013,856
Total assets	100,438,065	180,917,498	334,999,708		616,355,271
Current Liabilities
Accounts payable	—	1,341,822	(290,000)	(c)	1,051,822
Accrued expenses	3,078,188	5,183,880	(2,961,308)	(c)	4,682,678
			184,110	(d)
			(802,192)	(e)
Current portion of lease liabilities with a related party	—	59,216,485	—		59,216,485
Current portion of lease liabilities	—	166,354	—		166,354
Current portion of financing obligation with a related party	—	58,795,309	—		58,795,309
Current portion of long-term debt, net	—	30,000,000	(30,000,000)	(e)	—
Other current liabilities	—	76,948	—		76,948
Total current liabilities	3,078,188	154,780,798	(33,869,390)		123,989,596
Private warrant liabilities	16,900,000	—	—		16,900,000
Lease liability, net of current portion	—	1,370,462	—		1,370,462
Total non-current liabilities	—	1,370,462	—		18,270,462
Total liabilities	19,978,188	156,151,260	(33,869,390)		142,260,058
Redeemable convertible preferred stock:
Series A	—	5,203,342	(5,203,342)	(f)	—
Series A-1	—	992,285	(992,285)	(f)	—
Series B	—	10,942,411	(10,942,411)	(f)	—
Series C	—	28,069,492	(28,069,492)	(f)	—
Total redeemable convertible preferred stock	—	45,207,530	(45,207,530)		—
Common stock subject to possible redemption	126,500,000	—	(126,500,000)	(g)	—
Common stock	—	975	3,750	(b)	9,783
			324	(e)
			3,472	(f)
			1,265	(g)
			(3)	(i)
Additional paid-in capital	—	685,866	374,996,250	(b)	509,242,655
			(25,204,527)	(c)
			30,801,868	(e)
			45,204,058	(f)
			126,498,735	(g)
			(46,040,123)	(h)
			(315,097)	(i)
			2,615,625	(j)
Accumulated deficit	(46,040,123)	(21,128,133)	(11,229,357)	(c)	(35,157,225)
			(184,110)	(d)
			46,040,123	(h)
			(2,615,625)	(j)
Total stockholders’ equity	(46,040,123)	(20,441,292)	540,576,628		474,095,213
Total liabilities, preferred stock and stockholders’ equity	$100,438,065	$180,917,498	$334,999,708		$616,355,271

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(Restated)

	Novus (Historical)	AppHarvest, Inc. (Historical)	Transaction Adjustments	Note	Pro Forma
Operating costs and expenses
Selling, general and administrative expenses	$3,584,271	$16,295,530	$11,229,357	(k)	$33,724,783
			2,615,625	(l)
Depreciation	—	175,843	—		175,843
Total operating costs and expenses	3,584,271	16,471,373	13,844,982		33,900,626
Loss from operations	(3,584,271)	(16,471,373)	(13,844,982)		(33,900,626)
Other income (expense):
Change in fair value of private warrants	(13,650,000)	—	—		(13,650,000)
Development fee income	—	406,004	—		406,004
Interest income	48,529	—	(48,529)	(m)	—
Interest expense	—	(1,423,208)	—		(1,423,208)
Other	—	50,058	—		50,058
Loss before income taxes	(17,185,742)	(17,438,519)	(13,893,511)		(48,517,772)
Provision for income taxes	—	(9,186)	—		(9,186)
Net loss	$(17,185,742)	$(17,447,705)	$(13,893,511)		$(48,526,958)
Loss per Share:
Weighted average shares outstanding, basic and diluted					97,835,774
Basic and diluted net loss per share					$(0.50)

Note 1 — Description of the Business Combination
On September 28, 2020, Novus, Merger Sub, and Legacy AppHarvest, entered into the Business Combination Agreement, pursuant to which AppHarvest was merged with and into Merger Sub, with Legacy AppHarvest surviving the Merger. After giving effect to the Business Combination, Novus owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy AppHarvest and its subsidiaries and became the Combined Company. Legacy AppHarvest equity holders hold a portion of the Common Stock.
Subject to the terms and conditions of the Business Combination Agreement, the consideration to be received by the Legacy AppHarvest equity holders in connection with the Business Combination was 50,000,000 shares of Common Stock, valued at $10.00 per share for total merger consideration of $500.0 million. These shares were allocated pro-rata among the holders of Legacy AppHarvest Common Stock on a fully-diluted and as-converted to Legacy AppHarvest Common Stock basis, including the number of shares of Legacy AppHarvest Common Stock issuable upon conversion of the AppHarvest Preferred Stock and the number of shares of Legacy AppHarvest Common Stock subject to outstanding options and RSUs, but excluding any shares issuable upon the conversion of up to $30 million in aggregate principal amount of Legacy AppHarvest Convertible Notes. In addition, immediately after the completion of the Business Combination, certain investors purchased an aggregate of $375.0 million of Common Stock in PIPE.
If the Business Combination took place on December 31, 2020, out of the 50.0 million shares of Common Stock that would be received by Legacy AppHarvest’s equity holders, approximately 44.5 million would be allocated to holders of common and preferred stock and 5.5 million would be reserved for options and RSUs to be issued in exchange for corresponding options and RSUs of Legacy AppHarvest.
The following summarizes the number of AppHarvest, Inc. Common Stock outstanding following the consummation of the Business Combination and the PIPE Financing, based on the estimated aggregate exercise price of all vested options of AppHarvest Inc. at the consummation of the Business Combination excluding the potential dilutive effect of the exercise or vesting of warrants, stock options and unvested restricted stock units:
	Shares	%
AppHarvest, Inc. Shareholders	44,474,948	45.5%
Convertible Promissory Notes	3,242,336	3.3%
Total AppHarvest Merger Shares	47,717,284	48.8%
Novus Public Shareholders	9,968,490	10.2%
Novus Founder Shares	2,650,000	2.7%
Total Novus Shares	12,618,490	12.9%
PIPE Investors	37,500,000	38.3%
Total	97,835,774	100.0%
Note 2 — Basis of Presentation
The historical financial information of Novus and Legacy AppHarvest has been adjusted in the unaudited pro forma condensed combined financial information (restated) to give effect to events that are (1) directly attributable to the Business Combination, Legacy AppHarvest Convertible Notes conversion, and the PIPE, (2) factually supportable, and (3) with respect to the statements of operations and transaction expenses. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, Legacy AppHarvest Convertible Notes conversion, and the PIPE and certain other adjustments.
The Business Combination was accounted for as a reverse recapitalization because Legacy AppHarvest had been determined to be the accounting acquirer in accordance with U.S. GAAP. The determination was primarily based on the evaluation of the following facts and circumstances:
•
The pre-combination equity holders of Legacy AppHarvest will be the largest single voting interest block in the Combined Company,

•
The pre-combination directors of Legacy AppHarvest will be the majority of the directors on the board of directors of Combined Company;

•
Senior management of Legacy AppHarvest will comprise the senior management of the Combined Company; and

•
Operations of Legacy AppHarvest will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination was treated as Legacy AppHarvest issuing equity for the net assets of Novus, with no goodwill or intangible assets recorded.
The unaudited pro forma condensed combined statement (restated) of operations of the Combined Company for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the historical audited consolidated financial statements of Novus as of, and for the year ended, December 31, 2020 (restated) and the related notes and the historical audited consolidated financial statements of Legacy AppHarvest as of and for the year ended December 31, 2020 and the related notes, both as included elsewhere in this prospectus.
Management has made significant estimates and assumptions in its determination of the transaction adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information (restated) do not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Legacy AppHarvest incurred significant losses during the historical periods presented.
Note 3 — Transaction Adjustments
Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 (restated) are as follows:
a)
Represents the reclassification of marketable securities held in Novus’s Trust Account at the balance sheet date that becomes available to fund the Business Combination.

b)
Represents the issuance, in the PIPE, to certain investors of 37,500,000 shares of Common Stock pursuant to Subscription Agreement at a price of $10.00 per share.

c)
Represents transaction costs paid for anticipated in consummating the Business Combination, of which total $38.5 million. $25.2 million relates to equity issuance costs, and is reflected as a reduction against proceeds in additional paid-in capital and $1.1 million relates to the Private Warrants and is reflected as an increase in selling, general and administrative expenses and accumulated deficit. $1.1 million has been paid and are deferred and reflected in other assets. As of December 31, 2020, $10.1 million is reflected within accumulated deficit which represent costs associated with the closing of the Business Combination. Total transaction costs accrued but not yet paid as of December 31, 2020 consist of $0.3 million reflected in Accounts payable and $2.9 million reflected in Accrued expenses.

d)
Represents accrual of interest on the Legacy AppHarvest Convertible Notes from December 31, 2020 to the estimated date of Business Combination of $0.2 million.

e)
Represents the conversion of Legacy AppHarvest Convertible Notes upon the Business Combination being triggered, causing a conversion of the outstanding principal and interest amount, including accrued interest of $0.6 million as of December 31, 2020 and interest to be accrued from December 31, 2020 to the estimated closing date of the Business Combination of $0.2 million, into equity common stock securities.

f)
Represents recapitalization of Legacy AppHarvest equity and issuance of post-combination company’s Common Stock to Legacy AppHarvest Shareholders as consideration for the reverse recapitalization.

g)
Represents the reclassification of Novus common stock subject to possible redemption to permanent equity.

h)
Represents the reclassification of Novus historical accumulated deficit.

i)
Represents the amount paid to Novus shareholders who exercised redemption rights.

j)
Represents additional stock-based compensation expense related to restricted stock units that vested as a result of the Business Combination.

Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 (restated):
k)
Represent transaction expenses of $11.2 million.

l)
Represent additional stock-based compensation expense related to restricted stock units that vested as a result of the Business Combination in the amount of $2,615,625.

m)
Represent elimination of Novus interest income on the trust account in the amount of $48,529.

Note 4 — Loss per Share
Basic loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented.
Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the pro forma combined net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:
Anti-dilutive common share equivalents:	December 31, 2020
Novus Public Warrants	10,000,000
Novus Private Warrants	3,250,000
Stock Options in Exchange for AppHarvest, Inc. Plan	2,979,231
RSUs in Exchange for AppHarvest, Inc. Plan	2,545,820
Total anti-dilutive common share equivalents	18,775,051
COMPARATIVE SHARE INFORMATION
(Restated)
The following table sets forth unaudited historical and pro forma condensed combined per share ownership information (restated) of the Combined Company after giving effect to the Business Combination.
The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2020. The net loss per share information reflects the Business Combination as if it had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial statements (restated) have been developed from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information (restated);

•
the historical audited financial statements of Novus as of, and for the year ended, December 31, 2020 (restated) and the related notes, included elsewhere in this prospectus; and

•
the historical audited consolidated financial statements of Legacy AppHarvest as of, and for the year ended, December 31, 2020 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined loss per share information (restated) does not purport to represent the loss per share which would have occurred had the companies been combined during the periods presented, nor loss per share for any future data or period. The unaudited pro forma combined book value (stockholders' deficit) per share information (restated) below does not purport to represent what the value of Novus and Legacy AppHarvest would have been had the companies actually combined during the period.
	Novus (Historical)	Legacy AppHarvest (Historical)	Pro Forma Combined
As of and for the year ended December 31, 2020 (Restated)
Book Value (Stockholders’ Deficit) per share(1)	$(4.54)	$(2.10)	$4.85
Weighted average shares outstanding of common stock – basic and diluted	10,145,349	9,716,768	97,835,774
Net loss per share of common stock – basic and diluted	$(1.69)	$(1.80)	$(0.50)

The financial statements included in this section refer to AppHarvest and Novus prior to the closing of the Business Combination. Concurrent with the Business Combination, AppHarvest Inc., as that term is used in this section, was renamed AppHarvest Operations, Inc. Novus Capital Corporation, as that term is used in this section, was renamed AppHarvest, Inc.

APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)
	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$297,660	$21,909
Accounts receivable, net	1,182	—
Inventories, net	4,903	3,387
Prepaid expenses and other current assets	3,531	481
Total current assets	307,276	25,777
Operating lease right-of-use assets, net	1,703	1,307
Property and equipment, net	190,962	152,645
Other assets, net	7,481	1,188
Total non-current assets	200,146	155,140
Total assets	$507,422	$180,917
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$23,070	$1,342
Accrued expenses	8,204	5,184
Current portion of lease liabilities with a related party	—	59,217
Current portion of lease liabilities	300	166
Current portion of financing obligation with a related party	—	58,795
Note payable with a related party	—	30,000
Other current liabilities	832	77
Total current liabilities	32,406	154,781
Lease liabilities, net of current portion	1,850	1,370
Deferred income tax liabilities	1,769
Private Warrant liabilities	29,920	—
Other liabilities	227	—
Total non-current liabilities	33,766	1,370
Total liabilities	66,172	156,151
Commitments and contingencies (Note 12)
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 97,925 and 44,461 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	10	4
Additional paid-in capital	491,552	45,890
Accumulated deficit	(49,643)	(21,128)
Accumulated other comprehensive loss	(669)	—
Total stockholders’ equity	441,250	24,766
Total liabilities and stockholders’ equity	$507,422	$180,917
See accompanying notes to the unaudited condensed consolidated financial statements.

APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share amounts)
	Three Months Ended March 31,
	2021	2020
Net sales	$2,299	$—
Cost of goods sold	6,836	—
	(4,537)	—
Operating expenses:
Selling, general and administrative expenses	31,489	980
Total operating expenses	31,489	980
Loss from operations	(36,026)	(980)
Other income (expense):
Development fee income from a related party	—	134
Interest expense from related parties	(658)	(2)
Change in fair value of Private Warrants	9,826	—
Other	356	30
Loss before income taxes	(26,502)	(818)
Income tax expense	(2,013)	—
Net loss	(28,515)	(818)
Other comprehensive loss:
Net unrealized loss on cash flow hedges, net of tax	(669)	—
Comprehensive loss	$(29,184)	$(818)
Net loss per common share:
Basic and diluted	$(0.35)	$(0.02)
Weighted average common shares outstanding:
Basic and diluted	80,729	32,858
See accompanying notes to the unaudited condensed consolidated financial statements.

APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)
(In thousands)
	Redeemable Convertible Preferred Stock								Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Series A		Series A-1		Series B		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	2,770	$5,203	392	$992	1,483	$6,063	9,677	$1	$497	$(3,680)	$(3,182)
Retroactive application of recapitalization	(2,770)	(5,203)	(392)	(992)	(1,483)	(6,063)	21,123	2	12,256	—	12,258
Adjusted balance, December 31, 2019	—	—	—	—	—	—	30,800	3	12,753	(3,680)	9,076
Issuance of preferred shares, net	—	—	—	—	—	—	2,470	—	4,880	—	4,880
Stock-based compensation	—	—	—	—	—	—	—	—	19	—	19
Net loss	—	—	—	—	—	—	—	—	—	(818)	(818)
Balance, March 31, 2020	—	$—	—	$—	—	$—	33,270	$3	$17,652	$(4,498)	$13,157
	Redeemable Convertible Preferred Stock										Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Series A		Series A-1		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020	2,770	$5,203	392	$992	2,632	$10,942	5,131	$28,069	9,750	$1	$686	$(21,128)	$—	$(20,441)
Retroactive application of recapitalization	(2,770)	(5,203)	(392)	(992)	(2,632)	(10,942)	(5,131)	(28,069)	34,711	3	45,204	—	—	45,207
Adjusted balance, December 31, 2020	—	—	—	—	—	—	—	—	44,461	4	45,890	(21,128)	—	24,766
Business Combination and PIPE Shares, net	—	—	—	—	—	—	—	—	53,361	6	433,521	—	—	433,527
Conversion of Private Warrants	—	—	—	—	—	—	—	—	—	—	5,819	—	—	5,819
Stock option exercise	—	—	—	—	—	—	—	—	103	—	35			35
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	6,287			6,287
Net loss	—	—	—	—	—	—	—	—	—	—	—	(28,515)	—	(28,515)
Net unrealized loss on cash flow hedges, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(669)	(669)
Balance, March 31, 2021	—	$—	—	$—	—	$—	—	$—	97,925	$10	$491,552	$(49,643)	$(669)	$441,250
See accompanying notes to the unaudited condensed consolidated financial statements.

APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)
	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(28,515)	$(818)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(9,826)	—
Deferred income tax provision	2,013	—
Depreciation and amortization	1,802	21
Stock-based compensation expense	6,287	19
Rent expense in excess of rent payments	19	—
Interest accrual with a related party	—	2
Amortization of development fee with a related party	—	(134)
Changes in operating assets and liabilities
Accounts receivable	(1,182)	—
Inventory	(1,516)	—
Prepaid expenses and other current assets	(3,133)	2
Other assets, net	(5,993)	(20)
Accounts payable	8	(98)
Accrued expenses	3,694	52
Other current liabilities	(42)	21
Other non-current liabilities	227	—
Net cash used in operating activities	(36,157)	(953)
Investing Activities
Purchases of property and equipment	(11,183)	(83)
Purchases of property and equipment from a related party	(122,911)	—
Advances on equipment	(444)	—
Net cash used in investing activities	(134,538)	(83)
Financing Activities
Proceeds from Business Combination and PIPE shares, net	448,500	—
Payments on financing obligation to a related party	(2,089)	—
Proceeds from stock option exercise	35	—
Issuance of preferred stock, net	—	4,880
Net cash provided by financing activities	446,446	4,880
Change in cash and cash equivalents	275,751	3,844
Cash and Cash Equivalents
Beginning of period	21,909	6,031
End of period	$297,660	$9,875
Non-cash Activities:
Fixed assets purchases in accounts payable	$20,313	$—
Fixed assets purchases in accrued liabilities	$1,408	$—
Operating lease right-of-use assets and liabilities	$735	$30
See accompanying notes to the unaudited condensed consolidated financial statements.

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
1. Description of Business
AppHarvest was founded on January 19, 2018 and, together with its subsidiaries, is a sustainable food company creating a resilient and scalable ecosystem of applied technology greenhouses to serve the rapidly growing consumer demand for fresh, chemical-free, non-GMO fruits, vegetables and related products. AppHarvest is operating and building some of the largest and most advanced agricultural facilities in the world. AppHarvest combines conventional agricultural techniques with the latest in controlled environment agriculture (“CEA”) technology to grow high-quality fruits and vegetables throughout the year. AppHarvest’s vision is to create America’s AgTech capital from within Appalachia and provide better produce, better farming practices, and better jobs.
Prior to October 2020, AppHarvest’s operations were limited to organizing and staffing, business planning, raising capital, and acquiring and developing properties for CEA. In October 2020, AppHarvest partially opened its first CEA facility in Morehead, Kentucky, which AppHarvest estimates can cultivate more than 720,000 tomato plants with an approximate yield of more than 40 million pounds per year. AppHarvest harvested its first crop of beefsteak tomatoes in January 2021 and began harvesting its first crop of tomatoes on the vine in March 2021. AppHarvest’s Morehead CEA facility has been fully operational since March 2021 and AppHarvest is currently constructing two additional CEA facilities in Berea and Richmond, both in Madison County, Kentucky.
AppHarvest is organized as a single operating segment. Substantially all of the assets and operations of AppHarvest are located in the United States (“U.S.”).
Basis of Presentation
On January 29, 2021, (the “Closing Date”), Novus Capital Corporation (“Novus”), a special purpose acquisition company, consummated the business combination agreement and plan of reorganization (the “Business Combination Agreement”) dated September 2020, by and among ORGA, Inc., a wholly owned subsidiary of Novus (“Merger Sub”), and AppHarvest Operations, Inc., a Delaware corporation (f/k/a AppHarvest, Inc.) (“Legacy AppHarvest”).
Pursuant to the terms of the Business Combination Agreement, a business combination between Novus and Legacy AppHarvest was effected through the merger of Merger Sub with and into Legacy AppHarvest, with Legacy AppHarvest surviving the merger as a wholly-owned subsidiary of Novus (the “Merger” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). On the Closing Date, Novus changed its name to AppHarvest, Inc. (the “Company”, “we”, “our” or “AppHarvest”).
Pursuant to the Business Combination Agreement, the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) . Under this method of accounting, Novus is treated as the “acquired” company and Legacy AppHarvest is treated as the acquirer for financial reporting purposes. The Reverse Recapitalization was treated as the equivalent of Legacy AppHarvest issuing stock for the net assets of Novus, accompanied by a recapitalization. The net assets of Novus are stated at historical cost, with no goodwill or other intangible assets recorded.
Legacy AppHarvest was determined to be the accounting acquirer based on the following predominant factors:
•
Legacy AppHarvest stockholders have the largest portion of voting rights in the Company;

•
The Board and Management are primarily composed of individuals associated with Legacy AppHarvest; and

•
Legacy AppHarvest was the larger entity based on historical operating activity and Legacy AppHarvest had the larger employee base at the time of the Business Combination.

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of Legacy AppHarvest. The shares and corresponding capital amounts and losses per share, prior to the Business Combination, have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination. Activity within the Statements of Stockholders’ Equity for the issuance and repurchases of Legacy AppHarvest redeemable convertible preferred stock were also retroactively converted to Legacy AppHarvest common stock.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting and Securities and Exchange Commission regulations. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year ended December 31, 2021. A description of the Company’s significant accounting policies is included in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020. These unaudited condensed consolidated financial statements should be read in conjunction with the Legacy AppHarvest December 31, 2020 audited consolidated financial statements and the accompanying notes.
The unaudited condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Certain prior period balances have been reclassified to conform to the current period presentation in the unaudited condensed consolidated financial statements and the accompanying notes.
All dollar and share amounts are in thousands, except per share amounts, unless otherwise noted. Share and per share amounts are presented on a post-conversion basis for all periods presented, unless otherwise specified.
2. Summary of Significant Accounting Policies
Use of Estimates in Condensed Consolidated Financial Statements
In preparing the condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions. Significant items subject to such estimates and assumptions include the recording of revenue, valuation of inventory, the valuation of stock-based compensation, the valuation of private warrants, lease accounting, the useful life of fixed assets and income taxes.
The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the global volatility and general market disruption resulting from the global outbreak of the novel coronavirus disease (“COVID-19”). Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.
Accounts Receivables
Accounts receivable consist of amounts due from customers in connection with our normal business activities and are carried at sales value less allowance for doubtful accounts. The allowance for doubtful accounts is established to reflect the expected losses of accounts receivable based on past collection history, age, account payment status compared to invoice payment terms and specific individual risks identified. Write-offs are recorded against the allowance for doubtful accounts when all reasonable efforts for collection

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
have been exhausted. The provision at March 31, 2021 and December 31, 2020 did not have a material impact on the condensed consolidated financial statements.
Convertible Preferred Stock
Prior to the Business Combination, the Company recorded shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The Company applied the guidance in Accounting Standards Codification (“ASC”) 480-10-S99-3A and therefore classified all of its outstanding redeemable convertible preferred stock as temporary equity. The redeemable convertible preferred stock was recorded outside of stockholders’ equity because, in the event of certain deemed liquidation events considered not solely within the Company’s control, such as a merger, acquisition and sale of all or substantially all of the Company’s assets, the preferred stock would become redeemable at the option of the holders. In the event of a change of control of the Company, proceeds received from the sale of such shares would be distributed in accordance with the liquidation preferences set forth in the Company’s Amended and Restated Certificate of Incorporation then in effect.
All convertible preferred stock previously classified as temporary equity was retroactively adjusted and reclassified to permanent equity as a result of the Business Combination. As a result of the Business Combination, each share of redeemable convertible preferred stock that was then issued and outstanding was automatically converted into Legacy AppHarvest Common Stock, such that each converted share of preferred stock was no longer outstanding and ceased to exist. Each share of Legacy AppHarvest common stock, including the Legacy AppHarvest common stock issued upon conversion of Legacy AppHarvest preferred stock, was converted into and exchanged for 2.1504 (the “Exchange Ratio”) shares of the Company’s common stock.The Exchange Ratio was established pursuant to the terms of the Business Combination Agreement.
During the three-month period ended March 31, 2020, Legacy AppHarvest issued shares of Legacy AppHarvest Series B redeemable convertible preferred stock to new and existing investors for net proceeds of $4,880.
Warrants
At March 31, 2021, there were 13,250 warrants to purchase Common Stock outstanding, consisting of 10,500 public warrants (“Public Warrants”) and 2,750 private warrants (“Private Warrants”), (collectively, “Warrants”) held by the Novus initial stockholders. Each warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The warrants expire on January 29, 2026, or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:
•
In whole and not in part;

•
At a price of $0.01 per Warrant;

•
Upon not less than 30 days’ prior written notice of redemption;

•
If, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
The Public Warrants were determined to be equity classified in accordance with U.S. GAAP.
The Private Warrants are identical to the Public Warrants except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As a result of the provisions in the warrant agreement that provide for differences in the mechanics of a cashless exercise dependent upon the characteristics of the warrant holder, and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provisions preclude the Private Warrant from being classified in equity. Accordingly, the Private Warrants are classified as a liability and remeasured at fair value at each reporting date.
The Company accounts for its Private Warrants in accordance with ASC 815-40, under which the Company has determined that the Private Warrants are recognized as liabilities at fair value and subject to re-measurement at each balance sheet date until exercised. Changes in fair value of the Private Warrants is recognized in the Company’s condensed consolidated statement of operations and comprehensive loss. The fair value of the Private Warrants is estimated at each measurement date using a Black-Scholes option pricing model. See Note 5 — Fair Value Measurements for inputs used in calculating the estimated fair value.
Derivative Financial Instruments
Derivative financial instruments are used to manage foreign currency exchange risks. The financial instruments used by the Company are straight-forward, non-leveraged instruments. The counterparties to these financial instruments are financial institutions with strong credit ratings. The Company maintains control over the size of positions entered into with any one counterparty and regularly monitors the credit ratings of these institutions. For all transactions designated as hedges, the hedging relationships are formally documented at the inception and on an ongoing basis in offsetting changes in cash flows of the hedged transaction.
The Company records derivative financial instruments on the condensed consolidated balance sheets as either an asset or liability measured at its fair value. Changes in a derivative’s fair value (i.e. unrealized gains or losses) are recorded each period in earnings unless the derivative qualifies as a hedge on future cash flows. Gains and losses related to a hedge are either recognized in income immediately to offset the gain or loss on the hedged item, or deferred and recorded in the stockholders’ equity section of the condensed consolidated balance sheets as a component of accumulated other comprehensive loss (“AOCL”) and subsequently recognized in the condensed consolidated statements of operations and comprehensive loss when the hedged item affects net income. The ineffective portion of the change in fair value of a hedge, if any, is recognized in income immediately. For derivative instruments that are not designated as hedges, the gain or loss related to the change in fair value is also recorded to net income immediately.
New Accounting Pronouncements
In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 is part of the FASB’s overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 removes certain exceptions to the general principles of ASC 740, Income Taxes, in order to reduce the cost and complexity of its application in the areas of intraperiod tax allocation, deferred tax liabilities related to outside basis differences, year-to-date losses in interim periods and other areas within ASC 740. The Company adopted ASU 2019-12 on January 1, 2021 and the adoption of ASU 2019-12 did not have a material impact on the Company’s condensed consolidated financial statements.

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
No other new accounting pronouncement recently issued or newly effective had or is expected to have a material impact on the condensed consolidated financial statements.
3. Business Combination
As discussed in Note 1, on January 29, 2021, Novus completed the Business Combination with Legacy AppHarvest through the Merger, with Legacy AppHarvest surviving the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the Business Combination, each share of Legacy AppHarvest common stock issued and outstanding was canceled and converted into the right to receive 2.1504 shares of the Company’s common stock.
Upon the closing of the Business Combination, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 760,000 shares, of which 750,000 shares were designated common stock, $0.0001 par value per share, and 10,000 shares designated Preferred Stock, $0.0001 par value per share.
Each option to purchase Legacy AppHarvest common stock that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an option to purchase a number of shares of the Company’s common stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy AppHarvest common stock subject to such Legacy AppHarvest option and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy AppHarvest option, divided by (B) the Exchange Ratio.
Each restricted stock unit awarded by Legacy AppHarvest that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an award of restricted stock units to acquire a number shares of the Company’s common stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Legacy AppHarvest common stock subject to the Legacy AppHarvest restricted stock unit award and (2) the Exchange Ratio.
In connection with the execution of the Business Combination Agreement, the Company entered into separate subscription agreements (the “Subscription Agreements”) with certain investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 37,500 shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $375,000, in a private placement pursuant to the Subscription Agreements (the “PIPE”). The PIPE investment closed concurrently with the closing of the Business Combination.
Prior to the Business Combination, Novus had outstanding 10,000 Public Warrants and 3,250 Private Warrants which were listed on the Nasdaq Capital Market under the symbol “NOVSW.” Upon the closing of the Business Combination, they became listed on the Nasdaq Global Select Market under the symbol “APPHW.” The Warrants remain subject to the same terms and conditions as prior to the Business Combination.
Also immediately prior to the closing of the Business Combination, Novus assumed the Legacy AppHarvest convertible note (the “Convertible Note”). Upon completion of the Business Combination, the outstanding principal and unpaid accrued interest due on the Legacy AppHarvest Convertible Note was converted into an aggregate of 3,242 shares of common stock, and the converted note was no longer outstanding, and ceased to exist. See Note 9 Note Payable with a Related Party.
Upon consummation of the Business Combination and the closing of the PIPE, the most significant change in Legacy AppHarvest’s financial position and results of operations was a total net increase in cash and cash equivalents of approximately $435,239, including $375,000 in gross proceeds from the PIPE.
The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Novus was treated as the “acquired” company for financial reporting

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
purposes. See Note 1 Description of Business for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy AppHarvest issuing stock for the net assets of Novus, accompanied by a recapitalization. The net assets of Novus are stated at historical cost, with no goodwill or other intangible assets recorded.
The following table reconciles the elements of the Business Combination to the unaudited condensed consolidated statements of stockholders’ equity and cash flows for the three months ended March 31, 2021:
Recapitalization
Cash – Novus trust and cash, net of redemptions	$99,896
Cash – PIPE financing	375,000
Non-cash Convertible Note conversion	30,808
Non-cash net liabilities assumed from Novus	(2,850)
Less: Fair value of assumed common stock Private Warrants	(45,565)
Less: transaction costs allocated to equity	(23,762)
Net impact on total stockholders’ equity	433,527
Less: cash payments for transaction costs at Closing	(2,634)
Less: non-cash Convertible Note conversion	(30,808)
Add: non-cash net liabilities assumed from Novus	2,850
Add: non-cash fair value of assumed common stock Private Warrants	45,565
Net impact on net cash provided by financing activities	448,500
Less: transaction costs included in net cash used in operating activities(a)	(13,261)
Total net increase in cash and cash equivalents	$435,239

(a)
Including transaction costs in the amount of $2,887 allocated to the Private Warrants.

4. Revenue Recognition
The Company began recognizing revenue in connection with its first harvest during the three months ended March 31, 2021, and generated no revenues prior to this period. Substantially all of the Company’s revenues are generated from the sale of tomatoes under an agreement with one customer, Mastronardi Produce Limited (“Mastronardi”).
On March 28, 2019, the Company entered into a Purchase and Marketing Agreement (the “Mastronardi Morehead Agreement”) with Mastronardi pursuant to which Mastronardi will be the sole and exclusive marketer and distributor of all tomatoes, cucumbers, peppers, berries and leafy greens produced at the Company’s CEA facility in Morehead, Kentucky that meet certain quality standards (collectively, the “Products”). Under the terms of the Mastronardi Morehead Agreement, the Company is responsible for growing, producing, packing, and delivering the Products to Mastronardi, and Mastronardi is responsible for marketing, branding and distributing the Products to its customers. Mastronardi will pay the Company market prices for the Products that are consistent with the best and highest prices available during the duration of the applicable growing season for like kind U.S. Department of Agriculture Grade No. 1 products. Mastronardi will set the market price for the Products and will pay the Company the gross sale price of the Product sold by Mastronardi, less a marketing fee and Mastronardi’s costs incurred in the sale and distribution of the Products. If Mastronardi rejects, returns or otherwise refuses Products for failure to meet certain quality standards, the Company has the right, at its cost and expense, to sell or otherwise dispose of the Products, subject to certain conditions.
The Mastronardi Morehead Agreement has a term of 10 years. The Company has a limited, one-time right to terminate the Mastronardi Morehead Agreement if certain return targets are not reached. During

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
the term of the Mastronardi Morehead Agreement, Mastronardi has a right of first refusal to enter into similar arrangements with regard to any additional growing facilities the Company establishes in Kentucky or West Virginia.
The Company recognizes revenue at a point in time and at the amount it expects to be entitled to be paid when its performance obligation is complete, which is generally when control of the Products is transferred to its customers upon pick-up by the customer or the customer’s agent from the Company’s facilities. Prices for the Company’s Products are based on agreed upon rates with customers and do not include financing components or noncash consideration. Revenue is recorded net of variable consideration, such as commissions and other shipping, handling and marketing costs incurred as defined in the customer agreements. Revenue is also recorded net of provisions for returns and rejections for Products that do not meet quality specifications, with such provisions calculated using historical averages adjusted for any expected changes due to current business conditions. Payment terms are generally 30 days.
5. Fair Value Measurements
The company categorizes its assets and liabilities into one of three levels based on the assumptions (inputs) used in determining their values, as defined below:
•
Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•
Level 3: Unobservable inputs reflecting management’s assumptions about the inputs used in pricing the asset or liability.

The table below presents the Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for each measurement:
		Fair Value as of March 31, 2021
(In thousands)	Balance Sheet Account	Level 1	Level 2	Level 3	Total
Assets:
Foreign currency options	Other assets, net	$—	$166	$—	$166
Total assets		$—	$166	$—	$166
Liabilities:
Foreign currency forward contracts	Other current liabilities	$—	$798	$—	$798
Private Warrants	Private Warrant liabilities	—	29,920	—	29,920
Total liabilities		$—	$30,718	$—	$30,718
The Company’s condensed consolidated financial instruments include foreign currency forward and option contracts that are measured at fair value based on observable market transactions as of the reporting date. The fair values of the outstanding derivative instruments were measured using valuations based upon quoted prices for similar assets and liabilities in active markets (Level 2) and are valued by reference to similar financial instruments, adjusted for terms specific to the contracts. See Note 11. Derivative Financial Instruments for more information on the Company’s use of financial instruments.
The Private Warrant liabilities are determined using a Black-Scholes option pricing model, a Level 2 valuation. The significant inputs to the Private Warrant valuation are as follows:

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
	On the Closing Date of the Business Combination	March 31, 2021
Exercise price	$11.50	$11.50
Stock price	$24.95	$18.30
Volatility	25.0%	55.8%
Remaining term in years	5.00	4.83
Risk-free rate	0.45%	0.92%
Dividend yield	—	—
The following table summarizes the private warrant activity for the three months ended March 31, 2021:
(In thousands)
Fair value of Private Warrants on the Closing Date	$45,565
Fair value of Private Warrants converted to Public Warrants	(5,819)
Change in fair value of Private Warrants	(9,826)
Fair value of Private Warrants outstanding as of March 31, 2021	$29,920
The Company did not have any assets or liabilities subject to fair value measurements on a recurring basis as of December 31, 2020.
The Warrants are deemed equity instruments for income tax purposes, and accordingly, there is no tax accounting relating to changes in the fair value of the Private Warrants recognized. The changes in the fair value of the Private Warrants may be material to our future operating results.
The Company measures certain assets and liabilities at fair value on a non-recurring basis. Assets and liabilities that are measured at fair value on a non-recurring basis include long-lived assets which would generally be recorded at fair value as a result of an impairment charge. Assets acquired and liabilities assumed as part of a business combination or asset acquisition are also measured at fair value on a non-recurring basis during the measurement period allowed by the accounting standards codification guidance for business combinations, when applicable.
Carrying values of cash and cash equivalents, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair values because of their short-term nature.
6. Inventories
Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Finished goods inventories represent costs associated with boxed produce not yet sold. Growing crop inventories primarily represent the costs associated with growing produce within the Company’s CEA facilities. Materials and supplies primarily represent growing and packaging supplies. Inventory costs are comprised of the purchase and transportation cost plus production labor and overhead.
Inventories consisted of the following:
	March 31, 2021	December 31, 2020
Growing crops	$3,275	$2,606
Raw materials	1,597	781
Finished goods	31	—
Total inventories, net	$4,903	$3,387

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
7. Property and Equipment
Property and equipment at cost and accumulated depreciation are as follows:
	March 31, 2021	December 31, 2020
Land	$19,449	$7,277
Buildings	76,165	57,362
Machinery and equipment	43,357	9,581
Construction in progress	50,824	78,174
Leasehold improvements	2,320	871
Less: accumulated depreciation	(1,153)	(620)
Total property and equipment, net	$190,962	$152,645
Depreciation expense for the three months ended March 31, 2021 and 2020 was $1,772 and $21, respectively.
During the three months ended March 31, 2021, the Company continued construction on the two additional CEA facilities in Berea, Kentucky and Richmond, Kentucky. The Company also acquired the Morehead CEA facility and related property from Equilibrium Controlled Environment Foods Fund, LLC and its affiliates (“Equilibrium”), a related party (See Note 10(a)).
The purchase price for the Morehead CEA facility was $125,000, which was equal to a multiple of Equilibrium’s cost of acquire, develop and construct the Morehead CEA facility. The Morehead CEA facility was placed in service during the three months ended March 31, 2021. As of December 31, 2020, building cost included $56,748 related to Morehead CEA facility right-to-use assets held under a finance lease with Equilibrium.
8. Accrued Expenses
Accrued expenses are as follow:
	March 31, 2021	December 31, 2020
Payroll and related	$2,237	$563
Professional service fees	2,284	693
Construction costs	1,408	2,574
Other accrued liabilities	935	352
Incentive compensation	864	—
Utilities	476	384
Interest on convertible debt with a related party	—	618
Total accrued expenses	$8,204	$5,184
9. Note Payable with a Related Party
On September 28, 2020, the Company entered into a convertible promissory note with Inclusive Capital Partners Spring Master Fund, L.P., a related party, to finance capital investments and operating needs. The Convertible Note had a principal balance of $30,000 and interest at 8.0% per annum. The outstanding principal amount of the Convertible Note and unpaid accrued interest was extinguished at a conversion price equal to $9.50 per share upon the successful closing of the Business Combination. The note principal of $30,000 and accrued interest of $618 were included as current liabilities at December 31, 2020. In connection with the Business Combination on January 29, 2021, the outstanding principal and unpaid

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
accrued interest due was converted into an aggregate 3,242 shares of the Company’s common stock, such that the Convertible Note was no longer outstanding and ceased to exist.
10. Commitments and Contingencies
(a)
Equilibrium Transaction

On March 1, 2021, the Company closed on the Membership Interest Purchase and Sale Agreement (the “MIPSA”) with Equilibrium that was entered into in December 2020, pursuant to which it purchased from Equilibrium 100% of its membership interests in its subsidiary, Morehead Farm LLC. The purchase price for Morehead Farm LLC (“Morehead Farm”) was $125,000 which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead Facility.
At closing, Morehead Farm LLC, which owns the Morehead facility, became a wholly owned subsidiary of the Company. Concurrent with the closing of the MIPSA the Master Lease Agreement that the Company had entered into on May 13, 2019 with Morehead Farm LLC to lease the Morehead facility and ancillary agreements related thereto, were terminated. As a result, the closing date balances of $66,504 for the financing obligation related to construction in progress assets and $58,496 for the finance lease liability related to the completed portion of the Morehead facility were settled and de-recognized from the Company’s unaudited condensed consolidated balance sheet.
(b)
Other Leases

The Company’s other lease portfolio is primarily comprised of operating leases for offices. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on whether the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. Leases are classified as operating or finance leases at the commencement date of the lease.
Operating lease right-of-use assets, net and liabilities are recognized within the condensed consolidated balance sheets based on the present value of lease payments over the lease term. As the implicit rate is generally not readily determinable for most leases, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate reflects the estimated rate of interest that the Company would pay to borrow on a collateralized basis over a similar term in a similar economic environment. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
Leases may include renewal options, and the renewal option is included in the lease term if the Company concludes that it is reasonably certain that the option will be exercised. A certain number of the Company’s leases contain rent escalation clauses, either fixed or adjusted periodically for inflation of market rates, that are factored into the calculation of lease payments to the extent they are fixed and determinable at lease inception.
For the period ended March 31, 2021 and 2020 the Company recognized $97 and $14, respectively, of operating lease expense in selling, general and administrative expense (“SG&A”) within the unaudited condensed consolidated statement of operations and comprehensive loss.
The future minimum rental payments required under the leases for each year of the next five years and in the aggregate thereafter are as follows:

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
Operating leases
Remainder of 2021	$319
2022	426
2023	415
2024	368
2025	355
2026 and thereafter	729
Total minimum payments required	2,612
Less: imputed interest costs(1)	(462)
Present value of net minimum lease payments(2)	$2,150
Weighted-average imputed interest rate	6.32%
Weighted-average remaining lease term	6.3

(1)
Represents the amount necessary to reduce net minimum lease payments to present value using actual rate in the lease agreement or the Company’s incremental borrowing rate at lease inception.

(2)
Included in the unaudited condensed consolidated balance sheet as of March 31, 2021 as current and non-current lease liability of $300 and $1,850, respectively.

	Period Ended March 31,
	2021	2020
Cash paid for amounts included in the measurement of operating lease liabilities	$52	$10
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$735	$30

(c)
Agreements with Dalsem

The Company entered into agreements with Dalsem Greenhouse Technology, B.V. (“Dalsem”) for the construction of new CEA facilities in Richmond, Kentucky and Berea, Kentucky on November 20, 2020 and December 11, 2020, respectively. Under terms of the agreements, Dalsem will provide certain services related to the design, engineering, procurement, construction, startup and testing of a greenhouse and certain ancillary facilities at each site. Total costs under the agreements are based on actual costs incurred by Dalsem and payments are due upon the completion of certain established project milestones, with a portion of each payment due in Euros and a portion due in U.S. dollars. Either party is entitled to terminate the agreements upon the occurrence of certain events of default and the Company is entitled to terminate the agreements if Dalsem fails to meet certain performance requirements. The Company may also terminate the agreements without cause with written notice and a termination payment to Dalsem.
(d)
Purchase Commitments

There were no purchase commitments that were unrecorded at March 31, 2021 and December 31, 2020, respectively.
11. Derivative Financial Instruments
During the three months ended March 31, 2021, the Company entered into foreign currency forward and option contracts to hedge certain cash flows related to anticipated expenditures related to the construction of its Berea, Kentucky and Richmond, Kentucky CEA facilities. These contracts, which have maturities ranging through December 2022, qualify as cash flow hedges and are used to hedge the Company’s foreign currency risk associated with the Euro denominated payments due upon the completion of established project milestones under the applicable CEA facility construction contracts. As of March 31, 2021, the total

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
notional amount outstanding of foreign currency contracts designated as cash flow hedging instruments was €49,692. The Company maintains collateral of $5,000 for the hedge program which is included in other non-current assets and margin call deposits of $670 which are included in prepaid expenses and other current assets in the unaudited condensed consolidated balance sheet at March 31, 2021.
The Company has elected to measure hedge effectiveness using the “spot method” under which the hedging relationship is considered perfectly effective and changes in the fair value of the forward and options contracts attributable to changes in the spot rate are recorded as a component of other AOCL. As the hedged items are ultimately capitalized as part of the CEA facility fixed assets, the AOCL amounts will be reclassified into earnings over the same periods as the future depreciation expense related to those assets. Consistent with the allocation of greenhouse facility fixed asset depreciation, the AOCL reclassification will also be allocated between cost of goods sold (“COGS”) and SG&A within the unaudited condensed consolidated statement of operations and comprehensive loss.
Under the “spot method”, changes in the fair value of forward contracts attributable to changes in the difference between the forward rate and the spot rate (forward points) and the fair value of option contracts attributable to time and volatility values (up-front premium) will be excluded from the measure of hedge effectiveness and amortized as COGS and SG&A on a straight-line basis over the terms of the underlying contracts. During the three months ended March 31, 2021, the Company recognized amortization expense of $30 related to its foreign currency hedge contracts within its unaudited condensed consolidated statement of operations and comprehensive loss.
As of March 31, 2021, the Company had a net liability of $(632) in foreign currency contracts designated as cash flow hedging instruments, which is included in other current and non-current liabilities according to the expected settlement dates of the related contracts. The Company recorded unrealized losses of $(669), net of tax impact of $244, in AOCL for the three months ended March 31, 2021. The Company will release the AOCL amounts, net of tax impact, in the periods that the underlying transactions impact earnings as described above.
12. Stock Compensation and Other Benefit Plans
Equity Incentive Plan
On January 29, 2021, stockholders approved the 2021 Equity Incentive Plan, (the “Plan”), replacing the 2018 Equity Incentive Plan, (the “2018 Plan”), pursuant to which the Company’s Board of Directors may grant stock awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards, to officers, key employees, and directors. The Plan allows for non-employee director grants, which are accounted for in the same manner as employee awards. There are 10,027 registered shares of common stock reserved for issuance under the Plan. During the three months ended March 31, 2021, no awards were granted under the Plan.
There are 5,371 registered shares of common stock reserved for issuance upon exercise or settlement, as applicable, of awards made under the 2018 Plan. While no further awards may be granted under the 2018 Plan, that plan continues to govern all outstanding awards previously issued under it.
Vesting of the restricted stock units issued under the 2018 Plan (“2018 RSUs”) was dependent on a liquidity event, the Business Combination, which occurred on January 29, 2021. Accordingly, the Company recognized a one-time stock-based compensation expense of $2,616 as of that date as a retroactive catch-up of cumulative stock-based compensation expense for such awards from their original grant dates. Total stock-based compensation expense related to 2018 RSU’s was $6,244 during the three months ended March 31, 2021. As of March 31, 2021, the Company had 1,830 granted but unvested 2018 RSU’s with unrecognized stock-based compensation expense of $17,111 remaining.
Total stock-based compensation expense was $6,287 and $19 for the three months ended March 31, 2021 and 2020, respectively. Of these amounts, $6,027 and $19 were included in SG&A for the three months

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
ended March 31, 2021 and 2020, respectively, and $260 and zero, respectively, in COGS for the three months ended March 31, 2021 and 2020, respectively, within the Company’s unaudited condensed consolidated statements of operations and comprehensive loss.
Employee Stock Purchase Plan
On January 29, 2021, stockholders approved the 2021 Employee Stock Purchase Plan, (the “ESPP”). The ESPP provides eligible employees with a means of acquiring equity in the Company at a discounted price using their own accumulated payroll deductions. Under the terms of the ESPP employees can elect to have amounts of their annual compensation withheld, up to a maximum set by the board, to purchase shares of Company common stock for a purchase price equal to 85% of the lower of the fair market value per share (at closing) of Company common stock on (i) the offering date or (ii) the respective purchase date. There are 2,005 shares of common stock reserved for issuance under the ESPP. During the three months ended March 31, 2021, there were no shares purchased under the ESPP.
Employee Cash Incentive Plan
On March 23, 2021, the Compensation Committee of the Board (the “Committee”) adopted an Employee Cash Incentive Plan (the “Cash Incentive Plan”) which will govern the terms of annual cash incentive awards granted to eligible employees of the Company, as determined by the Committee from time to time. The Company’s named executive officers are eligible to participate in the Cash Incentive Plan, except that Jonathan Webb, the Company’s Chief Executive Officer, is not eligible to participate for the 2021 performance period. The Committee (or its delegate) will administer the Cash Incentive Plan and will have the authority to determine all of the awards granted under the Cash Incentive Plan.
The Cash Incentive Plan provides for a cash incentive award determined based on the achievement of specified annual Company performance goals, which include net revenue, adjusted EBITDA and improvement in the Company’s benefit corporation certification score, as well as individual performance goals. The performance measures for the Company’s named executive officers for the Company’s fiscal year ending December 31, 2021 will be described in the Company’s annual proxy statement filed in 2022. Each eligible employee will be assigned an individual incentive target expressed as a percentage of the employee’s annual base salary.
Following the end of each annual performance period, the Committee will determine achievement of the Company and individual performance goals. The Committee may modify and/or adjust the performance goals or the related level of achievement, in whole or in part, as it deems appropriate or equitable. Any cash incentive awards that become payable under the Cash Incentive Plan will generally be paid no later than 90 days following the end of the applicable performance period. In order to receive an award under the Cash Incentive Plan, the participant must generally remain employed and in good standing with the Company through the date of payment.
13. Income Taxes
The Company’s effective income tax rate was (7.6)% and 0% for the three months ended March 31, 2021 and 2020, respectively. The variance from the U.S. federal statutory rate of 21% for the three months ended March 31, 2021 was primarily attributable to a change in the Company’s valuation allowance. The Company’s income tax provision is impacted by a valuation allowance on the Company’s net deferred tax assets, net of reversing taxable temporary differences and considering future annual limitations on net operating loss carryforward utilization enacted by U.S. tax reform legislation. The Company maintains a valuation allowance on its net deferred tax assets for all periods presented as the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all the recorded deferred tax assets will not be realized in future periods. There was no income tax expense recognized in the three months ended March 31, 2020.

APPHARVEST, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (unaudited)
14. Net Loss Per Common Share
Diluted net loss per common share is the same as basic net loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive:
Anti-dilutive common share equivalents	March 31, 2021	March 31, 2020
Stock options	2,866	2,159
Restricted Stock Units	2,561	—
Warrants	13,250	—
Total anti-dilutive common share equivalents	18,677	2,159
	Period Ended March 31,
	2021	2020
Numerator:
Net loss	$(28,515)	$(818)
Denominator:
Weighted-average common shares outstanding, basic and diluted	80,729	32,858
Net loss per common share, basic and diluted	$(0.35)	$(0.02)
15. Subsequent Events
In April 2021, the Company acquired Root AI, Inc., (“Root AI”) an artificial intelligence farming startup that creates intelligent robots to help manage high-tech indoor farms, for approximately $60,000. Total consideration included $10,000 in cash and 2,328 shares of the Company’s common stock. Founded in 2018, Root AI is based in Somerville, Massachusetts and has 19 full-time employees. The acquisition of Root AI is expected to provide the Company with a baseline of harvesting support while helping to evaluate crop health, predict yield, and optimize overall operations of its CEA facilities. The acquisition of Root AI will be accounted for under the acquisition method.
On April 12, 2021, the Company granted a total of 6,003 restricted stock units under the Plan.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of AppHarvest, Inc. and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of AppHarvest, Inc. and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2020.
Louisville, Kentucky
March 2, 2021

AppHarvest, Inc. and Subsidiaries
Consolidated Balance Sheets
	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$21,908,907	$6,031,270
Inventories, net	3,387,113	—
Prepaid expenses and other current assets	481,003	26,300
Total current assets	25,777,023	6,057,570
Operating lease right-of-use assets, net	1,307,173	144,127
Property and equipment, net	152,645,335	3,701,074
Lease deposits with a related party	—	4,000,000
Other assets	1,187,967	40,334
Total non-current assets	155,140,475	7,885,535
Total assets	$180,917,498	$13,943,105
Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current Liabilities:
Accounts payable	$1,341,822	$166,956
Accrued expenses	5,183,880	49,235
Current portion of lease liabilities with a related party	59,216,485	—
Current portion of lease liabilities	166,354	44,654
Current portion of financing obligation with a related party	58,795,309	—
Deferred development fee income from a related party	—	406,004
Note payable with a related party	30,000,000	—
Other current liabilities	76,948	—
Total current liabilities	154,780,798	666,849
Lease liabilities, net of current portion	1,370,462	103,524
Financing obligation with a related party	—	4,096,754
Total non-current liabilities	1,370,462	4,200,278
Total liabilities	156,151,260	4,867,127
Redeemable convertible preferred stock, $0.0001 par value:
Series A, 2,770,165 shares authorized, issued, and outstanding, as of December 31, 2020 and 2019, respectively	5,203,342	5,203,342
Series A-1, 392,276 shares authorized, issued, and outstanding, as of December 31, 2020 and 2019, respectively	992,285	992,285
Series B, 3,500,000 and 2,000,000 shares authorized, 2,631,972 and 1,483,491 shares issued and outstanding, as of December 31, 2020 and 2019, respectively	10,942,411	6,062,505
Series C, 5,250,000 shares authorized, 5,130,658 shares issued and outstanding, as of December 31, 2020	28,069,492	—
Total redeemable convertible preferred stock	45,207,530	12,258,132
Stockholders’ deficit:
Common stock, par value $0.0001, 25,500,000 and 19,600,000 shares authorized, 9,750,427 and 9,676,677 shares issued and outstanding as of December 31, 2020 and 2019, respectively	975	968
Additional paid-in capital	685,866	497,306
Accumulated deficit	(21,128,133)	(3,680,428)
Total stockholders’ deficit	(20,441,292)	(3,182,154)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$180,917,498	$13,943,105
See accompanying notes to the consolidated financial statements.

AppHarvest, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
	Year ended December 31,
	2020	2019
Revenue	$—	$—
Operating expenses
Selling, general and administrative expenses	16,295,530	2,716,796
Depreciation	175,843	16,129
Total operating expenses	16,471,373	2,732,925
Loss from operations	(16,471,373)	(2,732,925)
Other income (expense):
Development fee income from a related party	406,004	349,788
Loss on SAFE Note revaluation	—	(345,003)
Interest expense from related parties	(1,423,208)	(27,515)
Other	50,058	9,634
Loss before income taxes	(17,438,519)	(2,746,021)
Income tax expense	9,186	—
Net and comprehensive loss	$(17,447,705)	$(2,746,021)
Net loss per common share, basic and diluted	$(1.80)	$(0.29)
Weighted average common shares used in computing net loss per common share, basic and diluted	9,716,768	9,507,926
See accompanying notes to the consolidated financial statements.

AppHarvest, Inc. and Subsidiaries
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
	Redeemable Convertible Preferred Stock
	Series A		Series A-1		Series B		Series C		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	—	$—	—	$—	—	$—	—	$—	9,100,000	$910	$11,559	$(934,407)	$(921,938)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,746,021)	(2,746,021)
Issuance of preferred shares, net	2,111,856	3,953,345	392,276	992,285	1,483,491	6,062,505	—	—	—	—	—	—	—
SAFE Note conversion	658,309	1,249,997	—	—	—	—	—	—	576,677	58	345,949	—	346,007
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	139,798	—	139,798
Balance, December 31, 2019	2,770,165	5,203,342	392,276	992,285	1,483,491	6,062,505	—	—	9,676,677	968	497,306	(3,680,428)	(3,182,154)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(17,447,705)	(17,447,705)
Issuance of preferred shares, net	—	—	—	—	1,148,481	4,879,906	5,130,658	28,069,492	—	—	—	—	—
Stock option exercise	—	—	—	—	—	—	—	—	73,750	7	34,663	—	34,670
Stock based compensation	—	—	—	—	—	—	—		—	—	153,897	—	153,897
Balance, December 31, 2020	2,770,165	$5,203,342	392,276	$992,285	2,631,972	$10,942,411	5,130,658	$28,069,492	9,750,427	$975	$685,866	$(21,128,133)	$(20,441,292)
See accompanying notes to the consolidated financial statements.

AppHarvest, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(17,447,705)	$(2,746,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax	9,186	—
Depreciation	175,843	16,129
Stock-based compensation expense	153,897	139,798
Loss on SAFE Note revaluation	—	345,003
Rent payments (in excess of) less than average rent expense, net	25,778	(462)
Interest accrual on financing with related parties	1,413,944	22,127
Amortization of development fee with a related party	(406,004)	—
Changes in assets and liabilities:
Inventory	(2,961,664)	—
Prepaid expenses and other current assets	(347,262)	(22,025)
Other assets, net	(947,633)	(34,527)
Accounts payable	1,174,866	345,890
Accrued expenses	1,933,073	37,403
Deferred income from a related party	—	406,004
Other current liabilities	76,948	—
Lease deposits with a related party	4,000,000	(4,000,000)
Net cash used in operating activities	(13,146,733)	(5,490,681)
Investing Activities
Purchases of property and equipment	(35,682,287)	(3,615,167)
Net cash used in investing activities	(35,682,287)	(3,615,167)
Financing Activities
Payments on finance lease liability with a related party	(258,607)	—
Payments on financing obligation to a related party	(18,804)	—
Proceeds from loan agreements with related parties	32,000,000	—
Borrowings on land mortgage loan and related financing with a related party	—	3,774,627
Proceeds from stock option exercises	34,670	—
Issuance of Series A Preferred Stock	—	4,009,992
Issuance of Series A-1 Preferred Stock	—	999,990
Issuance of Series B Preferred Stock	4,886,976	6,083,346
Issuance of Series C Preferred Stock	28,149,355	—
Preferred stock issuance costs	(86,933)	(85,193)
Other financing activities	—	(951)
Net cash provided by financing activities	64,706,657	14,781,811
Change in cash and cash equivalents	$15,877,637	$5,675,963
Cash and cash equivalents
Beginning of period	6,031,270	355,307
End of period	$21,908,907	$6,031,270
Noncash activities
SAFE Conversion	$—	$1,596,003
Conversion of equipment loan to a finance lease liability with a related party	$2,088,655	$—
Accrued purchases of property and equipment	$2,574,304	$—
See accompanying notes to the consolidated financial statements.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(1) Description of Business
AppHarvest Inc. was founded on January 19, 2018 and together with its subsidiaries (the “Company” or “AppHarvest”) is a sustainable food company creating a resilient and scalable ecosystem of applied technology greenhouses to serve the rapidly growing consumer demand for fresh, chemical-free, non-GMO fruits, vegetables and related products. The Company’s operations through December 31, 2020, have been limited to organizing and staffing, business planning, raising capital, and acquiring and developing properties for controlled environment agriculture. The Company has not generated any revenues through December 31, 2020.
On January 29, 2021, pursuant to the business combination agreement and plan of reorganization (“Business Combination Agreement”) with Novus Capital Corporation (“Novus”) and ORGA, Inc., a wholly owned subsidiary of Novus (“Merger Sub”), executed in September 2020, the Company merged with and into Merger Sub (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Novus. On the closing date, the Company changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc. The Company’s basis of the presentation within these consolidated financial statements do not reflect any adjustment as a result of the Merger closing. The Merger will be accounted for as a reverse recapitalization. Under this method of accounting, AppHarvest will be treated as the accounting acquirer for financial reporting purposes.
(2) Summary of Significant Accounting Policies
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented in U.S. Dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
a) Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, the valuation of instruments issued for financing and stock-based compensation, lease accounting and income taxes.
The Company utilizes estimates and assumptions in determining the fair value of its Common Stock and other equity instruments. The fair value was determined using valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. The Company granted stock options at exercise prices not less than the fair value of its Common Stock, as determined by the Board of Directors contemporaneously at the date such grants were made, with input from management. The fair value of Common Stock at the grant date was determined to have been higher in connection with retrospective fair value assessments for financial reporting purposes. The exercise prices of the stock option awards affected by the retrospective fair value assessment were not modified. The Company’s retrospective fair value assessment estimated the fair value of the Company’s Common Stock based on a number of objective and subjective factors, including external market conditions affecting the Company’s industry sector and the prices at which the Company sold shares of preferred stock, the superior rights and preferences of securities senior to the Company’s Common Stock at the time, and the likelihood of achieving a Deemed Liquidity Event, as defined, such as a public offering or sale of the Company. Significant changes to the key assumptions

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
used in the valuations could result in different fair values of Common Stock and other equity instruments at each valuation date.
The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the impact from the global outbreak of the novel coronavirus disease (“COVID-19”). Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.
b) Principles of Consolidation
The Company consolidates entities in which it holds a controlling financial interest. For voting interest entities, the Company is considered to hold a controlling financial interest when it is able to exercise control over the investees’ operating and financial decisions.
The Company does not have interests in any entities that would be considered variable interest entities.
All significant intercompany balances and transactions have been eliminated in consolidation.
c) Cash and Cash Equivalents
The Company considers all highly liquid, short-term investments with an original maturity date of three months or less to be cash equivalents.
The Company deposits its cash and cash equivalents in a commercial bank. From time to time, cash balances in these accounts exceed the Federal Deposit Insurance Corporation insured limits. The Company mitigates exposure to credit risk by placing cash and cash equivalents with highly rated financial institutions. To date, the Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on its cash and cash equivalents. At December 31, 2020, cash and cash equivalents includes $5,646,392 of cash restricted for future minimum lease payments and operating and maintenance costs associated with the Company’s lease with a related party (see Note 8(a)). The Company had no restricted cash balances at December 31, 2019.
d) Fair Value Measurements and Disclosures
Carrying values of cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses, other current liabilities, and notes payable approximate fair values because of their short-term nature. There were no material assets or liabilities that were measured at fair value on a recurring basis as of December 31, 2020 and 2019.
e) Inventories
Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Finished goods inventories represent costs associated with boxed produce not yet sold. Growing crop inventories primarily represent the costs associated with growing produce within the Company’s controlled environment agriculture facilities. Materials and supplies primarily represent growing and packaging supplies. Inventory costs are comprised of the purchase and transportation cost plus production labor and overhead.
f) Long-Lived Assets
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions or renewals and improvements are capitalized; expenditures for maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its economic life are charged to expense as incurred.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:
•
Building: 25 years

•
Leasehold and building improvements: the lessor of the lease term or 4 to 10 years.

•
Machinery: 5 to 10 years

•
Equipment: 3 to 10 years

Assets held under financing leases are recorded at the net present value of the minimum lease payments, net of incentives provided by the lessor. Depreciation expense for assets held under financing leases is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease. If the related lease contains an option to purchase the underlying asset that the Company is reasonably certain to exercise or the lease transfers ownership of the underlying asset to the Company by the end of the lease term, depreciation expense is computed over the estimated useful life of the asset.
Impairment
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset or asset group may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company did not record any impairment losses for the years ended December 31, 2020 and 2019.
g) Leases
The Company determines if an arrangement contains a lease at inception. The right-of-use assets, net and liabilities associated with leases are recognized based on the present value of the future minimum lease payments over the lease term. The Company uses its incremental borrowing rate at the recognition date in determining the present value of future payments for leases that do not have a readily determinable implicit rate. Lease terms reflect options to extend or terminate the lease when it is reasonably certain that the option will be exercised. For leases that include residual value guarantees or payments for terminating the lease, the Company includes these costs in the lease liability when it is probable such costs will be incurred. Right-of-use assets and obligations for short-term leases (leases with an initial term of 12 months or less) are not recognized in the consolidated balance sheet. Lease expense for short-term leases is recognized on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company generally accounts for both components as a single lease component.
h) Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that some or all of the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of December 31, 2020 and 2019, the

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
Company does not have any uncertain tax positions. The Company’s policy is to recognize interest and penalties on uncertain tax positions as income tax expense.
i) Retirement Plans
The AppHarvest 401(k) Plan provides for matching contributions. The Company incurred $105,007 and $11,154 of expenses associated with the 401(k) Plan for the years ended December 31, 2020 and 2019, respectively.
j) Stock-Based Compensation
The Company recognizes in its Consolidated Statements of Operations and Comprehensive Loss the grant-date fair value of stock options, restricted stock awards, and restricted stock units issued to employees and directors. All the Company’s stock option and restricted stock awards are subject only to service-based vesting conditions. Stock-based compensation expense related to stock options and restricted stock awards is recognized on a straight-line basis over the associated service period of the award, which is generally the vesting term. Restricted stock unit awards are subject to both service- and performance-based vesting conditions. The Company recognizes forfeitures of awards as they occur.
The Company estimates the fair value of its restricted stock units and restricted stock awards based upon the fair value of the common stock at the date the terms of the awards are mutually agreed upon between the Company and the holder. The Company estimates the fair value of its stock option awards using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (a) the expected stock price volatility, (b) the calculation of expected term of the award, (c) the risk-free interest rate, and (d) expected dividends. Due to the lack of a public market for the trading of the Company’s Common Stock and a lack of company-specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded and have similar characteristics to the Company. The Company believes the group selected has sufficient similar economic and industry characteristics and includes companies that are most representative of the Company.
The Company uses the simplified method as prescribed by the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term, as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for options granted to employees. The expected term is applied to the stock option grant group as a whole, as the Company does not expect substantially different exercise or post-vesting termination behavior among its employee population. The expected term of the stock option awards granted historically was assumed to be the weighted average between the options contract life and the vesting term of the underlying award (based upon the underlying arrangement). The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options.
k) Development Fee Income from a Related Party
The Company recognizes development fee income related to indirect limited oversight services it performs in connection with the greenhouse construction site in Morehead, Kentucky (see Note 8(a)). The development fee of $750,000 was received in May 2019 and was recognized on a straight-line basis, consistent with the level of service, through October 2020, the date when the Morehead Facility reached substantial completion.
l) Net Loss Per Common Share
The Company’s basic net loss per common share is calculated by dividing the net loss by the weighted- average number of shares of Common Stock outstanding for the period. The diluted net loss per common share is computed by giving effect to all potential common stock equivalents outstanding for the period

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
determined using the treasury stock method. For purposes of this calculation, stock options to purchase Common Stock, restricted stock units and redeemable convertible preferred stock are considered to be Common Stock equivalents but have been excluded from the calculation of diluted net loss per common share as their effect is anti-dilutive.
m) Advertising
Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2020 and 2019 was $142,305 and $40,217, respectively, and is included in selling, general, and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
n) Segment Information
The Company is organized as a single operating segment. All the assets and operations of the Company are located in the United States (“U.S.”)
o) Comprehensive Loss
Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events. Comprehensive loss was equal to net loss for all periods presented.
p) Distribution Agreement
On March 28, 2019, the Company entered into a Purchase and Marketing Agreement (the “Mastronardi Morehead Agreement”) with Mastronardi Produce Limited (“Mastronardi”) pursuant to which Mastronardi will be the sole and exclusive marketer and distributor of all tomatoes, cucumbers, peppers, berries and leafy greens produced at the Company’s controlled environment agriculture facility in Morehead, Kentucky that meet certain quality standards (collectively, the “Products”). Under the terms of the Mastronardi Morehead Agreement, the Company is responsible for growing, producing, packing, and delivering the Products to Mastronardi, and Mastronardi is responsible for marketing, branding and distributing the Products to its customers. Mastronardi will pay the Company market prices for the Products that are consistent with the best and highest prices available during the duration of the applicable growing season for like kind U.S. Department of Agriculture Grade No. 1 products. Mastronardi will set the market price for the Products and will pay over to the Company the gross sale price of the Product sold by Mastronardi, less a marketing fee and Mastronardi’s costs incurred in the sale and distribution of the Products. If Mastronardi rejects, returns or otherwise refuses Products for failure to meet certain quality standards, the Company has the right, at its cost and expense, to sell or otherwise dispose of the Products, subject to certain conditions.
The Mastronardi Morehead Agreement has a term of 10 years. The Company has a limited, one-time right to terminate the Mastronardi Morehead Agreement if certain return targets are not reached. During the term of the Mastronardi Morehead Agreement, Mastronardi has a right of first refusal to enter into similar arrangements with regard to any additional growing facilities the Company established in Kentucky or West Virginia.
As of December 31, 2020, the Company has commenced commercial production, but has not yet sold any Product to Mastronardi. Once product distribution commences, the Company will derive substantially all of its revenue from sales to Mastronardi.
q) Deferred offering costs
Deferred offering costs, which primarily consist of direct incremental legal and accounting fees related to the Merger and related equity issuances, are capitalized. The deferred offering costs will be offset against Merger and equity issuance proceeds upon the consummation of the offering. Deferred offering costs

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
were $1,126,619 at December 31, 2020, and reflected in Other assets in the Consolidated Balance Sheets. No amounts were incurred or deferred as of December 31, 2019.
r) Selling, general and administrative expenses
Selling, general and administrative expenses primarily consist of payroll and payroll related expenses, stock-based compensation, legal and professional costs, rent expense, marketing and advertising, communications, insurance and various other personnel and office related costs. During the year ended December 31, 2020, $2,213,906 of start-up expenses related to pre-commencement commercial activities at the controlled environment agriculture facility in Morehead, Kentucky were expensed as incurred by the Company and recorded within selling, general and administrative expenses within the consolidated statement of operations and comprehensive loss.
(3) Accrued Expenses
Accrued expenses consist of the following as of December 31:
	2020	2019
Accrued construction costs	$2,574,304	$—
Accrued professional service fees	$693,206	$35,792
Accrued interest on convertible debt with a related party	618,082	—
Accrued payroll	562,641	1,644
Accrued utilities	383,852	—
Other accrued liabilities	351,795	11,799
Total accrued expenses	$5,183,880	$49,235
(4) Inventories, net
Inventories, net consisted of the following at December 31, 2020:
Finished goods	$—
Raw materials	781,222
Growing crops	2,605,891
Total inventories, net	$3,387,113

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(5) Property and Equipment, net
Property and equipment at cost and accumulated depreciation at December 31, 2020 and 2019 are as follows:
	December 31, 2020
	Original cost	Accumulated depreciation	Assets net
Land	$3,678,296	$—	$3,678,296
Land with a related party – see Note 8(a)	3,599,324	—	3,599,324
Buildings	57,362,041	(436,209)	56,925,832
Construction in progress	23,525,658	—	23,525,658
Construction in progress with a related party – see Note 8(a)	54,648,634	—	54,648,634
Automobiles	151,898	(14,791)	137,107
Leasehold improvements	871,259	(17,660)	853,599
Equipment	1,803,347	(68,074)	1,735,273
Machinery	7,625,332	(83,720)	7,541,612
	$153,265,789	$(620,454)	$152,645,335
	December 31, 2019
	Original cost	Accumulated depreciation	Assets net
Land with a related party – see Note 8(a)	$3,599,324	$—	$3,599,324
Equipment	25,399	(7,235)	18,164
Machinery	95,512	(11,926)	83,586
	$3,720,235	$(19,161)	$3,701,074
Depreciation expense for property and equipment for the year ended December 31, 2020 and 2019 was $175,843 and $16,129, respectively.
Building cost includes $56,747,769 related to right-to-use assets held under a finance lease with a related party (see Note 8(a)).
(6) Income Taxes
For the years ended December 31, 2020 and 2019, the Company incurred net operating losses and, accordingly, no current provision for income taxes has been recorded. Income tax expense for the year ended December 31, 2020 consisted of the following components:
Deferred income taxes:
Federal	$8,606
State	580
Total deferred income taxes	9,186
Total income tax expense	$9,186
For the year ended December 31, 2019, no deferred income tax benefit for income taxes was recorded due to the uncertainty of the realization of net deferred tax assets.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
The reconciliation of the statutory federal income tax with the provision for income taxes are as follows for the years ended December 31:
	2020	2019
Loss before income taxes	$(17,438,519)	$(2,746,021)
Income tax benefit at U.S. Federal statutory rate	(3,662,089)	(576,664)
Permanent items	211,193	95,081
Change in valuation allowance	4,121,884	572,404
State income taxes, net of U.S. Federal income tax benefit	(661,802)	(90,821)
Income tax expense	$9,186	$—
The Company has considered the impact of state rate changes, apportionment weighting and state filing positions when determining its state effective tax rate. The Company adjusts its state effective tax rate for enacted law changes during the year.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income and for tax carryforwards. Significant components of the Company’s deferred tax assets and liabilities are as follows:
	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$4,856,533	$812,183
Lease liabilities	15,679,593	39,604
Financing obligation	15,581,566	962,009
Other	19,607	3,811
	36,137,299	1,817,607
Valuation allowance	(4,921,773)	(799,889)
	31,215,526	1,017,718
Deferred tax liabilities:
Property and equipment	$(30,879,012)	$(982,871)
Operating lease right-of-use assets	(349,375)	(38,522)
	(31,228,387)	(1,021,393)
Net deferred tax liabilities	$(12,861)	$(3,675)
When realization of the deferred tax asset is more likely than not to occur, the benefit related to the deductible temporary differences attributable to operations is recognized as a reduction of income tax expense. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its net deferred tax assets as of December 31, 2020 and 2019. The valuation allowance increased $4,121,884 during the year ended December 31, 2020, primarily as a result of an increase in net operating loss carryforwards. The Company continues to monitor the need for a valuation allowance based on the sources of future taxable income.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
At December 31, 2020, the Company has $19,477,629 of federal net operating loss carryforwards that have no expiration. The Company has $19,398,243 of state net operating loss carryforwards that have no expiration.
Under the provisions of the Internal Revenue Code, net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating loss and tax credit carryforwards may be subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders by more than 50% over a three- year period, as defined in Sections 382 and 383 of the Internal Revenue Code and similar state provisions. The amount of the annual limitation is determined based on the value of the Company immediately before the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the date of the Company’s formation and that there could be additional changes in control in the future. As a result, the Company is unable to estimate the effect of these limitations, if any, on the Company’s ability to utilize net operating losses in the future. A valuation allowance has been provided against the Company’s net operating and tax credit carryforwards and, if an adjustment is required, this adjustment would be offset by an adjustment to the deferred tax asset established for the net operating loss carryforward and the valuation allowance.
As of December 31, 2020 and 2019, the Company had no accrued uncertain tax positions or associated interest or penalties and no amounts have been recognized in the Company’s Consolidated Statements of Operations and Comprehensive Loss.
The Company files income tax returns in the U.S. federal jurisdiction and state jurisdictions. The tax years since inception remain open and subject to examination by federal and state taxing authorities.
(7) Notes Payable with a Related Party
On May 12, 2020, the Company entered into a loan agreement with Equilibrium Controlled Environment Foods Fund, LLC and its affiliates (“Equilibrium”), a related party, to finance the purchase of equipment to be used in the Company’s operations in Morehead, Kentucky (the “Equipment Loan”.) The loan agreement had a principal balance of $2,000,000 and an interest rate of 9.5% per year. In October 2020, as a result of completion of the Morehead Facility (see Note 8(a)) and subsequent occupancy, the principal balance of the loan was extinguished and added to the future base rent calculation to be paid over the term of the lease.
On September 28, 2020, the Company entered into a convertible promissory note with Inclusive Capital Partners Spring Master Fund, L.P., a related party, to finance capital investments and operating needs (the “Convertible Note”). The Convertible Note has a principal balance of $30,000,000 and bears simple interest at 8.0% per annum. The outstanding principal amount of the Convertible Note and any unpaid accrued interest shall automatically convert into shares of Novus at a conversion price equal to $9.50 per share upon closing of a Business Combination Agreement. Absent such conversion, all unpaid interest and principal shall be due and payable upon demand on or after September 28, 2021. The Company has recorded the Convertible Note as a current liability at December 31, 2020.
The Convertible Note includes certain other terms which can accelerate and/or change the manner in which the Convertible Note are redeemed or converted. In a change in control, the holders of the Convertible Note can demand repayment of principal, accrued but unpaid interest, and a repayment premium in the amount of 50% of principal. In addition, upon a future equity financing event, the holder of the Convertible Note may elect to convert the outstanding principal and interest into the most senior stock of the Company issued in such a financing at the lower of 80% of the price paid by such investor or based on a valuation of $500 million. A merger between the Company and Novus, and any merger related financings, do not qualify as a change in control or future financing event under the terms of the Convertible Note. The fair value of these embedded derivatives was not significant at issuance or at December 31, 2020.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(8) Commitments and Contingencies
(a)
Equilibrium Transactions

On April 15, 2019, the Company entered into a mortgage loan with Equilibrium, a related party, to finance the purchase of land from a third party in Morehead, Kentucky (the “Morehead Land”). The loan had a principal balance of $3,481,222 and bore interest at 8.00% per year.
On May 13, 2019, the Company entered a series of agreements with Equilibrium, resulting in the sale of the legal entity that was established to purchase the Morehead Land. The net assets of the entity sold to Equilibrium included the land, related permitting and the mortgage note owed to Equilibrium. On that same date, the Company also entered into a Master Lease Agreement (the “Master Lease Agreement”) with Morehead Farm LLC (“Morehead Farm”) for an indoor controlled agriculture facility on a portion of the Morehead Land (the “Morehead Facility”). The Master Lease Agreement had an initial term of 20 years commencing at substantial completion of construction and included a ground lease for the Morehead Land. In October 2020, the Company took occupancy of the completed portion of the Morehead Facility, resulting in lease commencement under the Master Lease Agreement. Lease payments under the Master Lease Agreement consisted of a base rent calculated as a percentage of defined construction costs, certain non-lease costs and rent based on gross revenues generated from the Morehead Facility. Equilibrium maintains an option to sell, and the Company is required to purchase, any excess land not otherwise utilized by the construction of the Morehead Facility at a price equal to the original cost of acquisition. During the term of the Master Lease Agreement, the Company has a right of first refusal to purchase the Morehead Land. The Company has accounted for the transfer of the Morehead Land to Equilibrium in 2019 as a financing transaction.
On March 1, 2021, the Company closed on the Membership Interest Purchase and Sale Agreement with Equilibrium that was entered into in December 2020, pursuant to which it purchased from Equilibrium 100% of the membership interests in Morehead Farm (the “Membership Interest Purchase and Sale Agreement”). The purchase price for Morehead Farm was $125,000,055, which was equal to a multiple of Equilibrium’s cost to acquire, develop and construct the Morehead Facility. At closing, Morehead Farm, an Equilibrium subsidiary which owns the Morehead facility, became a wholly owned subsidiary of the Company. Concurrent with the closing of the Membership Interest Purchase and Sale Agreement, the Master Lease Agreement and ancillary agreements related thereto, were terminated.
At December 31, 2020, the Company maintains a finance lease liability with Equilibrium of $59,216,485 related to the completed portion of the Morehead Facility and a related right-of-use asset at cost of $56,747,769. At December 31, 2020, the Company also has construction-in-progress assets of $54,648,634, and a corresponding financing obligation of $58,795,309 with Equilibrium for the portion of the Morehead Facility that remains under construction. The Company controls the remaining Morehead Facility construction activities. The finance lease liability and financing obligation related to the Morehead Facility have been recorded within current liabilities in the accompanying Consolidated Balance Sheet at December 31, 2020, since the closing of the Membership Interest Purchase and Sale Agreement occurred within twelve months of the balance sheet date.
(b) Other Leases
The Company’s other lease portfolio is primarily comprised of operating leases for offices. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on whether the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. Leases are classified as operating or finance leases at the commencement date of the lease.
Operating lease right-of-use assets, net and liabilities are recognized within the Consolidated Balance Sheets based on the present value of lease payments over the lease term. As the implicit rate is generally not

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
readily determinable for most leases, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate reflects the estimated rate of interest that the Company would pay to borrow on a collateralized basis over a similar term in a similar economic environment. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
Leases may include renewal options, and the renewal option is included in the lease term if the Company concludes that it is reasonably certain that the option will be exercised. A certain number of the Company’s leases contain rent escalation clauses, either fixed or adjusted periodically for inflation of market rates, that are factored into the calculation of lease payments to the extent they are fixed and determinable at lease inception.
For the year ended December 31, 2020 and 2019, the Company recognized $168,955 and $70,129, respectively, of operating lease expense, including short-term lease expense and variable lease costs, which were immaterial. Rent expense is included in selling, general and administrative expense in the Consolidated Statements of Operations and Comprehensive Loss.
The future minimum rental payments required under the leases for each year of the next five years ending December 31, and in the aggregate thereafter are as follows:
	Operating leases	Finance Lease with Equilibrium
2021	$258,225	$59,446,868
2022	280,977	—
2023	270,112	—
2024	276,780	—
2025	264,928	—
2026 and thereafter	549,488	—
Total minimum payments required	1,900,510	59,446,868
Less: imputed interest costs(1)	(363,694)	(230,383)
Present value of net minimum lease payments(2)	$1,536,816	$59,216,485
Weighted-average imputed interest rate	6.29%	4.72%
Weighted-average remaining lease term	6.9	0.2

(1)
Represents the amount necessary to reduce net minimum lease payments to present value using actual rate in the lease agreement or the Company’s incremental borrowing rate at lease inception.

(2)
Included in the Consolidated Balance Sheet as of December 31, 2020 as current lease liability with a related party of $59,216,485, current lease liability with other parties of $166,354, and noncurrent lease liability of $1,370,462.

Supplemental Consolidated Statement of Cash Flow information is as follows for the years ended December 31:
	2020	2019
Cash paid for amounts included in the measurement of operating lease liabilities	$96,104	$37,668
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$1,441,486	$160,948

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(c) Agreements with Dalsem
The Company entered into agreements with Dalsem Greenhouse Technology, B.V. (“Dalsem”) for the construction of new greenhouse facilities in Richmond, Kentucky and Berea, Kentucky on November 20, 2020 and December 11, 2020, respectively. Under terms of the agreements, Dalsem will provide certain services related to the design, engineering, procurement, construction, startup and testing of a greenhouse and certain ancillary facilities at each site. Total costs under the agreements are based on actual costs incurred by Dalsem and payments are due upon the completion of certain established project milestones, with a portion of each payment due in Euros and a portion due in U.S. dollars. Either party is entitled to terminate the agreements upon the occurrence of certain events of default and the Company is entitled to terminate the agreements if Dalsem fails to meet certain performance requirements. The Company may also terminate the agreements without cause with written notice and a termination payment to Dalsem.
(d) Purchase Commitments
There were no purchase commitments that were unrecorded at December 31, 2020 and 2019.
(9) Stock Compensation Plan
In 2018, the Company adopted a stock compensation plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock awards to officers, key employees and directors. The Plan initially authorized awards to purchase up to 1,382,983 shares of Common Stock. The Plan was amended in December 2019 to allow for an additional 1,472,401 shares of Common Stock to be issued. The Plan provides for both incentive and nonqualified stock options. The options granted under the Plan may only be granted with an exercise price of not less than fair market value of the Company’s common stock on the date of grant. Awards under the Plan may be either vested or unvested options and each award will specify the vesting period or requisite performance conditions.
The incentive stock options (“ISO”) that have been granted generally vest over 48 months, with 25% vesting at the end of the first year and ratable vesting thereafter for the next 36 months. The nonqualified stock options (“NSO”) that have been granted vest ratably over 10 to 36 months. The ISOs and NSOs generally expire ten years after the date of grant. The fair value of the ISOs and NSOs on the date of grant is recognized as an expense over the requisite service period.
The Company uses the Black-Scholes option-pricing model to calculate the fair value of the options granted. The grant date fair value was based on the following assumptions used within the Black- Scholes option pricing model for the years ended December 31:
	2020	2019
Expected term	5.80	5.72
Risk-free interest rate	0.41%	2.27%
Expected volatility	49.45%	40.98%
Expected dividend yield	—%	—%

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
The following table summarizes stock option activity for the year ended December 31, 2020:
Options	Shares	Weighted average exercise price	Average remaining contractual term
Outstanding at December 31, 2019	1,004,000	$0.46	9.39
Granted	471,734	1.20
Exercised	(73,750)	0.50
Forfeited or expired	(17,000)	1.20
Outstanding at December 31, 2020	1,384,984	$0.70	8.71
Expected to vest, December 31, 2020	796,680	0.80	8.84
Exercisable, December 31, 2020	588,304	0.57	8.53
The Company recorded $153,897 and $101,357 of stock-based compensation expense for options issued to employees and directors during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, unrecognized stock-based compensation expense of $366,349 and $200,278, respectively, is related to non-vested options granted, which is anticipated to be recognized over the next weighted average 2.20 years and 2.79 years, respectively, commensurate with the remaining requisite service period.
Aggregate intrinsic value represents the estimated fair value of the Company’s Common Stock at the end of the period in excess of the weighted average exercise price multiplied by the number of options outstanding or exercisable. The intrinsic value for all outstanding options as of December 31, 2020 was $39,108,581 and $16,690,075 for those awards exercisable. The intrinsic value of options forfeited in the year ended December 31, 2020 was $471,580. No options were forfeited as of December 31, 2019.
The weighted average grant date fair value of options granted during the years ended December 31, 2020 and 2019 was $0.70 and $0.30, respectively. The total intrinsic value of options exercised in the year ended December 31, 2020 was $2,099,660. No options were exercised as of December 31, 2019. The Company will use authorized and unissued shares to satisfy award exercises.
During the year ended December 31, 2020, the Company granted Restricted Stock Units (“RSU”) to directors, officers, and employees. The following table summarizes RSU activity for the year ended December 31, 2020:
RSUs	Units	Weighted average grant date fair value
Outstanding at December 31, 2019	—	$—
Granted	1,396,000	19.13
Vested	—	—
Forfeited	(212,500)	17.02
Unvested at December 31, 2020	1,183,500	$19.51
Expected to vest, December 31, 2020	1,183,500	$19.51
The RSUs contain performance and service vesting conditions. The requisite service period for 1,083,500 of the RSUs outstanding at December 31, 2020, is 48 months, with 25% vesting at the end of the first year and ratable vesting every 3 months thereafter for the next 36 months. The remaining 100,000 RSUs vest ratably every 3 months over 36 months. Vesting of the RSUs is also dependent upon a liquidity event, which has not occurred at December 31, 2020. Accordingly, the Company has not recognized any stock-based compensation related to the RSUs through the period ended December 31, 2020. As of December 31, 2020, unrecognized stock-based compensation expense of $23,091,450 is related to non-vested RSUs granted.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
On October 8, 2018, the Company granted a restricted stock award to a director with a twelve-month requisite service period. The award share total was 100,000 and the grant date fair value was based upon a Common Stock value of $0.50. The award was fully vested by December 31, 2019. The number of shares vested was 0 and 83,334 during the year ended December 31, 2020 and 2019, respectively. Stock-based compensation expense recognized related to this restricted stock award was $0 and $38,441 in the years ended December 31, 2020 and 2019, respectively.
Aggregate stock-based compensation expense of $153,897 and $139,798 for the year ended December 31, 2020 and 2019, respectively, is included in selling, general, and administrative expense within the Company’s Consolidated Statements of Operations and Comprehensive Loss.
(10) SAFE Notes
During 2018, the Company raised $1,225,000 by entering into SAFE Notes with several parties. The Simple Agreement for Future Equity (“SAFE”) Notes resulted in cash proceeds to the Company in exchange for the right to certain capital units of the Company or cash upon occurrence of a future financing. The SAFE Notes had an Adjusted Purchase Amount, calculated as the amount originally invested by the SAFE Note counterparty plus 5% per year, non-compounding. The SAFE Notes allowed the holder to participate in the future equity financings through a share-settled redemption. The SAFE Notes would automatically convert into preferred shares upon a future equity financing in which the Company sold shares of its preferred stock. The number of shares into which the SAFE Notes would convert would be the greater of (a) a stated valuation cap divided by the number of shares outstanding before the capital raise transaction or (b) the Adjusted Purchase Amount divided by the per-share price of the issued preferred stock less a discount of 20%. The number of shares that could be issued upon conversion of SAFE Notes was not limited. Upon an event of liquidation or dissolution, SAFE Noteholders would receive cash payment based on the Adjusted Purchase Amount in satisfaction of the SAFE Note. SAFE Noteholders did not have dividend or voting rights. The Company determined that the SAFE Notes were not legal form debt (i.e., no creditors’ rights) but allowed for redemption based upon certain events that are outside of the control of the Company. The SAFE Notes were classified as marked-to-market liabilities pursuant to ASC 480, Distinguishing Liabilities from Equity. The SAFE Notes were measured at fair value, with changes in fair value recorded within loss on SAFE Note revaluation within the Consolidated Statement of Operations and Comprehensive Loss.
In conjunction with the issuance of Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) in March 2019, the SAFE Notes were converted into shares of Series A Preferred Stock and Common Stock in accordance with the terms of the Series A Preferred Stock Investment Agreement.
(11) Redeemable Convertible Preferred Stock
On March 27, 2019, the Company issued 2,111,856 of $0.0001 par value Series A Preferred Stock for cash of $1.8988 per share, for total proceeds of $4,009,992, less issuance costs of $56,647, for net proceeds to the Company of $3,953,345. Concurrently, upon conversion of SAFE Notes, the Company issued 658,309 shares of $0.0001 par value Series A Preferred Stock and 576,677 shares of Common Stock.
On June 7, 2019, the Company issued 392,276 shares of $0.0001 par value Series A-1 Redeemable Convertible Preferred Stock (the “Series A-1 Preferred Stock”) for cash of $2.5492 per share, for total proceeds of $999,990, less issuance costs of $7,705, for net proceeds to the Company of $992,285.
On several dates in December 2019, the Company issued 1,483,491 shares of $0.0001 par value Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”) for cash of $4.1681 per share, for total proceeds of $6,083,346, less issuance costs of $20,841, for net proceeds to the Company of $6,062,505. Total and net proceeds include subscription receivable of $99,993, which is recorded in mezzanine equity on the consolidated balance sheet as of December 31, 2019.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
In the first quarter of 2020, the Company concluded a Series B Preferred Stock funding by issuing 1,148,481 shares of $0.0001 par value Series B Preferred Stock for $4.1681 per share, for total proceeds of $4,886,976, less issuance costs of $7,070, for net proceeds to the Company of $4,879,906.
In July 2020, the Company issued 5,130,658 shares of $0.0001 par value Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”) for $5.4865 per share, for total proceeds of $28,149,355, less issuance costs of $79,863, for net proceeds to the Company of $28,069,492.
The Series A, A-1, B, and C Preferred Stock is referred to collectively as “Preferred Stock.” Due to the contingent redeemable nature of the Company’s Preferred Stock upon a Deemed Liquidation Event as further discussed below, the Company’s Preferred Stock has been classified as temporary equity. However, the Preferred Stock was not currently redeemable as of December 31, 2020 and 2019 as the redemption depends on a Deemed Liquidation Event that was not probable of occurrence. The Preferred Stock is not being accreted to its liquidation preference, as it is not probable that the Preferred Stock will become redeemable as of December 31, 2020 and 2019.
Voting
The holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of the applicable series of Preferred Stock are convertible. Except as provided otherwise by law or the Company’s certificate of incorporation, the holders of Preferred Stock vote together with the holders of Common Stock as a single class. Certain significant actions must be approved by at least 50% of the holders of Preferred Stock voting as a single class on an as converted basis. Such significant actions include but are not limited to increase of the authorized number of shares, authorization of a new class of preferred shares, redemption of shares, declaration of dividends, changes in the authorized numbers of directors constituting the Board of Directors, liquidation or Deemed Liquidation, amendments to the certificate of incorporation and bylaws, and other. Additionally, certain actions affecting Series B Preferred Stock rights or Series C Preferred Stock Rights require approval of at least 50% of the holders of the corresponding Series.
Several named holders of the Company’s Preferred Stock and Common Stock designate four members of the Company’s Board of Directors. All holders of the Company’s Common Stock designate two members of the Company’s Board of Directors. The remaining four members of the Company’s Board of Directors are elected by holders of a majority of the Company’s Preferred Stock and Common Stock.
Dividends
Dividends are payable pro rata on Common Stock and Preferred Stock according to the number of shares of Common Stock held by such holders on an as-converted basis. Dividends are payable, if permitted by law, in accordance with the Preferred Stock terms or when and if declared by the Board of Directors. No dividends have been declared or paid in the years ended December 31, 2020 and 2019. The Preferred Stock does not have a stipulated dividend yield.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, or upon the occurrence of a Deemed Liquidation Event, as defined, holders of Series C Preferred Stock are entitled to be paid the Series C Liquidation Preference. The aggregate Series C Liquidation Preference is $28,149,355 at December 31, 2020. After the Series C Liquidation Preference is satisfied, out of any remaining proceeds, holders of Series B Preferred Stock are entitled to be paid the Series B Liquidation Preference. The aggregate Series B Liquidation Preference is $10,970,322 at December 31, 2020. After the Series C Liquidation Preference and Series B Liquidation Preference are satisfied, out of any remaining proceeds, holders of Series A Preferred Stock and Series A-1 Preferred Stock are entitled to be paid the Series A Liquidation Preference and the Series A-1 Liquidation Preference, respectively. The aggregate Series A

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
Liquidation Preference is $5,259,989 at December 31, 2020. The aggregate Series A-1 Liquidation Preference is $999,990 at December 31, 2020. After the payment of all preferential amounts required to be paid to the holders of Preferred Stock, the remaining assets, if any, available for distribution will be distributed among the holders of Preferred Stock and Common Stockholders on an as-converted basis.
Conversion
Each share of Preferred Stock is convertible at the option of the holder into fully paid and non-assessable shares of Common Stock, at a conversion rate of 1 to 1 initially, subject to adjustments. At December 31, 2020, the applicable conversion price for each series of Preferred Stock is equal to its initial offering price.
Each share of Preferred Stock is automatically converted into fully paid and non-assessable shares of Common Stock at the then-applicable conversion ratio, as defined, upon either: (i) the closing of the sale of shares of the Company’s Common Stock to the public in an underwritten public offering of at least $50,000,000, or (ii) written consent of the holders of more than 65% of the then outstanding shares of Preferred Stock on an as-converted basis.
At the time of each of the issuances of Preferred Stock, the Company’s Common Stock into which each series of the Company’s Preferred Stock is convertible had an estimated fair value less than the effective conversion prices of the convertible Preferred Stock. Therefore, no beneficial conversion element existed at the respective issuance dates.
The Preferred Stock also contains a down-round protection provision that reduces the conversion price if the Company issues shares at less than the conversion price or for no consideration. As such, if this provision is triggered, it could result in the conversion option becoming more beneficial if such adjustment causes the applicable conversion price to decline below the commitment date fair value of the Common Stock. If this occurs, a contingent beneficial conversion feature will be recognized at the date of such adjustment. The Company continues to monitor for the issuance of additional shares below the conversion price, which could result in a contingent beneficial conversion feature.
Redemption
The Company is obligated to redeem Preferred Stock upon the occurrence of certain Deemed Liquidation Events, as defined (including merger, share exchange, or consolidation in which the Company is a party, or a subsidiary of the Company is a party where the Company issues shares of its capital stock, resulting in a loss of control by the current stockholders; or sale or other disposition of substantially all assets of the Company). The Company determined that triggering events that could result in a Deemed Liquidation Event are not solely within the control of the Company.
Additionally, the Company is obligated to redeem all Preferred Stock upon the occurrence of such Deemed Liquidation Events if a majority, by voting power, of all holders of Preferred Stock request such redemption (“Redemption Event”). The redemption price shall be equal to the liquidation preferences, as defined above. If the assets of the Company are not sufficient to redeem all of the Preferred Stock upon the occurrence of a Redemption Event, the Company shall redeem Preferred Stock ratably based on amounts that would be payable if the assets were sufficient, and redeem the remaining Preferred Stock as soon as the Company may lawfully do so thereafter.
The Company continues to monitor circumstances that may cause the Preferred Stock to become probable of becoming redeemable. Subsequent adjustments to the carrying amounts to accrete up to the Preferred Stock redemption values will be made only when the shares become probable of becoming redeemable.

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
(12) Common Stock
The voting, dividend, and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of Preferred Stock. The Common Stock has the following characteristics:
Voting
The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders and written actions in lieu of meetings.
Dividends
The holders of Common Stock are entitled to receive dividends, if and when declared by the Board of Directors. The Company may not declare or pay any cash dividends to the holders of Common Stock unless, in addition to obtaining any necessary consents, dividends are paid on each series of Preferred Stock in accordance with their respective terms. No dividends have been declared or paid in the year ended December 31, 2020 or 2019.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Common Stock are entitled to share ratably with the holders of Preferred Stock in the Company’s assets available for distribution to stockholders after payment to the holders of Preferred Stock of their liquidation preferences have been satisfied.
Common Stock Reserved for Future Issuance
The Company has reserved 15,749,573 and 9,923,323 shares of Common Stock for future issuance as of December 31, 2020 and 2019, respectively.
(13) Net Loss Per Share
Diluted net loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:
	December 31,
Anti-dilutive common share equivalents:	2020	2019
Series A Preferred Stock	2,770,165	2,770,165
Series A-1 Preferred Stock	392,276	392,276
Series B Preferred Stock	2,631,972	1,483,491
Series C Preferred Stock	5,130,658	—
Restricted stock units	1,183,500	—
Stock options	1,384,984	1,004,000
Total anti-dilutive common share equivalents	13,493,555	5,649,932

AppHarvest, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2020 and 2019
Basic and diluted net loss per common share is calculated as follows:
	Year Ended December 31,
	2020	2019
Numerator:
Net loss	$(17,447,705)	$(2,746,021)
Denominator:
Weighted-average common shares outstanding, basic and diluted	9,716,768	9,507,926
Net loss per common share, basic and diluted	$(1.80)	$(0.29)
(14) Subsequent Events
On January 29, 2021, the Business Combination and Merger was completed. The transaction provided the Company approximately $475.0 million of unrestricted cash, including $375.0 million in gross proceeds from the fully committed common stock PIPE.
In connection with the transaction:
•
Each share of Preferred Stock that was then issued and outstanding was automatically converted into AppHarvest Common Stock, such that each converted share of Preferred Stock was no longer outstanding and ceased to exist.

•
Novus assumed the Convertible Note, and the outstanding principal and unpaid accrued interest due was converted into an aggregate 3,242,336 shares of Novus’ common stock, such that the Convertible Note was no longer outstanding and ceased to exist.

•
Each share of AppHarvest Common Stock, including the AppHarvest Common stock issued upon conversion by the AppHarvest Preferred stockholders, was converted into and exchanged for 2.1504 shares (the “Exchange Ratio”) of Novus’ common stock.

•
Each option to purchase AppHarvest Common Stock that was outstanding, whether vested or unvested, was converted into an option to purchase a number of shares of Novus Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of AppHarvest Common Stock subject to such AppHarvest option and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such AppHarvest option, divided by (B) the Exchange Ratio.

•
Each restricted stock unit awarded by AppHarvest that was outstanding, whether vested or unvested, was converted into an award of restricted stock units to acquire a number shares of Novus Common Stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of AppHarvest Common Stock subject to the AppHarvest restricted stock unit award and (2) the Exchange Ratio.

As further discussed within Note 8(a) to these consolidated financial statements, on March 1, 2021, the Company closed on the Membership Interest Purchase and Sale Agreement with Equilibrium.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Novus Capital Corporation
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Novus Capital Corporation (the “Company”) as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the period from March 5, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from March 5, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of 2020 Financial Statements
As discussed in Note 2 and Note 10 to the consolidated financial statements, the accompanying consolidated financial statements as of December 31, 2020 and for the period from March 5, 2020 (inception) through December 31, 2020 have been restated to correct errors related to warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020.
New York, NY
January 29, 2021, except for the effects of the restatement discussed in Note 2, Note 10 and the subsequent event discussed in Note 11 as to which the date is June 2, 2021.

NOVUS CAPITAL CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2020
(Restated)
ASSETS
Current Assets
Cash	$311,954
Prepaid expenses	77,701
Total Current Assets	389,655
Cash and marketable securities held in Trust Account	100,048,410
TOTAL ASSETS	$100,438,065
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,078,188
Total Current Liabilities	3,078,188
Private Warrant liabilities	16,900,000
TOTAL LIABILITIES	$19,978,188
Commitments
Common stock subject to possible redemption 12,650,000 shares at redemption value	126,500,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.0001 par value, 30,000,000 shares authorized, 0 shares issued and outstanding (excluding 12,650,000 shares subject to possible redemption)	—
Additional paid in capital	—
Accumulated deficit	(46,040,123)
Total Stockholders’ Deficit	(46,040,123)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$100,438,065
The accompanying notes are an integral part of these consolidated financial statements.

NOVUS CAPITAL CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(Restated)
Formation and operating costs	$3,584,271
Loss from operations	(3,584,271)
Other (expense) income:
Change in fair value of Private Warrant liabilities	(13,650,000)
Interest income – bank	119
Interest earned on marketable securities held in Trust Account	48,410
Other (expense) income, net	(13,601,471)
Net Loss	$(17,185,742)
Weighted average shares outstanding, basic and diluted (1)	10,145,349
Basic and diluted net loss per common share	$(1.69)

(1)
Excludes an aggregate of 12,650,000 shares subject to possible redemption.

The accompanying notes are an integral part of these consolidated financial statements.

NOVUS CAPITAL CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) TO DECEMBER 31, 2020
(Restated)
	Common Stock		Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – March 5, 2020 (inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	2,875,000	287	24,713	—	25,000
Issuance of Representative Shares	150,000	15	—	—	15
Forfeiture of Founder Shares	(375,000)	(37)	37	—	—
Sales of 10,000,000 Units, net of underwriter discounts and fees	10,000,000	1,000	97,619,604	—	97,620,604
Common stock subject to redemption	(12,650,000)	(1,265)	(97,644,354)	(28,854,381)	(12,500,000)
Net loss	—	—	—	(17,185,742)	(17,185,742)
Balance – December 31, 2020	—	$—	$—	$(46,040,123)	$(46,040,123)
The accompanying notes are an integral part of these consolidated financial statements.

NOVUS CAPITAL CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) TO DECEMBER 31, 2020
(Restated)
Cash Flow from Operating Activities:
Net loss	$(17,185,742)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in fair value of Private Warrant Liabilities	13,650,000
Interest earned on marketable securities held in Trust Account	(48,410)
Changes in operating assets and liabilities
Prepaid expenses	(77,701)
Accounts payable and accrued expenses	3,078,188
Net cash used in operating activities	(583,665)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(100,000,000)
Net cash used in investing activities	(100,000,000)
Cash Flow from Financing Activities:
Proceeds from initial stockholders	25,000
Proceeds from sale of Units, net of underwriting discounts paid	98,000,000
Proceeds from sale of Private Warrants	3,250,000
Proceeds from issuance of Representative Shares	15
Proceeds from promissory note – related party	97,525
Repayment of promissory note – related party	(97,525)
Payment of deferred offering costs	(379,396)
Net cash provided by financing activities	100,895,619
Net change in cash	311,954
Cash – Beginning, March 5, 2020 (inception)	—
Cash – Ending	$311,954
Non-Cash Investing and Financing Activities:
Initial classification of common stock subject to possible redemption	$126,500,000
The accompanying notes are an integral part of these consolidated financial statements.

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Novus Capital Corporation (the “Company”) was incorporated in Delaware on March 5, 2020. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
ORGA, Inc., a Delaware corporation, is a wholly owned subsidiary of the Company (“Merger Sub”) (see Note 7).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all the risks associated with early stage and emerging growth companies.
In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19. A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
Our activities since May 19, 2020, have consisted of the search and evaluation of potential targets in contemplation of a business combination. All activity for the period from March 5, 2020 (inception) through May 18, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. On September 28, 2020, the Company entered into a proposed business combination with AppHarvest, Inc. (“AppHarvest”) (see Note 7).
The registration statement for the Company’s Initial Public Offering was declared effective on May 14, 2020. On May 19, 2020, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, with each Unit consisting of one share of common stock and one warrant (“Public Warrant”), generating gross proceeds of $100,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,250,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s founding stockholders (the “Sponsors”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $3,250,000, which is described in Note 5.
Following the closing of the Initial Public Offering on May 19, 2020, an amount of $100,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
the Private Warrants was placed in a trust account (the “Trust Account”) located in the United States, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.
Transaction costs amounted to $2,456,726 consisting of $2,000,000 of underwriting fees and $456,726 of other offering costs. In addition, as of December 31, 2020, cash of $311,954 was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s initial stockholders and EarlyBirdCapital have agreed to vote their Founder Shares (as defined in Note 6), Representative Shares (as defined in Note 8) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
The initial stockholders and EarlyBirdCapital have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Representative Shares if the Company fails to consummate a Business Combination and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until November 19, 2021 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
In order to protect the amounts held in the Trust Account, the Company’s Chief Financial Officer has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December 31, 2020, the Company had $311,954 in its operating bank accounts, $100,048,410 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $2,606,959, which excludes franchise and income taxes payable as this amount can be paid from the interest earned in the Trust Account. As of December 31, 2020, approximately $48,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 19, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 2 — RESTATEMENT OF FINANCIAL STATEMENTS
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). The SEC Staff Statement focused in part on provisions in warrant agreements that provide for potential changes to the settlement amounts dependent upon the characteristics of the warrant holder, and because the holder of a warrant is not an input into the pricing of a fixed-for fixed option on equity shares, such provision would preclude the warrant from being classified in equity and thus the warrant should be classified as a liability.
Historically, all of the Company’s Public Warrants and Private Warrants, which were issued in relation to its IPO on May 19, 2021 and are further described in Note 8 to these consolidated financial statements, were reflected as a component of equity within our consolidated balance sheets.
In light of the SEC Staff Statement, the Company re-assessed our accounting for the Public and Private Warrants. Based on the re-assessment, the Company determined that the Private Warrants should be classified as liabilities and measured at fair value, with subsequent changes in fair value reported in the statement of operations for each reporting period. The Company determined that there was no impact to the historical accounting for the Public Warrants, and these continue to be properly reflected as a component of stockholders’ equity consistent with historical practice.
As a result of this restatement, the Private Warrants are now reflected as a liability at fair value on the Company’s consolidated balance sheet at December 31, 2020, and the change in the fair value of such liability in each period is recognized as a gain or loss in the Company’s consolidated statement of operations for the period from March 5, 2020 (Inception) through December 31, 2020. Both the Public Warrants and the Private Warrants are deemed equity instruments for income tax purposes, and accordingly, there is no tax accounting relating to changes in the fair value of the Private Warrants recognized.
The Company previously determined the common stock subject to redemption to be equal to the redemption value of approximately $10 per share of common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001, which resulted in 9,235,987 shares of common stock being recorded in temporary equity at an amount of $92,359,870. Upon consideration of the impact of the private placement proceeds described in Note 7 — Commitments and the resulting increase in net tangible assets, the Company determined that the redemption value includes all 12,650,000 shares of common stock and an amount of $126,500,000 of common stock subject to possible redemption has been reflected in the Company's consolidated balance sheet as of December 31, 2020, with corresponding adjustments to additional paid-in capital, common stock and accumulated deficit. As common stock subject to redemption is deemed an equity instrument for income tax purposes, there is no tax accounting relating to changes in the amount of common stock subject to redemption.

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
The impact of the restatement on the Balance Sheet, Statement of Operations and Statement of Cash Flows for the Affected Period is presented below:
	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$100,438,065	$—	$100,438,065
Liabilities and stockholders’ equity
Total current liabilities	3,078,188	—	3,078,188
Private Warrant liabilities	—	16,900,000	16,900,000
Total liabilities	3,078,188	16,900,000	19,978,188
Common stock, shares subject to possible redemption	92,359,870	34,140,130	126,500,000
Stockholders’ equity
Preferred stock, $0.0001 par value	—	—	—
Common stock, $0.0001 par value	341	(341)	—
Additional paid in capital	8,458,078	(8,458,078)	—
Accumulated deficit	(3,458,412)	(42,581,711)	(46,040,123)
Total stockholders’ equity	5,000,007	(54,040,130)	(46,040,123)
Total liabilities and stockholders’ equity	100,438,065	—	100,438,065
	For the Period from March 5, 2020 (Inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Consolidated Statement of Operations
Loss from operations	$(3,506,941)	$(77,330)	$(3,584,271)
Other (expense)/income:
Change in fair value of Private Warrant liabilities	—	(13,650,000)	(13,650,000)
Interest income-bank	119	—	119
Interest earned on marketable securities held in Trust Account	48,410	—	48,410
Other income, net	48,529	(13,650,000)	(13,601,471)
Loss before income tax	(3,458,412)	(13,727,330)	(17,185,742)
Income tax expense	—	—	—
Net loss	$(3,458,412)	$(13,727,330)	$(17,185,742)
Weighted average shares, basic and diluted	2,959,790	7,185,559	10,145,349
Basic and diluted net loss per common share	$(1.17)	$(0.53)	$(1.69)

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
	For the Period from March 5, 2020 (Inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(3,458,412)	$(13,727,330)	$(17,185,742)
Net cash used in operating activities	(506,335)	(77,330)	(583,665)
Net cash used in investing	(100,000,000)	—	(100,000,000)
Net cash provided by financing	100,818,289	77,330	100,895,619
Net change in cash	$311,954	$—	$311,954
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Marketable Securities Held in Trust Account
At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds.
Derivative Warrant Liabilities
The Company accounts for its Private Warrants in accordance with ASC 815-40, under which the Company has determined that the Private Warrants are recognized as liabilities at fair value and subject to re-measurement at each balance sheet date until exercised. Changes in fair value of the Private Warrants is recognized in the Company’s Statement of Operations. The fair value of the Private Warrants is estimated at each measurement date using a Black-Scholes option pricing model (see Note 10).
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with guidance in ASC 480 “Distinguishing Liabilities from Equity.” Common stock subject to redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheet.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement process for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.
Net Loss per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of redeemable common stock outstanding during the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 13,250,000 shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.
Basic and diluted loss per common share is calculated as follows:
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
NOTE 4 — PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each whole

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).
NOTE 5 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public offering, the Sponsors and EarlyBirdCapital purchased 3,250,000 Private Warrants (2,750,000 private warrants by our Sponsors and/or their designees and 500,000 Private Warrants by EarlyBirdCapital and/or its designees) at a price of $1.00 per Private Warrant. The proceeds from the private placement of the Private Warrants were added to the proceeds of the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
NOTE 6 — RELATED PARTY TRANSACTIONS
Founder Shares
In March 2020, the initial stockholders purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Representative Shares). As a result of the underwriters’ election to not exercise their over-allotment option on May 19, 2020, the 375,000 Founder Shares were forfeited.
The initial stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until, with respect to 50% of the Founder Shares, the earlier of one year after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Founder Shares, until the one year after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
In March 2020, the Company issued an unsecured promissory note to Robert J. Laikin, the Company’s Chairman (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) March 1, 2021, (ii) the consummation of the Initial Public Offering or (iii) the date on which the Company determines not to proceed with the Initial Public Offering. The outstanding amount of $97,525 was repaid on May 19, 2020.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, or certain of the Company’s officers, directors or initial stockholders or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Warrants.
NOTE 7 — COMMITMENTS
Registration Rights
Pursuant to a registration of rights agreement entered into on May 19, 2020, the holders of the Founder Shares and Representative Shares, as well as the holders of the Private Warrants and any warrants that may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Warrants and warrants issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Initial Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Business Combination Marketing Agreement
The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3.5% of the gross proceeds of Initial Public Offering, or an aggregate of $3,500,000 (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at the Company’s sole discretion to other third parties who are investment banks or financial advisory firms not participating in the Initial Public Offering that assist the Company in identifying and consummating a Business Combination. EarlyBirdCapital will also receive a cash fee equal to 1% of the consideration issued to the target business, if a Business Combination is consummated with a target business introduced by EarlyBirdCapital.
Merger Agreement
On September 28, 2020, the Company, Merger Sub, and AppHarvest entered into a business combination agreement and plan of reorganization (the “AppHarvest Business Combination Agreement”), pursuant to which AppHarvest will be merged with and into Merger Sub (the “Merger,” together with the

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
other transactions related thereto, the “Proposed Transactions”), with AppHarvest surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”).
Immediately prior to the effective time of the Merger (the “Effective Time”), the Company shall assume certain convertible notes issued by AppHarvest after the date of the AppHarvest Business Combination Agreement and before the Effective Time with an aggregate principal balance up to $30,000,000 (the “Company Interim Period Convertible Notes”) and cause the outstanding principal and unpaid accrued interest due on such Company Interim Period Convertible Notes outstanding immediately prior to the Effective Time to be automatically converted into a number of shares of Novus Common Stock at a purchase price of $9.50 per share, and such converted Company Interim Period Convertible Notes will no longer be outstanding and will cease to exist. All of the Company Interim Period Convertible Notes converted into shares of Novus Common Stock shall no longer be outstanding and shall cease to exist, any liens securing obligations under the Company Interim Period Convertible Notes shall be released and each holder of Company Interim Period Convertible Notes shall thereafter cease to have any rights with respect to such securities.
At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, AppHarvest or the holders of any of AppHarvest’s securities, each share of AppHarvest Common Stock issued and outstanding immediately prior to the Effective Time (including shares of AppHarvest Common Stock resulting from the conversion of AppHarvest Preferred Stock and each AppHarvest restricted share) will be canceled and converted into the right to receive the number of shares of the Company’s common stock (“Novus Common Stock”) equal to the quotient obtained by dividing (a) 50,000,000 by (b) the total number of shares of AppHarvest Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to AppHarvest Common Stock basis, and including, without limitation or duplication, the number of shares of AppHarvest Common Stock issuable upon conversion of the AppHravest Preferred Stock, AppHarvest restricted shares, the number of shares of AppHarvest Common Stock subject to unexpired, issued and outstanding AppHarvest RSUs, AppHarvest Options or any other AppHarvest Share Award and the number of shares of AppHravest Common Stock issuable with respect to any issued and outstanding Company Interim Securities, excluding any shares issuable upon the conversion of up to $30 million in aggregate principal amount of Company Interim Period Convertible Notes (the “Exchange Ratio”); provided, however, that each share of Novus Common Stock issued in exchange for AppHarvest restricted shares shall be subject to the terms and conditions giving rise to a substantial risk of forfeiture that applied to such AppHarvest restricted shares immediately prior to the Effective Time to the extent consistent with the terms of such AppHarvest restricted shares.
On September 28, 2020, the Company executed Subscription Agreements with subscribers for the sale of an aggregate of 37,500,000 shares of the Company’s common stock at a purchase price of $10.00 per share for aggregate gross proceeds of $375.0 million, in a private placement (the “PIPE”). The closing of the PIPE will occur contemporaneously with the consummation of the Merger.
The Proposed Transactions will be consummated after the required approval by the stockholders of the Company and the satisfaction of certain other conditions as further described in the AppHarvest Business Combination Agreement (see Note 9).
NOTE 8 — STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
Common Stock — The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020, there were 0 shares of common stock issued and outstanding, excluding 12,650,000 shares of common stock subject to possible redemption.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The Public Warrants were determined to be equity classified in accordance with U.S. GAAP.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As a result of the provisions in the warrant agreement that provide for potential changes to the settlement amounts dependent upon the characteristics of the warrant holder and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provisions preclude the Private Warrant from being classified in equity and thus the Private Warrants are classified as a liability and remeasured at fair value at each reporting date.

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.
Representative Shares
In March 2020, the Company issued to the designees of EarlyBirdCapital 150,000 shares of common stock (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,304 based upon the price of the Founder Shares issued to the initial stockholders. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.
NOTE 9 — INCOME TAX
The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020.
The Company’s deferred tax asset is as follows:

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
December 31, 2020
Deferred tax asset
Net operating loss carryforward	$88,799
Total deferred tax assets	88,799
Valuation allowance	(88,799)
Deferred tax asset, net of allowance	$—
The income tax benefit consists of the following:
December 31, 2020
Federal
Current	$—
Deferred	(71,849)
State
Current	$—
Deferred	(16,950)
Change in valuation allowance	88,799
Income tax provision	$—
As of December 31, 2020, the Company had $342,139 of U.S. federal and $390,549 of state net operating loss carryovers available to offset future taxable income. The federal NOL has an indefinite life while the state net operating loss carryovers will expire by 2040.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from March 5, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $88,799.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:
December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	4.3%
Change in fair value of Private Warrant liability	(20.2)%
Business Combination expenses	(4.6)%
Change in valuation allowance	(0.5)%
Income tax provision	0.0%

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination. The Company considers Indiana to be a significant state tax jurisdiction.
NOTE 10 — FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the Private Warrants was estimated using a Black-Scholes option pricing model at each measurement date. The Company recognized a charge of $13,650,000 to the statement of operations resulting from an increase in the fair value of the Private Warrant liabilities from the fair value of $3,250,000 at issuance on May 19, 2020 to $16,900,000 as of December 31, 2020.
	At Issuance (May 19, 2020)	As of December 31, 2020
Exercise price	11.50	11.50
Stock price	10.00	15.65
Volatility	22.0%	22.0%
Probability of completing a Business Combination	68%	97.5%
Term in years	5	5
Risk-free rate	0.35%	0.36%
Dividend yield	—	—
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

NOVUS CAPITAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(Restated)
Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$100,048,410
Liabilities:
Private Warrant liabilities	2	$16,900,000
NOTE 11 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On January 29, 2021, (the “Closing Date”), the Company consummated the AppHarvest Business Combination Agreement pursuant to which AppHarvest Operations, Inc., a Delaware corporation (f/k/a AppHarvest, Inc.) (“Legacy AppHarvest”) was merged with and into Merger Sub, with Legacy AppHarvest surviving the Merger as a wholly owned subsidiary of the Company. On the Closing Date, the Company changed its name to AppHarvest, Inc.